  PROSPECTUS SUPPLEMENT DATED AUGUST 26, 2005 (TO PROSPECTUS DATED MAY 2, 2005)

                                 $1,165,800,000

                    RESIDENTIAL ASSET SECURITIES CORPORATION
                                    DEPOSITOR

                           RASC SERIES 2005-KS8 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER

          HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-KS8

OFFERED CERTIFICATES

     The trust will consist primarily of a pool of one- to four-family fixed-rate and adjustable-rate first and junior lien mortgage loans. The trust will issue four classes of senior certificates, the Class A Certificates, and ten classes of subordinate certificates, the Class M Certificates, that are offered under this prospectus supplement.

CREDIT ENHANCEMENT

     Credit enhancement for the offered certificates consists of:

     o   excess cash flow and overcollateralization;

     o   a swap agreement for the Class A Certificates and the Class M
         Certificates; and

     o   subordination provided to the Class A Certificates by the Class M
         Certificates, and subordination provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority.

-------------------------------------------------------------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-13 IN THIS
PROSPECTUS SUPPLEMENT.

-------------------------------------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
UNLAWFUL.

     The underwriters identified below will offer the offered certificates to the public, at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 99.62% of the certificate principal balance of the offered certificates, before deducting expenses.

JPMORGAN                                                     GMAC RFC SECURITIES

                  (Joint Lead Managers and Joint Book Runners)

                              RBS GREENWICH CAPITAL

                                  (Co-Manager)

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

         o   the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

         o   this prospectus supplement, which describes the specific terms of your series of certificates.

         If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

         The depositor's principal offices are located at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is
(952) 857-7000.

                                      S-2

                                TABLE OF CONTENTS

                                      S-3

                                     SUMMARY

The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust.......................  RASC Series 2005-KS8 Trust.

Title of the offered certificates.....  Home Equity Mortgage Asset-Backed Pass
                                        Through Certificates, Series 2005-KS8.

Depositor.............................  Residential Asset Securities
                                        Corporation, an affiliate of Residential
                                        Funding Corporation.

Master servicer.......................  Residential Funding Corporation.

Trustee...............................  U.S. Bank National Association.

Swap Counterparty.....................  Bear Stearns Financial Products Inc.

Mortgage pool.........................  7,804 fixed and adjustable-rate first and junior lien mortgage loans with an
                                        aggregate principal balance of
                                        approximately $1,200,001,502 as of the
                                        close of business on the day prior to
                                        the cut-off date.

Cut-off date..........................  August 1, 2005.

Closing date..........................  On or about August 30, 2005.

Distribution dates....................  On the 25th of each month or, if the
                                        25th is not a business day, on the next
                                        business day, beginning in September
                                        2005.

Form of offered certificates..........  Book-entry.

                                        See "Description of the
                                        Certificates--Book-Entry Registration of
                                        the Offered Certificates" in this
                                        prospectus supplement.

Minimum denominations.................  Class A Certificates and Class M-1
                                        Certificates: $25,000, provided that
                                        these classes must be purchased in
                                        minimum total investments of $100,000
                                        per class.

                                        Class M-2, Class M-3, Class M 4, Class M
                                        5, Class M-6, Class M-7, Class M-8,
                                        Class M-9 and Class M-10 Certificates:
                                        $250,000.

                                      S-4

ERISA Considerations..................  None of the offered certificates are expected to be considered eligible for
                                        purchase by persons investing assets of
                                        employee benefit plans or individual
                                        retirement accounts.

                                        See "ERISA Considerations" in this
                                        prospectus supplement and in the
                                        accompanying prospectus.

Legal investment......................  The offered certificates will not be
                                        "mortgage related securities" for
                                        purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984.

                                        See "Legal Investment" in this
                                        prospectus supplement and "Legal
                                        Investment Matters" in the prospectus.

                                                S-5



                                               OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------------------
                                   INITIAL                                                       FINAL SCHEDULED
              PASS-THROUGH       CERTIFICATE         INITIAL RATING                                DISTRIBUTION
   CLASS          RATE         PRINCIPAL BALANCE      (S&P/MOODY'S)         DESIGNATIONS               DATE
--------------------------------------------------------------------------------------------------------------------
CLASS A CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------

    A-1        Adjustable     $   480,200,000            AAA/Aaa          Senior/Adjustable Rate     August 2026
--------------------------------------------------------------------------------------------------------------------
    A-2        Adjustable     $   174,900,000            AAA/Aaa          Senior/Adjustable Rate    September 2035
--------------------------------------------------------------------------------------------------------------------
    A-3        Adjustable     $   195,700,000            AAA/Aaa          Senior/Adjustable Rate    September 2035
--------------------------------------------------------------------------------------------------------------------
    A-4        Adjustable     $     93,600,000           AAA/Aaa          Senior/Adjustable Rate    September 2035
--------------------------------------------------------------------------------------------------------------------
TOTAL CLASS A CERTIFICATES:   $   944,400,000
--------------------------------------------------------------------------------------------------------------------
CLASS M CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------
    M-1        Adjustable     $     43,200,000           AA+/Aa1           Mezzanine/Adjustable     September 2035
                                                                                   Rate
--------------------------------------------------------------------------------------------------------------------
    M-2        Adjustable     $     39,600,000            AA/Aa2           Mezzanine/Adjustable     September 2035
                                                                                   Rate
--------------------------------------------------------------------------------------------------------------------
    M-3        Adjustable     $     23,400,000            AA/Aa3           Mezzanine/Adjustable     September 2035
                                                                                   Rate
--------------------------------------------------------------------------------------------------------------------
    M-4        Adjustable     $     21,000,000            AA-/A1           Mezzanine/Adjustable     September 2035
                                                                                   Rate
--------------------------------------------------------------------------------------------------------------------
    M-5        Adjustable     $     19,800,000            A+/A2            Mezzanine/Adjustable     September 2035
                                                                                   Rate
--------------------------------------------------------------------------------------------------------------------
    M-6        Adjustable     $     18,600,000             A/A3            Mezzanine/Adjustable     September 2035
                                                                                   Rate
--------------------------------------------------------------------------------------------------------------------
    M-7        Adjustable     $     16,800,000           A-/Baa1           Mezzanine/Adjustable     September 2035
                                                                                   Rate
--------------------------------------------------------------------------------------------------------------------
    M-8        Adjustable     $     15,000,000          BBB+/Baa2          Mezzanine/Adjustable     September 2035
                                                                                   Rate
--------------------------------------------------------------------------------------------------------------------
    M-9        Adjustable     $     12,000,000           BBB/Baa3          Mezzanine/Adjustable     September 2035
                                                                                   Rate
--------------------------------------------------------------------------------------------------------------------
   M-10        Adjustable     $     12,000,000           BBB-/Ba1          Mezzanine/Adjustable     September 2035
                                                                                   Rate
--------------------------------------------------------------------------------------------------------------------
TOTAL CLASS M CERTIFICATES:   $   221,400,000
--------------------------------------------------------------------------------------------------------------------
TOTAL OFFERED CERTIFICATES:    $1,165,800,000
--------------------------------------------------------------------------------------------------------------------

                                             NON-OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------------------
    SB             N/A        $     34,201,502              NR                 Subordinate               N/A
--------------------------------------------------------------------------------------------------------------------
    R-I            N/A                N/A                   NR                   Residual                N/A
--------------------------------------------------------------------------------------------------------------------
   R-II            N/A                N/A                   NR                   Residual                N/A
--------------------------------------------------------------------------------------------------------------------
   R-III           N/A                N/A                   NR                   Residual                N/A
--------------------------------------------------------------------------------------------------------------------
TOTAL NON-OFFERED
CERTIFICATES:                 $     34,201,502
--------------------------------------------------------------------------------------------------------------------
TOTAL OFFERED AND
NON OFFERED CERTIFICATES:      $1,200,001,502
--------------------------------------------------------------------------------------------------------------------



                                                S-6

OTHER INFORMATION:

PASS-THROUGH RATES:

The pass-through rate on each class of Class A Certificates and Class M
Certificates will be the lesser of:

o   a per annum rate equal to one-month LIBOR plus the related margin; and

o   the weighted average of the net mortgage rates of the mortgage loans, less any net swap payments or swap termination payments payable to the swap counterparty, in each case as adjusted to a rate based on the actual number of days in a month and a 360-day year.

                                 RELATED MARGIN

          CLASS                      (1)                       (2)
         -------                   ---------                 --------
           A-1                      0.110%                    0.110%
           A-2                      0.170%                    0.340%
           A-3                      0.260%                    0.520%
           A-4                      0.370%                    0.740%
           M-1                      0.410%                    0.615%
           M-2                      0.450%                    0.675%
           M-3                      0.480%                    0.720%
           M-4                      0.590%                    0.885%
           M-5                      0.640%                    0.960%
           M-6                      0.690%                    1.035%
           M-7                      1.100%                    1.650%
           M-8                      1.270%                    1.905%
           M-9                      1.750%                    2.625%
           M-10                     2.750%                    4.125%
      ------------------------
      (1)   Initially.
      (2)   On and after the second distribution date after the first possible optional termination date.

                                      S-7

THE TRUST

The depositor will establish a trust with respect to the Series 2005-KS8
Certificates. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. In addition the trust will enter into a swap agreement for the benefit of the Class
A Certificates and the Class M Certificates. Each certificate will represent a partial ownership interest in the trust.

THE MORTGAGE POOL

The mortgage loans will consist of fixed-rate and adjustable-rate first and junior lien mortgage loans. The mortgage loans to be deposited into the trust will have the following characteristics as of the cut off date:

  -----------------------------------------------------
                                            WEIGHTED
                              RANGE          AVERAGE
                          ------------  ------------
  Principal balance        $20,000 to      $153,767*
                            $750,000

  Mortgage rate             5.150% to       7.5180%
                             12.500%
  Remaining term to
  stated maturity
  (months)                 116 to 360         356

  * Principal balance is an average.
  -----------------------------------------------------

The interest rate on each adjustable rate mortgage loan will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic rate caps and a maximum and minimum interest rate, as described in this prospectus supplement.

The mortgage loans were originated using less restrictive underwriting standards than the underwriting standards applied by some other first and junior lien mortgage loan purchase programs, including other programs of Residential Funding
Corporation, referred to in this prospectus supplement as Residential Funding, and the programs of Fannie Mae and Freddie Mac.

See "Risk Factors--Risks Associated with the Mortgage Loans" in this prospectus supplement.

For additional information regarding the mortgage pool, see "Description of the
Mortgage Pool" in this prospectus supplement.

PAYMENTS ON THE OFFERED CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each distribution date, the trustee will make distributions to investors. The amounts available for distribution will include:

o   collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections; plus

o   advances for delinquent payments on the mortgage loans; minus

o   net swap payments payable to the swap counterparty and swap termination payments not due to a swap counterparty trigger event; minus

o   fees and expenses of the subservicers and the master servicer for the mortgage loans, including reimbursement for advances.

See "Description of the Certificates--Glossary of Terms--Available Distribution
Amount" in this prospectus supplement.

PRIORITY OF PAYMENTS. Payments to the certificateholders will be made from the available distribution amount as follows:

o   distribution of interest to the certificates; and

o   distribution of principal collections as principal distributions to the certificates.

The remaining amounts will be distributed for the following purposes in the amounts and priority set forth under "Description of the Certificates--Excess
Cash Flow and Overcollateralization" in this prospectus supplement:

                                      S-8

o   distribution of principal to cover some realized losses;

o   distribution of additional principal in order to maintain the required level of overcollateralization;

o   payment in respect of prepayment interest shortfalls for that distribution date and remaining unpaid from prior distribution dates;

o   payment in respect of basis risk shortfall carry forward amounts;

o   payment in respect of shortfalls due to the Servicemembers Civil Relief Act for that distribution date;

o   payment in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

o   payment to the swap counterparty in respect of any termination payment triggered by a swap termination event; and

o   distribution of any remaining funds to the Class SB Certificates and the
    Class R Certificates as described in the pooling and servicing agreement.

See "Description of the Certificates--Interest Distributions," "--Principal
Distributions" and "--Excess Cash Flow and Overcollateralization" in this prospectus supplement.

INTEREST DISTRIBUTIONS. The amount of interest owed to each class of Class A
Certificates and Class M Certificates on each distribution date will equal:

o   the pass-through rate for that class of certificates; multiplied by

o   the certificate principal balance of that class of certificates as of the day immediately prior to the related distribution date; multiplied by

o   the actual number of days in the related interest accrual period divided by
    360; minus

o   the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be made primarily from principal payments on the mortgage loans as described in this prospectus supplement.

In addition, the Class A Certificates and the Class M Certificates will receive a distribution of principal to the extent of any excess cash flow from the mortgage loans available to cover realized losses and then, to increase the amount of overcollateralization so that the required level of overcollateralization is maintained, as and to the extent described in this prospectus supplement.

See "Description of the Certificates--Principal Distributions" and "--Excess
Cash Flow and Overcollateralization" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the offered certificates consists of:

EXCESS CASH FLOW. Because more interest with respect to the mortgage loans is payable by the mortgagors than is expected to be necessary to pay the interest on the Class A Certificates and the Class M Certificates each month and related expenses, there may be excess cash flow with respect to the mortgage loans. Some of this excess cash flow may be used to protect the Class A Certificates and the
Class M Certificates against some realized losses by making an additional payment of principal up to the amount of the realized losses, or by reimbursing the principal portion of any realized losses

                                      S-9

previously allocated to the certificates that remain unreimbursed to the extent of available funds, as described in this prospectus supplement.

OVERCOLLATERALIZATION. On the closing date, the trust will issue an aggregate principal amount of certificates which is less than the aggregate principal balance of the mortgage loans as of the cut-off date. In addition, on each distribution date, to the extent not used to cover realized losses, excess cash flow will be used to pay principal to the Class A Certificates and the Class M
Certificates as described in this prospectus supplement, reducing the aggregate certificate principal balances of those certificates below the aggregate principal balance of the mortgage loans, to the extent necessary to maintain the required level of overcollateralization. The excess amount of the aggregate principal balance of the mortgage loans represents overcollateralization, which may absorb some realized losses on the mortgage loans, if not covered by excess cash flow. This allocation of excess cash flow to pay principal on the Class A
Certificates and the Class M Certificates will reduce the principal balance of those certificates faster than the principal balance of the mortgage loans, until the required level of overcollateralization is reached.

SUBORDINATION. So long as one or more classes of the Class M Certificates remain outstanding, realized losses on the mortgage loans which are not covered by excess cash flow, the swap agreement or overcollateralization will be allocated to the Class M Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such realized losses. If none of the Class M Certificates are outstanding, all such realized losses will be allocated to the Class A-1 Certificates, the Class A-2 Certificates, the
Class A-3 Certificates and the Class A-4 Certificates on a pro rata basis, until the certificate principal balances thereof have been reduced to zero.

SWAP AGREEMENT. The holders of the Class A Certificates and the Class M
Certificates will benefit from a swap agreement. On each distribution date, the trust will be obligated to make fixed payments, and the swap counterparty will be obligated to make floating payments, in each case as set forth in the swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the swap counterparty. To the extent that the floating payment exceeds the fixed payment on any distribution date, the swap counterparty will make a net swap payment to the trust which may be used to cover certain interest shortfalls, basis risk shortfall carry forward amounts and losses on the mortgage loans as described in this prospectus supplement.

Upon early termination of the swap agreement, the trust or the swap counterparty may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the trust is required to make a swap termination payment to the swap counterparty, that amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the Class A Certificates and the Class M
Certificates, except for certain swap termination payments resulting from an event of default by or certain termination events with respect to the swap counterparty as described in this prospectus supplement, for which payments by the trust to the swap counterparty will be subordinated to all distributions to the Class A Certificates and the Class M Certificates. The swap agreement will terminate after the distribution date in June 2009.

Except as described in the second preceding sentence, amounts payable by the trust to the swap counterparty will be deducted from available funds before distribution to certificateholders.

See "The Swap Counterparty" and "Description of the Certificates --The Swap
Agreement" in this prospectus supplement.

                                      S-10

ADVANCES

With respect to any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance its own funds to cover that shortfall. However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate stated principal balance of the mortgage loans, after giving effect to distributions to be made on that distribution date, is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, the master servicer may, but will not be required to:

o   purchase from the trust all of the remaining mortgage loans and cause an early retirement of the certificates;

                or

o   purchase all of the certificates.

The optional termination price paid by the master servicer will also include (i)
certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination and (ii) any swap termination payment payable to the swap counterparty then remaining unpaid or which is due as a result of the exercise of such option.

An optional purchase of any class of certificates will cause the outstanding certificate principal balance of those certificates to be paid in full with accrued interest.

See "Pooling and Servicing Agreement-- Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates" in the prospectus.

RATINGS

When issued, the offered certificates will receive the ratings listed on page
S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of prepayment interest shortfalls, relief act shortfalls, basis risk shortfalls or amounts received under the swap agreement.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA CONSIDERATIONS

Sales of the Class A Certificates and the Class M Certificates to persons investing assets of employee benefit plans or individual retirement accounts are prohibited. If you invest in a Class A Certificate or a Class M Certificate, you
will be deemed to represent that you are not an employee benefit plan or an individual retirement account and are not investing assets

                                      S-11

of an employee benefit plan or an individual retirement account.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust, exclusive of the swap account and the swap agreement, as three REMICs. The offered certificates will each represent ownership of a regular interest in a
REMIC, coupled with an interest in the swap agreement. The Class A Certificates and the Class M Certificates generally will be treated as debt instruments for federal income tax purposes. Holders of the Class A Certificates and the Class M
Certificates will be required to include in income all interest and original issue discount, if any, on their certificates in accordance with the accrual method of accounting regardless of the certificateholder's usual method of accounting. For federal income tax purposes, the residual certificates will represent the sole residual interest in each REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in this prospectus supplement and in the prospectus.

                                      S-12

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISKS ASSOCIATED WITH THE MORTGAGE LOANS

THE RETURN ON YOUR CERTIFICATES    Losses on the mortgage loans may occur due to
MAY BE AFFECTED BY REALIZED        a wide variety of causes, including a decline
LOSSES ON THE MORTGAGE LOANS,      in real estate values and adverse changes in
WHICH COULD OCCUR DUE TO A         the borrower's financial condition. A decline
VARIETY OF CAUSES                  in real estate values or economic conditions
                                   nationally or in the regions where the
                                   mortgaged properties are located may increase
                                   the risk of realized losses on the mortgage
                                   loans.

UNDERWRITING STANDARDS MAY         The mortgage loans have been originated using
AFFECT THE RISK OF LOSS ON THE     underwriting standards that are less
MORTGAGE LOANS                     restrictive than the underwriting
                                   requirements used as standards for other
                                   first and junior lien mortgage loan purchase
                                   programs, including other programs of
                                   Residential Funding and the programs of
                                   Fannie Mae and Freddie Mac. Applying less
                                   restrictive underwriting standards creates
                                   additional risks that realized losses on the
                                   mortgage loans will be allocated to
                                   certificateholders.

                                   Examples include:

                                   o mortgage loans made to borrowers having
                                     imperfect credit histories;

                                   o mortgage loans where the amount of the loan
                                     at origination is 80% or more of the value
                                     of the mortgaged property;

                                   o mortgage loans made to borrowers with low
                                     credit scores; o mortgage loans made to
                                     borrowers who have other debt that
                                     represents a large portion of his or her
                                     income; and

                                   o mortgage loans made to borrowers whose
                                     income is not required to be disclosed or
                                     verified.

                                   The foregoing characteristics of the mortgage
                                   loans may adversely affect the performance of
                                   the mortgage pool and the value of the
                                   offered certificates as compared to other
                                   mortgage pools and other series of mortgage
                                   pass-through certificates issued by the
                                   depositor and its affiliates.

                                   Investors should note that approximately
                                   40.2% of the cut-off date principal balance
                                   of the mortgage loans were made to borrowers
                                   that had credit scores

                                      S-13

                                   of less than 600, excluding credit scores
                                   that were not available.

                                   The mortgage loans with higher loan-to-value
                                   ratios may also present a greater risk of
                                   loss. To the best of the depositor's
                                   knowledge, none of the mortgage loans that
                                   have a loan-to-value ratio, or combined
                                   loan-to-value ratio with respect to mortgage
                                   loans that are secured by mortgaged
                                   properties with respect to which there are
                                   also junior liens, at origination in excess
                                   of 80%, are insured by a borrower-paid,
                                   primary insurance policy. Approximately 45.5%
                                   of the mortgage loans have a loan-to-value
                                   ratio, or combined loan to-value ratio with
                                   respect to mortgage loans that are secured by
                                   junior liens, at origination in excess of
                                   80%.

SOME OF THE MORTGAGE LOANS         Approximately 0.1% of the cut-off date
PROVIDE FOR LARGE PAYMENTS AT      principal balance of the mortgage loans are
MATURITY                           not fully amortizing over their terms to
                                   maturity and, thus, will require substantial
                                   principal payments, sometimes called a
                                   balloon amount, at their stated maturity.
                                   Mortgage loans which require payment of a
                                   balloon amount involve a greater degree of
                                   risk because the ability of a mortgagor to
                                   pay a balloon amount typically will depend
                                   upon the mortgagor's ability either to timely
                                   refinance the loan or to sell the related
                                   mortgaged property. See "Description of the
                                   Mortgage Pool" in this prospectus supplement.

SOME OF THE MORTGAGE LOANS ARE     Approximately 0.1% of the cut-off date
SECURED BY JUNIOR LIENS            principal balance of the mortgage loans is
                                   junior in priority to other loans which may
                                   or may not be included in the trust. If a
                                   property is liquidated after default by a
                                   borrower, there may not be enough proceeds to
                                   pay both the first lien mortgage loan and the
                                   junior lien mortgage loan. In that case, the
                                   trust, as holder of the junior lien mortgage
                                   loan, would suffer a loss.

THE RETURN OF THE OFFERED          One risk associated with investing in
CERTIFICATES MAY BE                mortgage-backed securities is created by any
PARTICULARLY SENSITIVE TO          concentration of the related properties in
CHANGES IN REAL ESTATE MARKETS     one or more specific geographic regions.
IN SPECIFIC REGIONS.               Approximately 18.7% and 12.2% of the mortgage
                                   loans are located in California and Florida,
                                   respectively. If the regional economy or
                                   housing market weakens in California and
                                   Florida or in any other region having a
                                   significant concentration of properties
                                   underlying the mortgage loans, the mortgage
                                   loans in that region may experience high
                                   rates of loss and delinquency resulting in
                                   realized losses to the offered
                                   certificateholders. A region's economic
                                   condition and housing market may be adversely
                                   affected by a variety of events, including
                                   natural disasters such as earthquakes,
                                   hurricanes, floods and eruptions, civil
                                   disturbances such as riots, disruptions such
                                   as ongoing power outages, or hostilities such
                                   as terrorist actions or acts of war.

LIMITED OBLIGATIONS

PAYMENTS ON THE MORTGAGE LOANS     Credit enhancement includes excess cash flow,
AND THE OTHER ASSETS OF THE        overcollateralization, the swap agreement and
TRUST ARE THE SOLE SOURCE OF       with respect to the Class A Certificates, the
DISTRIBUTIONS ON YOUR              subordination provided by the Class M
CERTIFICATES.                      Certificates, and with respect to the Class M
                                   Certificates, the subordination provided by
                                   any Class M Certificates with a lower payment
                                   priority, in each case as described in this
                                   prospectus supplement. Therefore, if there is
                                   no excess cash flow, the amount of
                                   overcollateralization is reduced to zero and
                                   there are no amounts due under the swap
                                   agreement, subsequent realized losses
                                   generally will be allocated to

                                      S-14

                                   the class of most subordinate Class M
                                   Certificates, in each case until the
                                   certificate principal balance of such class
                                   has been reduced to zero and, after the Class
                                   M Certificates have all been reduced to zero,
                                   subsequent realized losses generally will be
                                   allocated to the Class A-1 Certificates, the
                                   Class A-2 Certificates, the Class A-3
                                   Certificates and the Class A-4 Certificates
                                   on a pro rata basis, until the certificate
                                   principal balances thereof have been reduced
                                   to zero.

                                   None of the depositor, the master servicer or
                                   any of their affiliates will have any
                                   obligation to replace or supplement the
                                   credit enhancement, or to take any other
                                   action to maintain any rating of the offered
                                   certificates. If any realized losses are
                                   incurred on the mortgage loans that are not
                                   covered by the credit enhancement, the
                                   holders of the offered certificates will bear
                                   the risk of these realized losses.

                                   See "Description of the
                                   Certificates--Allocation of Losses" in this
                                   prospectus supplement.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR          A secondary market for your certificates may
CERTIFICATES TO MATURITY IF        not develop. Even if a secondary market does
THEIR MARKETABILITY IS LIMITED.    develop, it may not continue, or it may be
                                   illiquid. Neither the underwriters nor any
                                   other person will have any obligation to make
                                   a secondary market in your certificates.
                                   Illiquidity means you may not be able to find
                                   a buyer to buy your certificates readily or
                                   at prices that will enable you to realize a
                                   desired yield. Illiquidity can have an
                                   adverse effect on the market value of the
                                   offered certificates. Any class of offered
                                   certificates may experience illiquidity,
                                   although generally illiquidity is more likely
                                   for classes that are especially sensitive to
                                   prepayment, credit or interest rate risk, or
                                   that have been structured to meet the
                                   investment requirements of limited categories
                                   of investors.

WITHDRAWAL OR DOWNGRADING OF       A security rating is not a recommendation to
INITIAL RATINGS WILL LIKELY        buy, sell or hold securities. Similar ratings
REDUCE THE PRICES FOR              on different types of securities do not
CERTIFICATES                       necessarily mean the same thing. We recommend
                                   that you analyze the significance of each
                                   rating independently from any other rating.
                                   Any rating agency may change its rating of
                                   the offered certificates after the offered
                                   certificates are issued if that rating agency
                                   believes that circumstances have changed. Any
                                   subsequent withdrawal or downgrade in rating
                                   will likely reduce the price that a
                                   subsequent purchaser will be willing to pay
                                   for the offered certificates.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD TO MATURITY ON YOUR      The yield to maturity on your certificates
CERTIFICATES WILL VARY             will depend on a variety of factors,
DEPENDING ON VARIOUS FACTORS.      including:

                                   o the rate and timing of principal payments
                                     on the mortgage loans, including
                                     prepayments, defaults and liquidations and
                                     repurchases due to breaches of
                                     representations and warranties,

                                   o the allocation of principal distributions
                                     among the various classes of

                                      S-15

                                     certificates,

                                   o the rate and timing of realized losses and
                                     interest shortfalls on the mortgage loans,

                                   o the pass-through rate for your
                                     certificates,

                                   o the purchase price you paid for your
                                     certificates, and

                                   o the timing of the exercise of the optional
                                     termination by the master servicer.

                                   The rates of prepayments and defaults are two
                                   of the most important and least predictable
                                   of these factors.

                                   In general, if you purchase a certificate at
                                   a price higher than its outstanding
                                   certificate principal balance and principal
                                   distributions occur faster than you assumed
                                   at the time of purchase, your yield will be
                                   lower than anticipated. Conversely, if you
                                   purchase a certificate at a price lower than
                                   its outstanding certificate principal balance
                                   and principal distributions occur more slowly
                                   than you assumed at the time of purchase,
                                   your yield will be lower than anticipated.

THE RATE OF PREPAYMENTS ON THE     Since mortgagors can generally prepay their
MORTGAGE LOANS WILL VARY           mortgage loans at any time, the rate and
DEPENDING ON FUTURE MARKET         timing of principal distributions on the
CONDITIONS AND OTHER FACTORS.      offered certificates are highly uncertain.
                                   Generally, when market interest rates
                                   increase, mortgagors are less likely to
                                   prepay their mortgage loans. This could
                                   result in a slower return of principal to you
                                   at a time when you might have been able to
                                   reinvest those funds at a higher rate of
                                   interest than the applicable pass-through
                                   rate. On the other hand, when market interest
                                   rates decrease, borrowers are generally more
                                   likely to prepay their mortgage loans. This
                                   could result in a faster return of principal
                                   to you at a time when you might not be able
                                   to reinvest those funds at an interest rate
                                   as high as the applicable pass-through rate.

                                   Refinancing programs, which may involve
                                   soliciting all or some of the mortgagors to
                                   refinance their mortgage loans, may increase
                                   the rate of prepayments on the mortgage
                                   loans. These programs may be conducted by the
                                   master servicer or any of its affiliates, the
                                   subservicers or a third party.

                                   Approximately 71.3% of the mortgage loans
                                   provide for payment of a prepayment charge.
                                   Prepayment charges may reduce the rate of
                                   prepayment on the mortgage loans until the
                                   end of the period during which these
                                   prepayment charges apply. Prepayment charges
                                   received on the mortgage loans may be waived
                                   and in any case will not be available for
                                   distribution on the offered certificates. See
                                   "Description of The Mortgage Pool" and "Yield
                                   and Prepayment Considerations" in this
                                   prospectus supplement and "Maturity and
                                   Prepayment Considerations" in the prospectus.

                                      S-16

THE MORTGAGE LOANS WITH INTEREST   As of the cut-off date, approximately 13.0%
ONLY PAYMENTS MAY AFFECT THE       of the mortgage loans require the related
YIELD ON THE OFFERED               borrowers to make monthly payments of accrued
CERTIFICATES.                      interest, but not principal, for up to the
                                   first six years following origination.
                                   Interest during that period is calculated at
                                   a fixed mortgage rate. After the interest
                                   only period, the mortgage rate on these
                                   mortgage loans will be reset and the related
                                   borrower's monthly payment will be
                                   recalculated to cover both interest and
                                   principal so that the mortgage loan will be
                                   paid in full by its final payment date. As a
                                   result, if the monthly payment increases, the
                                   related borrower may not be able to pay the
                                   increased amount and may default or may
                                   refinance the loan to avoid the higher
                                   payment.

                                   In addition, because no scheduled principal
                                   payments are required to be made on these
                                   mortgage loans for a period of time, the
                                   offered certificates will receive smaller
                                   scheduled principal distributions during that
                                   period than they would have received if the
                                   related borrowers were required to make
                                   monthly payments of interest and principal
                                   from origination of these mortgage loans.
                                   Absent other considerations, this slower rate
                                   of principal distributions will result in
                                   longer weighted average lives of the offered
                                   certificates than would otherwise be the case
                                   if none of the mortgage loans had interest
                                   only periods.

THE RETURN ON YOUR CERTIFICATES    The Servicemembers Civil Relief Act, formerly
COULD BE REDUCED BY SHORTFALLS     known as the Soldiers' and Sailors' Civil
DUE TO THE SERVICEMEMBERS CIVIL    Relief Act of 1940, or Relief Act, provides
RELIEF ACT.                        relief to borrowers who enter active military
                                   service and to borrowers in reserve status
                                   who are called to active duty after the
                                   origination of their mortgage loan. Current
                                   or future military operations of the United
                                   States may increase the number of citizens
                                   who may be in active military service,
                                   including persons in reserve status who may
                                   be called to active duty. The Relief Act
                                   provides generally that a borrower who is
                                   covered by the Relief Act may not be charged
                                   interest on a mortgage loan in excess of 6%
                                   per annum during the period of the borrower's
                                   active duty. These shortfalls are not
                                   required to be paid by the borrower at any
                                   future time. The master servicer is not
                                   required to advance these shortfalls. These
                                   shortfalls will reduce the amount of interest
                                   payable on the offered certificates. Interest
                                   reductions on the mortgage loans due to the
                                   application of the Relief Act or similar
                                   legislation or regulations will not be
                                   covered by any source except that interest
                                   shortfalls arising under the Relief Act or
                                   similar legislation or regulations in an
                                   interest accrual period may be covered by
                                   excess cash flow in that interest accrual
                                   period in the manner and priority described
                                   under "Description of the
                                   Certificates--Excess Cash Flow and
                                   Overcollateralization" in this prospectus
                                   supplement.

                                   The Relief Act also limits the ability of the
                                   servicer to foreclose on a mortgage loan
                                   during the borrower's period of active duty
                                   and, in some cases, during an additional
                                   three month period thereafter. As a result,
                                   there may be delays in payment and increased
                                   realized losses on the mortgage loans.

                                   We do not know how many mortgage loans have
                                   been or may be affected by the application of
                                   the Relief Act or similar legislation or
                                   regulations.

                                      S-17

                                   See "Certain Legal Aspects of Mortgage Loans
                                   and Contracts--Soldiers' and Sailors' Civil
                                   Relief Act of 1940" in the prospectus.

THE OFFERED CERTIFICATES ARE       The offered certificates are each subject to
EACH SUBJECT TO DIFFERENT          various priorities for payment of principal
PAYMENT PRIORITIES.                as described in this prospectus supplement.
                                   Distributions of principal on the offered
                                   certificates having an earlier priority of
                                   payment will be affected by the rates of
                                   prepayment of the mortgage loans early in the
                                   life of the mortgage pool. Those classes of
                                   offered certificates with a later priority of
                                   payment will be affected by the rates of
                                   prepayment of the mortgage loans experienced
                                   both before and after the commencement of
                                   principal distributions on such classes.

THE PASS-THROUGH RATES ON THE      The pass-through rates on the Class A
OFFERED CERTIFICATES ARE SUBJECT   Certificates and the Class M Certificates are
TO A NET WAC RATE CAP AND          subject to a cap equal to the weighted
THEREFORE MAY NOT ALWAYS RECEIVE   average of the net mortgage rates on the
INTEREST BASED ON ONE-MONTH        mortgage loans (after taking into account any
LIBOR PLUS THE RELATED MARGIN.     net swap payments or swap termination
                                   payments owed to the swap counterparty as a
                                   result of a swap counterparty trigger event),
                                   adjusted to an actual over 360-day rate.
                                   Therefore, the prepayment of the mortgage
                                   loans with higher mortgage rates may result
                                   in lower pass-through rates on the Class A
                                   Certificates and the Class M Certificates.

                                   To the extent the weighted average net
                                   mortgage rate of the mortgage loans (after
                                   taking into account any net swap payments or
                                   swap termination payments owed to the swap
                                   counterparty as a result of a swap
                                   counterparty trigger event) is paid to the
                                   Class A Certificates or the Class M
                                   Certificates, the difference between that
                                   weighted average net mortgage rate (after
                                   taking into account any net swap payments or
                                   swap termination payments owed to the swap
                                   counterparty as a result of a swap
                                   counterparty trigger event), adjusted to an
                                   actual over 360-day rate, and One-Month LIBOR
                                   plus the related margin will create a
                                   shortfall that will carry forward with
                                   interest. Any resulting shortfall will be
                                   payable only from the excess cash flow and
                                   payments under the swap agreement, to the
                                   extent available for that purpose, as and to
                                   the extent described in this prospectus
                                   supplement. These shortfalls may remain
                                   unpaid on the optional termination date or on
                                   the final distribution date. Also, in this
                                   situation, the amount of excess cash flow
                                   from the mortgage loans may be substantially
                                   reduced. The swap agreement terminates after
                                   the distribution date in June 2009.

                                   In addition, because the initial mortgage
                                   rates on the adjustable rate loans may be
                                   lower than the related minimum mortgage
                                   rates, the net WAC rate cap, which is lowered
                                   by payments required to be made under the
                                   swap agreement, if any, will initially be
                                   less than they will be once the adjustable
                                   rate loans have all adjusted to their fully
                                   indexed rate. Therefore, prior to the month
                                   in which all of the adjustable rate loans
                                   have adjusted to their fully indexed rate,
                                   there is a greater risk that the pass through
                                   rate on any class of offered certificates may
                                   be limited by the net WAC rate cap, which is
                                   lowered by payments required to be made under
                                   the swap agreement, if any.

                                   In addition, shortfalls with respect to the
                                   Class A Certificates and the Class M
                                   Certificates caused by the failure of the
                                   swap counterparty to make required payments
                                   pursuant to the swap agreement will only be
                                   payable from

                                      S-18

                                   the excess cash flow and may remain unpaid on
                                   the final distribution date.

                                   See "Summary--Credit Enhancement" and
                                   "Description of the Certificates--Allocation
                                   of Losses" in this prospectus supplement.

THE CLASS M CERTIFICATES HAVE      The yields to investors in the Class M
DIFFERENT YIELD AND PAYMENT        Certificates will be sensitive to the rate
CONSIDERATIONS.                    and timing of realized losses on the mortgage
                                   loans, to the extent not covered by excess
                                   cash flow, the swap agreement or
                                   overcollateralization or allocated to the
                                   Class M Certificates with lower payment
                                   priorities. Losses, to the extent not covered
                                   by excess cash flow, the swap agreement or
                                   overcollateralization, will be allocated to
                                   the most subordinate class of Class M
                                   Certificates outstanding.

                                   See "Summary--Credit Enhancement" and
                                   "Description of the Certificates--Allocation
                                   of Losses" in this prospectus supplement.

                                   Unless the Class A Certificates are reduced
                                   to zero, it is not expected that the Class M
                                   Certificates will receive any distributions
                                   of principal until the later of the
                                   distribution date in September 2008 and the
                                   first distribution date on which the sum of
                                   the overcollateralization amount and the
                                   aggregate certificate principal balance of
                                   the Class M Certificates is greater than or
                                   equal to 42.60% of the aggregate principal
                                   balance of the mortgage loans after giving
                                   effect to principal payments on that
                                   distribution date. As a result, the weighted
                                   average lives of the Class M Certificates may
                                   be longer than would otherwise be the case.
                                   In addition, after the Class M Certificates
                                   commence receiving principal distributions,
                                   the most subordinate class of Class M
                                   Certificates may be retired before the more
                                   senior classes of Class M Certificates.

                                   See "Description of the
                                   Certificates--Principal Distributions" in
                                   this prospectus supplement.

AMOUNTS AVAILABLE UNDER THE SWAP   Any amounts payable to the trust by the swap
AGREEMENT FROM THE SWAP            counterparty under the swap agreement will be
COUNTERPARTY MAY BE LIMITED.       available as described in this prospectus
                                   supplement to pay some interest shortfalls
                                   and basis risk shortfall carry forward
                                   amounts and to cover some losses. However, no
                                   net amounts will be payable by the swap
                                   counterparty unless the floating amount owed
                                   by the swap counterparty on a distribution
                                   date exceeds the fixed amount owed to the
                                   swap counterparty on that distribution date.
                                   This will not occur except in periods when
                                   one-month LIBOR (as determined pursuant to
                                   the swap agreement) generally exceeds 4.3475%
                                   per annum. No assurance can be made that any
                                   amounts will be received under the swap
                                   agreement, or that any such amounts that are
                                   received will be sufficient to cover interest
                                   shortfalls, basis risk shortfall carry
                                   forward amounts or losses as described in
                                   this prospectus supplement. Any net swap
                                   payment payable to the swap counterparty
                                   under the terms of the swap agreement will
                                   reduce amounts available for distribution to
                                   certificateholders, and may reduce the
                                   pass-through rates of the Class A
                                   Certificates and the Class M Certificates. In
                                   addition, any swap termination payment
                                   payable to the swap counterparty in the event
                                   of early termination of the swap agreement
                                   (other than certain swap termination payments
                                   resulting from an event of default by or
                                   certain

                                      S-19

                                   termination events with respect to the swap
                                   counterparty, as described in this prospectus
                                   supplement) will reduce amounts available for
                                   distribution to the Class A Certificates and
                                   the Class M Certificates.

                                   Upon early termination of the swap agreement,
                                   the trust or the swap counterparty may be
                                   liable to make a swap termination payment to
                                   the other party (regardless of which party
                                   caused the termination). The swap termination
                                   payment will be computed in accordance with
                                   the procedures set forth in the swap
                                   agreement. In the event that the trust is
                                   required to make a swap termination payment
                                   to the swap counterparty, that amount will be
                                   paid on the related distribution date, and on
                                   any subsequent distribution dates until paid
                                   in full, prior to distributions to the Class
                                   A Certificates and the Class M Certificates
                                   (other than certain swap termination payments
                                   resulting from an event of default by or
                                   certain termination events with respect to
                                   the swap counterparty as described in this
                                   prospectus supplement, which swap termination
                                   payments will be subordinated to
                                   distributions to the Class A Certificates and
                                   the Class M Certificates). This feature may
                                   result in losses on the certificates. Due to
                                   the priority of the applications of the
                                   available funds, the Class M Certificates
                                   will bear the effects of any shortfalls
                                   resulting from a net swap payment or swap
                                   termination payment by the trust before such
                                   effects are borne by the Class A Certificates
                                   and one or more classes of Class M
                                   Certificates may suffer a loss as a result of
                                   such payment.

                                   Investors should note that the level of
                                   one-month LIBOR as of August 25, 2005 is
                                   approximately 3.66938% per annum which means
                                   the trust will make a net swap payment to the
                                   swap counterparty unless and until one-month
                                   LIBOR equals or exceeds approximately 4.3475%
                                   per annum. Payments owed by the trust to the
                                   swap counterparty will reduce the amount of
                                   excess cash flow available to cover losses on
                                   the mortgage loans, interest shortfalls and
                                   basis risk shortfall carry forward amounts,
                                   and to maintain overcollateralization.

                                   Net swap payments payable to the trust by the
                                   swap counterparty under the swap agreement
                                   will be used to cover some losses, as
                                   described in this prospectus supplement, some
                                   interest shortfalls and basis risk
                                   shortfalls. However, if the swap counterparty
                                   defaults on its obligations under the swap
                                   agreement, then there may be insufficient
                                   funds to cover such amounts, and the amount
                                   of excess cash flow may be reduced. To the
                                   extent that distributions on the offered
                                   certificates depend in part on payments to be
                                   received by the trust under the swap
                                   agreement, the ability of the trustee to make
                                   those distributions on those certificates
                                   will be subject to the credit risk of the
                                   swap counterparty.

TRANSFER OF PRIMARY SERVICING      Approximately 9.2% of the mortgage loans will
MAY RESULT IN AN INCREASE IN       be serviced by Fremont Investment & Loan as
DELINQUENCIES, DEFAULTS AND        of the closing date. Primary servicing with
LOSSES ON THE MORTGAGE LOANS.      respect to these mortgage loans will
                                   subsequently be transferred to HomeComings
                                   Financial Network, Inc. It is expected that
                                   the servicing transfer will be substantially
                                   completed on or before November 1, 2005. Any
                                   servicing transfer will involve notifying
                                   mortgagors to remit payments to the new
                                   servicer, transferring physical possession of
                                   the loan files and records to the

                                      S-20

                                   new servicer and entering loan and mortgagor
                                   data on the management information systems of
                                   the new servicer, and such transfers could
                                   result in misdirected notices, misapplied
                                   payments, data input errors and other
                                   problems. Servicing transfers may result in a
                                   temporary increase in delinquencies, defaults
                                   and losses on the mortgage loans. There can
                                   be no assurance as to the severity or
                                   duration of any increase in the rate of
                                   delinquencies, defaults or losses due to
                                   transfers of servicing.

BANKRUPTCY RISKS

BANKRUPTCY PROCEEDINGS COULD       The transfer of the mortgage loans from
DELAY OR REDUCE DISTRIBUTIONS ON   Residential Funding to the depositor is
THE OFFERED CERTIFICATES.          intended by the parties to be and has been
                                   documented as a sale; however, Residential
                                   Funding will treat the transfer of the
                                   mortgage loans as a secured financing for
                                   accounting purposes as long as the limited
                                   mortgage loan purchase right referred to in
                                   this prospectus remains in effect. If
                                   Residential Funding were to become bankrupt,
                                   a trustee in bankruptcy could attempt to
                                   recharacterize the sale of the mortgage loans
                                   as a loan secured by the mortgage loans or to
                                   consolidate the mortgage loans with the
                                   assets of Residential Funding. Any such
                                   attempt could result in a delay in or
                                   reduction of collections on the mortgage
                                   loans available to make payments on the
                                   offered certificates. The risk of such a
                                   recharacterization with respect to the
                                   mortgage loans may be increased by
                                   Residential Funding's treatment of the
                                   transfer of these mortgage loans as a secured
                                   financing for accounting purposes. See
                                   "Description of the Certificates--Limited
                                   Mortgage Loan Purchase Right" in this
                                   prospectus supplement.

                                      S-21

THE RECORDING OF MORTGAGES IN      The mortgages or assignments of mortgage for
THE NAME OF MERS MAY AFFECT THE    some of the mortgage loans have been or may
YIELD ON THE OFFERED               be recorded in the name of Mortgage
CERTIFICATES.                      Electronic Registration Systems, Inc., or
                                   MERS, solely as nominee for the originator
                                   and its successors and assigns. As of the
                                   cut-off date, approximately 66.7% of the
                                   mortgage loans were recorded in the name of
                                   MERS. Subsequent assignments of those
                                   mortgages are registered electronically
                                   through the MERS(R) System. However, if MERS
                                   discontinues the MERS(R) System and it
                                   becomes necessary to record an assignment of
                                   the mortgage to the trustee, then any related
                                   expenses shall be paid by the trust and will
                                   reduce the amount available to pay principal
                                   of and interest on the outstanding class or
                                   classes of certificates with the lowest
                                   payment priorities.

                                   The recording of mortgages in the name of
                                   MERS is a relatively new practice in the
                                   mortgage lending industry. Public recording
                                   officers and others in the mortgage industry
                                   may have limited, if any, experience with
                                   lenders seeking to foreclose mortgages,
                                   assignments of which are registered with
                                   MERS. Accordingly, delays and additional
                                   costs in commencing, prosecuting and
                                   completing foreclosure proceedings and
                                   conducting foreclosure sales of the mortgaged
                                   properties could result. Those delays and
                                   additional costs could in turn delay the
                                   distribution of liquidation proceeds to
                                   certificateholders and increase the amount of
                                   realized losses on the mortgage loans

                                   For additional information regarding MERS and
                                   the MERS(R) System, See "Description of the
                                   Mortgage Pool--General" and "Yield and
                                   Prepayment Considerations" in this prospectus
                                   Supplement and "Description of the
                                   Certificates--Assignment of Mortgage Loans"
                                   in the prospectus.

                                      S-22

                                  INTRODUCTION

         The depositor will establish a trust with respect to Series 2005-KS8 on the closing date, under a pooling and servicing agreement, dated as of August 1,
2005, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit into the trust a mortgage pool of mortgage loans secured by first and junior liens on one- to four-family residential properties.

         Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms"
or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of 7,804 fixed-rate and adjustable-rate, sub-prime mortgage loans with an aggregate unpaid principal balance of
$1,200,001,502 as of the cut-off date after deducting payments due during the month of the cut-off date. The mortgage loans are secured by first and junior liens on fee simple interests or leaseholds in one- to four-family residential properties.

         All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by outstanding principal balance determined as of the cut-off date after deducting payments due during the month of the cut off date, unless otherwise indicated.

         Approximately 6.4% of the mortgage loans have a due date other than the first of each month. The mortgage pool will consist of mortgage loans with terms to maturity of not more than 30 years or, in the case of approximately 1.1% of the mortgage loans, not more than 15 years, from the date of origination or modification.

         The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. In connection with the mortgage loans secured by a leasehold interest, Residential Funding shall have represented to the depositor that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to such mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any such mortgage loan. However, neither the depositor nor
Residential Funding will be required to repurchase or substitute for any mortgage loan in the event of a breach of its representations and warranties with respect to such mortgage loan if the substance of any such breach also constitutes fraud in the origination of such affected mortgage loan. In addition, Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the mortgage collateral sellers or the right to require the related mortgage collateral seller to repurchase any such mortgage loan if a breach of any of its representations and warranties occurs, unless (x) the substance of the representation and warranty also constitutes fraud in the origination of the mortgage loan or (y) the mortgage collateral seller has made a representation and warranty that it had no actual knowledge of the presence of, nor reasonable grounds to suspect the presence of, any toxic materials or other environmental hazards that could affect

                                      S-23

the mortgaged property. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by
Residential Funding and the depositor and the representations and warranties made by the mortgage collateral sellers to the limited extent described in this paragraph. See "The Trusts--Representations with Respect to Mortgage Collateral"
in the prospectus.

         The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to
MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System. With respect to each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date approximately 66.7% of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Yield and Prepayment Considerations--General"
in this prospectus supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the prospectus.

         Approximately 71.3% of the mortgage loans provide for payment of a prepayment charge. With respect to some of these mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the mortgage loans may be waived and in any case will not be available for distribution on the offered certificates. The depositor makes no representation as to the effect that the prepayment charges, decisions by the master servicer or subservicer with respect to the waiver of prepayment charges and the recent changes to the rules and regulations under the Parity Act, may have on the prepayment performance of the mortgage loans. See "Certain Legal Aspects of Mortgage Loans and
Contracts--Default Interest and Limitations on Prepayments" in the prospectus.

COMPLIANCE WITH LOCAL, STATE AND FEDERAL LAWS

         Residential Funding, as seller, will represent and warrant, as of the date of issuance of the certificates, the following:

         o        None of the mortgage loans were subject to the Home Ownership and Equity Protection Act of 1994, referred to as the
                  Homeownership Act.

         o        Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti
                  predatory lending laws.

         o        None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or
                  (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees.

                                      S-24

         o        None of the proceeds for the mortgage loans were used to
                  finance the purchase of single premium credit insurance
                  policies.

         o        None of the mortgage loans contain prepayment penalties that extend beyond five years after the date of origination.

         Residential Funding will be required to repurchase or substitute for any mortgage loan that violates any of these representations and warranties, if that violation materially and adversely affects the interests of the certificateholders in that mortgage loan. Residential Funding maintains policies and procedures that are designed to ensure that it does not purchase mortgage loans subject to the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

         A recent Illinois appellate court decision held that federal law does not preempt a particular provision of an Illinois usury statute. This provision, if not preempted, applies to residential mortgage loans secured by properties in
Illinois with interest rates in excess of 8.00% per annum and prohibits the lender from imposing charges in excess of 3.00% of the principal amount of the loan. Prior to this recent court ruling, other courts and regulators had ruled
(or provided interpretive guidance) that the Illinois statute was preempted by federal law. In reliance upon this guidance, many lenders may have not complied with the specific requirements of that provision of the Illinois statute.

         Not more than 3.8% of the mortgage loans are secured by properties in the State of Illinois and are fixed rate loans with interest rates in excess of
8.00% per annum or adjustable rate loans with interest rate ceilings in excess of 8.00% per annum, which means these loans may be subject to the Illinois statute. If any of these mortgage loans are found to have been originated in violation of Illinois law, Residential Funding will be required to cure the breach, or repurchase or substitute for the mortgage loan, if the violation materially and adversely affects the interest of the certificateholders in that mortgage loan, and to indemnify the trust for any loss resulting from that breach.

         Residential Funding is opposed to predatory lending practices, as a matter of corporate policy. In addition, Residential Funding's Servicer Guide requires that each subservicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

         See "Certain Legal Aspects of Mortgage Loans and Contracts" in the
prospectus.

BALLOON MORTGAGE LOANS

         Approximately 0.1% of the mortgage loans require monthly payments of principal generally based on 30 year amortization schedules and have scheduled maturity dates of approximately 15 years from the due date of the first monthly payment, leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date. These mortgage loans are called balloon mortgage loans and the payments due at maturity are called balloon amounts. The existence of a balloon amount generally will require the related mortgagor to refinance the balloon mortgage loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the depositor, the master servicer or the trustee is obligated to refinance any balloon mortgage loan.

                                      S-25

PERFORMANCE MORTGAGE LOANS

         Approximately 0.1% of the mortgage loans provide that the mortgagor may qualify for a one time, permanent reduction in the note margin on the mortgagor's mortgage note. In order to qualify the mortgagor must make the monthly payment due in each of the 12 months preceding a pre-determined date, called the change date, within 30 days of the due date, and the mortgage loan must not have been 60 days or more past due at any time during the 13 to 24 months prior to the change date. If the mortgagor qualifies, the mortgagor's note margin will be reduced between 0.5% for credit grade AX and 2.0% for credit grade C, depending on the credit grade at the time of origination, provided that the note margin will never be reduced below 2.5%.

MORTGAGE RATE ADJUSTMENT OF ADJUSTABLE-RATE LOANS

         The mortgage rate on each adjustable-rate loan will adjust on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such adjustable-rate loan as set forth in the related mortgage note. The mortgage rate on a adjustable-rate loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that mortgage loan in the related mortgage note. The minimum mortgage rate for each adjustable-rate loan will be equal to the greater of the note margin or the note floor, except in some cases, during the initial reset period, the mortgage rate may be lower than the note margin and the note floor.

         In addition, approximately 13.0% of the mortgage loans will require the related mortgagors to pay interest only on those mortgage loans for a period of up to six years and then will be required to pay an amount of principal and interest which will amortize the related mortgage loan over the remaining term of that mortgage loan.

         The index for 99.9% of the adjustable-rate loans will be the Six-Month
LIBOR Index and will adjust semi annually. With respect to approximately 97.6%
of the adjustable rate loans, the Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as most recently available:

         o        as of the first business day of the month immediately
                  preceding the month in which the adjustment date occurs; or

         o        as of the date thirty or forty-five days prior to the
                  adjustment date;

         o        as of the 15th business day of the month immediately preceding the month in which the adjustment date occurs; or

         o        as of the last business day of the second month preceding the month in which the adjustment date occurs.

         For approximately 2.4% of the adjustable-rate loans in the mortgage pool, the Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar denominated deposits in the
London market based on quotations of major banks as published by Fannie Mae and as most recently available as of the date forty-five days prior to the adjustment date.

         The index for 0.1% of the adjustable-rate loans will be the One-Year
LIBOR Index and will adjust annually. The One-Year LIBOR Index will be a per annum rate equal to the average of interbank

                                      S-26

offered rates for one-year U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as most recently available as of the time specified in the related mortgage note.

         The Six-Month LIBOR Index and the One-Year LIBOR Index are each referred to in this prospectus supplement as an index. In the event that the index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

         The initial mortgage rate in effect on an adjustable-rate loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin.
Therefore, unless the related index declines after origination of an adjustable-rate loan, the related mortgage rate will generally increase on the first adjustment date following origination of the adjustable-rate loan subject to the periodic rate cap. The repayment of the adjustable-rate loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Adjustable-rate loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these adjustable-rate loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net
Mortgage Rate with respect to each adjustable-rate loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

         In addition, the initial mortgage rates on some adjustable-rate loans will be lower than the related minimum mortgage rates and therefore the net WAC rate cap will initially be less than it would be had all of the adjustable-rate loans already adjusted to their fully-indexed rate.

                                      S-27

MORTGAGE LOAN CHARACTERISTICS

         The mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

         Number of Mortgage Loans............................ 7,804
         Net Mortgage Rates:
                   Weighted average.......................... 7.0619%
                   Range..................................... 4.700% to 11.950%
         Mortgage Rates:
                   Weighted average.......................... 7.5180%
                   Range..................................... 5.150% to 12.500%
         Note Margins of the
         Adjustable Rate Mortgage Loans:
                   Weighted average.......................... 6.1180%
                   Range..................................... 2.452% to 9.875%
         Minimum Mortgage Rates of the
         Adjustable Rate Mortgage Loans:
                   Weighted average.......................... 7.1261%
                   Range..................................... 2.750% to 12.300%
         Minimum Net Mortgage Rates of the
         Adjustable Rate Mortgage Loans:
                   Weighted average.......................... 6.6527%
                   Range..................................... 2.325% to 11.750%
         Maximum Mortgage Rates of the
         Adjustable Rate Mortgage Loans:
                   Weighted average.......................... 13.7833%
                   Range..................................... 11.150% to 19.300%
         Maximum Net Mortgage Rates of the
         Adjustable Rate Mortgage Loans:
                   Weighted average.......................... 13.3100%
                   Range..................................... 10.725% to 18.750%
         Periodic Caps of the
         Adjustable Rate Mortgage Loans:
                   Weighted average.......................... 1.1481%
                   Range..................................... 1.000% to 6.000%
         Weighted average months to next interest
         rate adjustment date of the Adjustable Rate
         Mortgage Loans after August 1, 2005................. 23

                                      S-28

The mortgage loans will have the following additional characteristics:

         o        The mortgage loans have an aggregate principal balance as of the cut-off date of approximately $1,200,001,502.

         o        The mortgage loans had individual principal balances at
                  origination of at least $20,000 but not more than $750,000 with an average principal balance at origination of
                  approximately $153,945.

         o        Approximately 11.3%, 13.5%, and 16.2% of the loans were
                  purchased from Decision One Mortgage Comp LLC, New Century
                  Mortgage Corp. and Peoples Choice Home Loan, Inc.,
                  respectively, which are sellers unaffiliated with Residential
                  Funding. Except as described in the preceding sentence, no non-affiliate of Residential Funding sold more than 9.3% of the mortgage loans to Residential Funding. Approximately 17.9%
                  of the mortgage loans were purchased from Home Comings
                  Financial Network, Inc. which is an affiliated seller of
                  Residential Funding. Except as described in the preceding
                  sentence, no affiliate of Residential Funding sold more than
                  3.7% of the mortgage loans to Residential Funding.

         o        None of the mortgage loans will have been originated prior to
                  November 27, 2002 or will have a maturity date later than
                  August 1, 2035.

         o        No mortgage loans will have a remaining term to stated
                  maturity as of the cut off date of less than 116 months.

         o        The weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date will be approximately
                  356 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be
                  approximately 357 months.

         o        As of the cut-off date, approximately 0.2% of the mortgage loans are currently 30 to 59 days delinquent in the payment of principal and interest. As of the cut-off date, none of the mortgage loans are currently 60 or more days delinquent in the payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in
                  this prospectus supplement.

         o        Approximately 0.1% of the mortgage loans are secured by a
                  leasehold interest.

         o        To Residential Funding's knowledge, approximately 18.7% of the mortgage loans are secured by mortgaged properties with
                  respect to which second-lien mortgage loans were originated at the same time as the first-lien mortgage loan, and are not part of the mortgage pool. The owners of the mortgaged
                  properties may obtain second-lien mortgage loans at any time without Residential Funding's knowledge and, thus, more
                  mortgaged properties than described above may also secure
                  second-lien mortgage loans.

         o        None of the mortgage loans are Buy-Down Loans.

         o        None of the mortgage loans are subject to the Homeownership
                  Act.

                                      S-29

         o        Approximately 99.9% and 0.1% of the mortgage loans are secured by first liens and junior liens, respectively, on fee simple interests or leaseholds in one- to four family residential properties.

         o        No mortgage loan provides for deferred interest or negative amortization.

         o        No mortgage loan provides for conversion from an adjustable rate to a fixed rate.

         o        Approximately 0.1% of the mortgage loans are balloon mortgage loans.

         o        Approximately 13.0% of the mortgage loans will require the related mortgagors to pay interest only on those mortgage
                  loans for a period of up to six years.

         o        Primary servicing will be provided by HomeComings Financial
                  Network, Inc., a wholly owned subsidiary of Residential
                  Funding, with respect to all of the mortgage loans, which
                  includes approximately 9.2% of the mortgage loans that will be serviced by Fremont Investment & Loan as of the closing date.
                  It is expected that a servicing transfer of the mortgage loans serviced by Fremont Investment & Loan as of the closing date to HomeComings Financial Network, Inc. will be substantially complete on or prior to November 1, 2005.

         The mortgage loans which are adjustable-rate loans are generally assumable in accordance with the terms of the related mortgage note. The mortgage loans which are fixed rate loans generally contain due-on-sale clauses.
See "Maturity and Prepayment Considerations" in the prospectus.

         Set forth below is a description of additional characteristics of the mortgage loans as of the cut-off date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance of the mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

                                      S-30



                 CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

                                NUMBER OF                        PERCENTAGE OF      AVERAGE       WEIGHTED AVERAGE
                                 MORTGAGE        PRINCIPAL         MORTGAGE        PRINCIPAL       LOAN-TO-VALUE
CREDIT SCORE RANGE                LOANS           BALANCE            LOANS          BALANCE            RATIO
------------------                -----           -------            -----          -------            -----

499 or less..............            21       $     2,591,114         0.22%          $123,386          61.76%
500 - 519................           224            29,194,111         2.43            130,331          71.78
520 - 539................           361            54,752,431         4.56            151,669          72.69
540 - 559................           599            87,869,504         7.32            146,694          78.81
560 - 579................           868           125,346,283        10.45            144,408          80.02
580 - 599................         1,318           182,050,903        15.17            138,127          81.97
600 - 619................         1,350           210,385,468        17.53            155,841          82.55
620 - 639................         1,093           176,765,552        14.73            161,725          82.50
640 - 659................           821           135,726,517        11.31            165,319          82.72
660 - 679................           550            93,975,825         7.83            170,865          81.80
680 - 699................           282            46,244,278         3.85            163,987          83.19
700 - 719................           146            23,812,057         1.98            163,096          81.81
720 - 739................            70            12,565,491         1.05            179,507          83.23
740 - 759................            45             8,281,516         0.69            184,034          83.57
760 or greater...........            56            10,440,452         0.87            186,437          79.36
                                  -----        --------------       ------           --------          -----
   TOTAL.................         7,804        $1,200,001,502       100.00%          $153,767          81.12%
                                  =====        ==============       ======           ========          =====


o    As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 612.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.



         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                             NUMBER OF                        PERCENTAGE OF      AVERAGE        WEIGHTED       WEIGHTED AVERAGE
ORIGINAL MORTGAGE LOAN       MORTGAGE         PRINCIPAL         MORTGAGE        PRINCIPAL       AVERAGE         LOAN-TO-VALUE
BALANCE ($)                    LOANS           BALANCE            LOANS          BALANCE      CREDIT SCORE          RATIO
-----------                    -----           -------            -----          -------      ------------          -----

100,000 or less........         2,700      $   202,835,494         16.90%         $75,124          603             80.65%
100,001 to 200,000.....         3,278          462,085,150         38.51          140,966          610             81.04
200,001 to 300,000.....         1,176          286,684,993         23.89          243,780          614             80.92
300,001 to 400,000.....           458          156,982,352         13.08          342,756          618             82.33
400,001 to 500,000.....           146           64,963,393          5.41          444,955          624             81.30
500,001 to 600,000.....            31           16,767,825          1.40          540,898          623             79.64
600,001 to 700,000.....            13            8,222,545          0.69          632,503          651             82.95
700,001 to 800,000.....             2            1,459,750          0.12          729,875          651             76.78
                                -----       --------------        ------         --------          ---             -----
    TOTAL..............         7,804       $1,200,001,502        100.00%        $153,767          612             81.12%
                                =====       ==============        ======         ========          ===             =====


o    As of the cutoff date, the average unpaid principal balance of the mortgage loans will be approximately $153,767.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.

                                      S-31



                    NET MORTGAGE RATES OF THE MORTGAGE LOANS

                            NUMBER OF                        PERCENTAGE OF     AVERAGE
                             MORTGAGE          PRINCIPAL       MORTGAGE       PRINCIPAL   WEIGHTED AVERAGE    WEIGHTED AVERAGE
NET MORTGAGE RATES (%)        LOANS             BALANCE          LOANS         BALANCE      CREDIT SCORE    LOAN-TO-VALUE RATIO
----------------------     -----------      --------------  --------------    ----------  ----------------  -------------------

4.5000 - 4.9999.......            13        $    2,533,107       0.21%          $194,854         658                77.64%
5.0000 - 5.4999.......            86            19,909,419       1.66            231,505         637                76.83
5.5000 - 5.9999.......           514           109,177,595       9.10            212,408         632                77.50
6.0000 - 6.4999.......         1,169           224,416,355      18.70            191,973         622                78.77
6.5000 - 6.9999.......         1,478           252,604,148      21.05            170,909         619                80.79
7.0000 - 7.4999.......         1,751           261,025,044      21.75            149,072         612                82.07
7.5000 - 7.9999.......         1,138           149,769,619      12.48            131,608         604                83.87
8.0000 - 8.4999.......           808            97,609,698       8.13            120,804         589                84.80
8.5000 - 8.9999.......           389            40,809,142       3.40            104,908         579                83.52
9.0000 - 9.4999.......           264            26,816,598       2.23            101,578         572                83.17
9.5000 - 9.9999.......           108             8,820,788       0.74             81,674         564                79.91
10.0000 - 10.4999.....            52             4,265,333       0.36             82,026         551                71.85
10.5000 - 10.9999.....            13               891,936       0.07             68,610         546                71.62
11.0000 - 11.4999.....            15               890,104       0.07             59,340         547                69.09
11.5000 - 11.9999.....             6               462,618       0.04             77,103         542                72.86
                               -----        --------------     ------           --------         ---                -----
    TOTAL.............         7,804        $1,200,001,502     100.00%          $153,767         612                81.12%
                               =====        ==============     ======           ========         ===                =====


o    As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans will be approximately 7.0619% per annum.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.

                                      S-32



                      MORTGAGE RATES OF THE MORTGAGE LOANS

                             NUMBER OF                       PERCENTAGE OF     AVERAGE        WEIGHTED        WEIGHTED AVERAGE
                             MORTGAGE          PRINCIPAL       MORTGAGE       PRINCIPAL        AVERAGE          LOAN-TO-VALUE
MORTGAGE RATES (%)             LOANS            BALANCE         LOANS          BALANCE      CREDIT SCORE            RATIO
----------------------      -----------     --------------  --------------    ----------  ----------------  -------------------

5.0000 - 5.4999.......             15        $   3,072,984       0.26%          $204,866         659                77.90%
5.5000 - 5.9999.......            137           31,586,171       2.63            230,556         653                78.75
6.0000 - 6.4999.......            547          111,735,230       9.31            204,269         632                77.53
6.5000 - 6.9999.......          1,336          256,273,709      21.36            191,822         625                79.40
7.0000 - 7.4999.......          1,244          205,849,538      17.15            165,474         618                80.80
7.5000 - 7.9999.......          1,876          281,009,084      23.42            149,792         610                81.88
8.0000 - 8.4999.......            929          121,465,243      10.12            130,748         600                84.13
8.5000 - 8.9999.......            867          105,651,469       8.80            121,859         588                84.50
9.0000 - 9.4999.......            359           37,863,272       3.16            105,469         576                83.76
9.5000 - 9.9999.......            295           29,532,464       2.46            100,110         567                82.34
10.0000 - 10.4999.....            102            8,385,737       0.70             82,213         562                79.20
10.5000 - 10.9999.....             61            5,195,779       0.43             85,177         545                73.72
11.0000 - 11.4999.....             14              980,526       0.08             70,038         547                70.28
11.5000 - 11.9999.....             16              937,679       0.08             58,605         542                69.45
12.0000 - 12.4999.....              5              427,445       0.04             85,489         537                70.63
12.5000 - 12.9999.....              1               35,173       0.01             35,173         603               100.00
                                -----       --------------     ------           --------         ---               ------
    TOTAL..............         7,804       $1,200,001,502     100.00%          $153,767         612                81.12%
                                =====       ==============     ======           ========         ===               ======


o    As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 7.5180% per annum.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.

                                      S-33



               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                NUMBER OF                       PERCENTAGE OF       AVERAGE
ORIGINAL LOAN-TO-VALUE          MORTGAGE        PRINCIPAL          MORTGAGE        PRINCIPAL      WEIGHTED AVERAGE
RATIO (%)                         LOANS          BALANCE            LOANS           BALANCE         CREDIT SCORE
--------------------------      ---------       ------------    -------------      ---------      --------------

00.01 - 50.00.............          258         $  31,379,714         2.61%         $121,627             599
50.01 - 55.00.............          109            14,902,868         1.24           136,724             583
55.01 - 60.00.............          175            22,404,433         1.87           128,025             580
60.01 - 65.00.............          215            34,495,078         2.87           160,442             590
65.01 - 70.00.............          367            59,194,144         4.93           161,292             584
70.01 - 75.00.............          514            78,504,255         6.54           152,732             592
75.01 - 80.00.............        2,563           413,351,541        34.45           161,276             622
80.01 - 85.00.............          966           152,516,203        12.71           157,884             601
85.01 - 90.00.............        1,685           261,541,912        21.80           155,218             616
90.01 - 95.00.............          877           122,905,478        10.24           140,143             625
95.01 - 100.00............           75             8,805,875         0.73           117,412             659
                                  -----        --------------       ------          --------             ---
   TOTAL..................        7,804        $1,200,001,502       100.00%         $153,767             612
                                  =====        ==============       ======          ========             ===



o    The weighted average loan-to-value ratio at origination of the mortgage loans will be approximately 81.12%.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.



                   DEBT-TO-INCOME RATIOS OF THE MORTGAGE LOANS

                             NUMBER OF                       PERCENTAGE OF     AVERAGE        WEIGHTED        WEIGHTED AVERAGE
                             MORTGAGE        PRINCIPAL         MORTGAGE       PRINCIPAL        AVERAGE          LOAN-TO-VALUE
DEBT-TO-INCOME RATIOS (%)      LOANS          BALANCE            LOANS         BALANCE      CREDIT SCORE            RATIO
-------------------------    ---------      --------------   --------------   ---------     ------------      ----------------

20.00 or less.........            260     $     29,813,161         2.48%       $114,666          611                79.52%
20.01 - 25.00.........            345           44,827,809         3.74         129,936          609                77.13
25.01 - 30.00.........            641           84,591,838         7.05         131,969          612                78.89
30.01 - 35.00.........            886          126,593,907        10.55         142,883          611                80.21
35.01 - 40.00.........          1,277          196,320,825        16.36         153,736          615                81.29
40.01 - 45.00.........          1,642          269,866,408        22.49         164,352          614                81.60
45.01 - 50.00.........          1,997          339,493,350        28.29         170,002          614                82.30
50.01 - 55.00.........            596           89,889,942         7.49         150,822          593                81.43
55.01 or greater......              3              586,901         0.05         195,634          630                77.09
Not Available*........            157           18,017,361         1.50         114,760          630                77.75
                                -----       --------------       ------        --------          ---                -----
    TOTAL..............         7,804       $1,200,001,502       100.00%       $153,767          612                81.12%
                                =====       ==============       ======        ========          ===                =====



o    As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans will be approximately 41.00%.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.

*    Mortgage loans are generally originated under the "Streamline Refi" or
     "Limited Doc" programs.

                                      S-34



                                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

                            NUMBER OF                     PERCENTAGE OF      AVERAGE       WEIGHTED        WEIGHTED AVERAGE
                            MORTGAGE       PRINCIPAL         MORTGAGE       PRINCIPAL      AVERAGE          LOAN-TO-VALUE
STATE                         LOANS         BALANCE           LOANS          BALANCE     CREDIT SCORE           RATIO
-----                         -----         -------           -----          -------     ------------           -----

Alaska................            9         $  1,201,610       0.10%         $133,512        610               74.64%
Alabama...............          186           17,789,434        1.48            95,642        605               85.51
Arkansas..............           53            5,545,536        0.46           104,633        601               84.24
Arizona...............          248           41,596,792        3.47           167,729        615               80.38
California............          838          224,578,862       18.71           267,994        616               77.56
Colorado..............          119           19,233,177        1.60           161,623        623               83.24
Connecticut...........           77           13,844,154        1.15           179,794        629               80.61
District of Columbia..           17            3,265,066        0.27           192,063        600               68.20
Delaware..............           16            3,365,596        0.28           210,350        602               82.17
Florida...............          908          145,868,435       12.16           160,648        615               80.82
Georgia...............          360           46,634,547        3.89           129,540        611               82.15
Hawaii................           36            9,166,579        0.76           254,627        645               75.24
Iowa..................           55            5,324,808        0.44            96,815        618               84.77
Idaho.................           40            5,037,715        0.42           125,943        602               82.02
Illinois..............          341           50,358,161        4.20           147,678        610               82.58
Indiana...............          230           22,005,914        1.83            95,678        607               85.74
Kansas................           52            6,203,077        0.52           119,290        602               84.63
Kentucky..............           70            7,626,627        0.64           108,952        604               84.53
Louisiana.............          136           14,740,122        1.23           108,383        614               82.11
Massachusetts.........           96           24,157,667        2.01           251,642        612               81.38
Maryland..............          230           49,301,200        4.11           214,353        606               80.93
Maine.................           20            3,074,672        0.26           153,734        620               81.97
Michigan..............          388           44,404,263        3.70           114,444        609               83.40
Minnesota.............          168           29,475,479        2.46           175,449        615               82.84
Missouri..............          190           20,426,872        1.70           107,510        604               85.41
Mississippi...........           99            8,996,241        0.75            90,871        597               84.46
Montana...............           12            1,801,130        0.15           150,094        615               82.28
North Carolina........          185           20,288,524        1.69           109,668        603               82.83
North Dakota..........           10            1,067,122        0.09           106,712        640               86.27
Nebraska..............           24            2,471,909        0.21           102,996        624               85.66
New Hampshire.........           20            3,421,670        0.29           171,084        616               81.10
New Jersey............          124           27,699,151        2.31           223,380        610               79.80
New Mexico............           42            5,257,772        0.44           125,185        610               83.14
Nevada................          100           20,775,397        1.73           207,754        616               79.93
New York..............          109           23,383,020        1.95           214,523        617               77.53
Ohio..................          260           26,432,815        2.20           101,665        602               85.06
Oklahoma..............           97            9,076,376        0.76            93,571        613               85.04
Oregon................           58            8,993,715        0.75           155,064        628               81.80
Pennsylvania..........          223           25,319,352        2.11           113,540        611               84.08
Rhode Island..........           26            5,668,104        0.47           218,004        631               82.82
South Carolina........          141           14,836,741        1.24           105,225        604               84.24
South Dakota..........            4              348,391        0.03            87,098        618               71.39
Tennessee.............          197           20,254,979        1.69           102,817        600               84.44
Texas.................          528           57,884,412        4.82           109,630        613               82.19
Utah..................           49            7,101,980        0.59           144,938        609               85.21
Virginia..............          227           39,690,934        3.31           174,850        601               78.71
Vermont...............            4              640,666        0.05           160,167        607               83.09
Washington............          158           27,259,075        2.27           172,526        615               79.68
Wisconsin.............          190           22,934,631        1.91           120,709        604               83.09
West Virginia.........           21            2,745,061        0.23           130,717        614               81.54
Wyoming...............           13            1,425,972        0.12           109,690        592               83.30
                              -----       --------------        ----           -------        ---               -----
    TOTAL.............        7,804       $1,200,001,502      100.00%         $153,767        612               81.12%
                              =====       ==============      ======          ========        ===               =====


o    No more than 0.3% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in California and no more than
     0.2% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside California.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.

                                      S-35



                   MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS

                             NUMBER OF                       PERCENTAGE OF     AVERAGE      WEIGHTED        WEIGHTED AVERAGE
                             MORTGAGE        PRINCIPAL         MORTGAGE       PRINCIPAL      AVERAGE         LOAN-TO-VALUE
LOAN PURPOSE                   LOANS          BALANCE            LOANS         BALANCE    CREDIT SCORE           RATIO
------------                   -----          -------            -----         -------    ------------           -----

Purchase..............          2,728      $   414,330,820        34.53%        $151,881        628               83.81%
Rate/Term Refinance...            814          124,191,737        10.35          152,570        612               80.50
Equity Refinance......          4,262          661,478,944        55.12          155,204        602               79.55
                                -----       --------------        -----          -------        ---               -----
TOTAL.................          7,804       $1,200,001,502       100.00%        $153,767        612               81.12%
                                =====       ==============       ======         ========        ===               =====

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.





             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                             NUMBER OF                        PERCENTAGE OF      AVERAGE                      WEIGHTED AVERAGE
                              MORTGAGE        PRINCIPAL          MORTGAGE       PRINCIPAL   WEIGHTED AVERAGE    LOAN-TO-VALUE
DOCUMENTATION TYPE             LOANS           BALANCE            LOANS          BALANCE      CREDIT SCORE          RATIO
------------------             -----           -------            -----          -------      ------------          -----

Full Documentation....         5,506        $   774,160,070        64.51%         $140,603        603               81.44%
Reduced Documentation.         2,298            425,841,432        35.49           185,310        629               80.53
                               -----            -----------        -----           -------        ---               -----
TOTAL                          7,804         $1,200,001,502       100.00%         $153,767        612               81.12%
                               =====         ==============       ======          ========        ===               =====

o    No more than 24.4% of such reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.





                      OCCUPANCY TYPES OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE OF      AVERAGE       WEIGHTED       WEIGHTED AVERAGE
                               MORTGAGE        PRINCIPAL          MORTGAGE       PRINCIPAL       AVERAGE        LOAN-TO-VALUE
OCCUPANCY                       LOANS           BALANCE            LOANS          BALANCE     CREDIT SCORE          RATIO
---------                       -----           -------            -----          -------     ------------          -----

Primary Residence......         7,280         $1,129,242,375        94.10%         $155,116        610              81.19%
Second/Vacation........            97             15,123,301         1.26           155,910        635              82.92
Non-Owner Occupied.....           427             55,635,826         4.64           130,295        640              79.19
                                -----         --------------       ------           -------        ---              -----
TOTAL                           7,804         $1,200,001,502       100.00%         $153,767        612              81.12%
                                =====         ==============       ======          ========        ===              =====



o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.

                                      S-36



                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                NUMBER OF                        PERCENTAGE OF     AVERAGE                       WEIGHTED AVERAGE
                                MORTGAGE         PRINCIPAL         MORTGAGE       PRINCIPAL   WEIGHTED AVERAGE    LOAN-TO-VALUE
PROPERTY TYPE                     LOANS           BALANCE            LOANS         BALANCE      CREDIT SCORE          RATIO
-------------                     -----           -------            -----         -------      ------------          -----

Single-family detached....        6,205       $   931,394,355         77.62%        $150,104        610               81.26%
Planned Unit Developments           551           107,953,247          9.00          195,922        615               81.62
(detached)................
Two-to-four family units..          267            50,583,515          4.22          189,451        628               79.23
Condo Low-Rise (less than
 5 stories)                         257            41,777,637          3.48          162,559        624               82.48
Planned Unit Developments           148            25,388,684          2.12          171,545        610               81.66
(attached)................
Manufactured Home.........          244            23,265,447          1.94           95,350        629               76.34
Townhouse.................           78            10,546,012          0.88          135,205        630               80.03
Condo High-Rise (9 stories or more)  49             8,536,853          0.71          174,221        618               78.30
Condo Mid-Rise (5 to 8 stories)       4               381,059          0.03           95,265        618               65.77
Leasehold.................            1               174,694          0.01          174,694        621               42.00
                                  -----        --------------        ------          -------        ---               -----
TOTAL.....................        7,804        $1,200,001,502        100.00%        $153,767        612               81.12%
                                  =====        ==============        ======         ========        ===               =====



o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.



                       CREDIT GRADES OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE OF      AVERAGE       WEIGHTED       WEIGHTED AVERAGE
                               MORTGAGE        PRINCIPAL          MORTGAGE       PRINCIPAL       AVERAGE        LOAN-TO-VALUE
CREDIT GRADE                    LOANS           BALANCE            LOANS          BALANCE     CREDIT SCORE          RATIO
------------                    -----           -------            -----          -------     ------------          -----

A4....................           4,651      $   753,096,722         62.76%         $161,921        637              82.71%
AX....................             704          104,099,430          8.67           147,869        603              79.22
AM....................           1,093          148,932,952         12.41           136,261        578              82.25
B ....................             627           91,023,121          7.59           145,172        558              78.60
C ....................             389           55,836,839          4.65           143,539        541              73.66
CM....................             340           47,012,438          3.92           138,272        524              69.94
                                 -----           ----------          ----           -------        ---              -----
TOTAL                            7,804       $1,200,001,502        100.00%         $153,767        612              81.12%
                                 =====       ==============        ======          ========        ===              =====


o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.

                                      S-37



                 PREPAYMENT PENALTY TERMS OF THE MORTGAGE LOANS

                              NUMBER OF                       PERCENTAGE OF      AVERAGE                      WEIGHTED AVERAGE
                               MORTGAGE       PRINCIPAL          MORTGAGE       PRINCIPAL   WEIGHTED AVERAGE    LOAN-TO-VALUE
PREPAYMENT PENALTY TERM         LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE          RATIO
-----------------------         -----          -------            -----          -------      ------------          -----

None..................           2,394      $   344,756,444        28.73%         $144,009        612               81.47%
12 Months.............             337           64,383,431         5.37           191,049        624               81.23
24 Months.............           3,747          605,261,956        50.44           161,532        609               81.67
36 Months.............           1,304          182,755,538        15.23           140,150        618               78.53
60 Months.............              11            1,310,391         0.11           119,126        605               84.66
Other.................              11            1,533,741         0.13           139,431        581               84.38
                                 -----            ---------         ----           -------        ---               -----
TOTAL.................           7,804       $1,200,001,502       100.00%         $153,767        612               81.12%
                                 =====       ==============       ======          ========        ===               =====



o    Other means not 0, 12, 24, 36 or 60 months and not more than 60 months.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.



                    INTEREST ONLY TERMS OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE OF      AVERAGE       WEIGHTED
                               MORTGAGE        PRINCIPAL          MORTGAGE       PRINCIPAL       AVERAGE        WEIGHTED AVERAGE
INTEREST ONLY TERM              LOANS           BALANCE            LOANS          BALANCE     CREDIT SCORE    LOAN-TO-VALUE RATIO
------------------              -----           -------            -----          -------     ------------    -------------------

None...................          7,116       $1,044,219,538         87.02%         $146,742        607               81.04%
24 Months..............            142           40,492,309          3.37           285,157        647               81.66
36 Months..............             19            3,537,591          0.29           186,189        641               85.70
60 Months..............            526          111,636,064          9.30           212,236        642               81.52
72 Months..............              1              116,000          0.01           116,000        646               80.00
                                 -----              -------          ----           -------        ---               -----
TOTAL..................          7,804       $1,200,001,502        100.00%         $153,767        612               81.12%
                                 =====       ==============        ======          ========        ===               =====



o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.

                                      S-38



                       NOTE MARGINS OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE OF     AVERAGE       WEIGHTED        WEIGHTED AVERAGE
                               MORTGAGE        PRINCIPAL         MORTGAGE       PRINCIPAL       AVERAGE          LOAN-TO-VALUE
NOTE MARGINS (%)                LOANS           BALANCE            LOANS         BALANCE     CREDIT SCORE            RATIO
----------------                -----           -------            -----         -------     ------------            -----

N/A (Fixed)............          1,688      $   217,417,596         18.12%        $128,802        622                77.37%
2.0000 - 2.4999........              1               77,523          0.01           77,523        752                80.00
2.5000 - 2.9999........              1              101,700          0.01          101,700        611                90.00
3.0000 - 3.4999........              5              949,227          0.08          189,845        659                78.36
3.5000 - 3.9999........             75           14,246,476          1.19          189,953        672                89.61
4.0000 - 4.4999........             70           10,085,639          0.84          144,081        626                83.10
4.5000 - 4.9999........            150           22,153,172          1.85          147,688        643                78.92
5.0000 - 5.4999........            873          154,788,168         12.90          177,306        620                81.77
5.5000 - 5.9999........          1,610          300,302,862         25.03          186,524        613                81.04
6.0000 - 6.4999........          1,009          164,727,696         13.73          163,258        613                81.63
6.5000 - 6.9999........          1,138          175,448,353         14.62          154,173        601                82.11
7.0000 - 7.4999........            525           65,339,239          5.44          124,456        590                84.79
7.5000 - 7.9999........            314           38,786,099          3.23          123,523        587                84.05
8.0000 - 8.4999........            143           15,818,712          1.32          110,620        582                81.40
8.5000 - 8.9999........            131           13,164,493          1.10          100,492        572                83.16
9.0000 - 9.4999........             59            5,381,474          0.45           91,211        563                80.04
9.5000 - 9.9999........             12            1,213,072          0.10          101,089        561                88.86
                                 -----       --------------        ------          -------        ---                -----
    TOTAL..............          7,804       $1,200,001,502        100.00%        $153,767        612                81.12%
                                 =====       ==============        ======         ========        ===                =====



o    As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans will be approximately 6.1180% per annum.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.



                  MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                              NUMBER OF                                         AVERAGE       WEIGHTED        WEIGHTED AVERAGE
                              MORTGAGE        PRINCIPAL       PERCENTAGE OF    PRINCIPAL       AVERAGE         LOAN-TO-VALUE
MAXIMUM MORTGAGE RATES (%)      LOANS          BALANCE       MORTGAGE LOANS     BALANCE     CREDIT SCORE           RATIO
--------------------------      -----          -------       --------------     -------     ------------           -----

N/A (Fixed)............         1,688       $   217,417,596        18.12%        $128,802        622                77.37%
11.0000 - 11.9999......            60            11,935,890         0.99          198,931        637                79.20
12.0000 - 12.9999......         1,141           228,264,790        19.02          200,057        622                79.34
13.0000 - 13.9999......         2,156           374,238,167        31.19          173,580        618                81.86
14.0000 - 14.9999......         1,843           264,137,507        22.01          143,319        601                84.10
15.0000 - 15.9999......           743            87,702,949         7.31          118,039        577                83.61
16.0000 - 16.9999......           152            14,331,554         1.19           94,287        560                80.51
17.0000 - 17.9999......            17             1,557,814         0.13           91,636        540                63.85
18.0000 - 18.9999......             2               158,055         0.01           79,027        549                56.25
19.0000 - 19.9999......             2               257,180         0.02          128,590        519                72.76
                                -----        --------------       ------          -------        ---                -----
    TOTAL..............         7,804        $1,200,001,502       100.00%        $153,767        612                81.12%
                                =====        ==============       ======         ========        ===                =====



o    As of the cut-off date, the weighted average Maximum Mortgage Rate of the adjustable rate mortgage loans will be approximately 13.7833% per annum.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.

                                      S-39



                  MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE OF     AVERAGE                        WEIGHTED AVERAGE
                               MORTGAGE        PRINCIPAL         MORTGAGE       PRINCIPAL   WEIGHTED AVERAGE     LOAN-TO-VALUE
MINIMUM MORTGAGE RATES (%)      LOANS           BALANCE            LOANS         BALANCE      CREDIT SCORE           RATIO
--------------------------      -----           -------            -----         -------      ------------           -----

N/A (Fixed)............          1,688      $   217,417,596         18.12%        $128,802        622                77.37%
2.0000 - 2.9999........              1              101,700          0.01          101,700        611                90.00
4.0000 - 4.9999........             37            6,322,023          0.53          170,865        660                74.06
5.0000 - 5.9999........            556          101,526,974          8.46          182,602        634                78.81
6.0000 - 6.9999........          2,156          392,528,548         32.71          182,063        618                81.58
7.0000 - 7.9999........          2,018          318,372,966         26.53          157,767        605                83.03
8.0000 - 8.9999........            873          114,888,169          9.57          131,602        590                83.04
9.0000 - 9.9999........            378           39,989,818          3.33          105,793        575                84.21
10.0000 - 10.9999......             89            8,075,652          0.67           90,738        555                76.89
11.0000 - 11.9999......              5              421,786          0.04           84,357        546                69.00
12.0000 - 12.9999......              3              356,271          0.03          118,757        528                68.37
                                 -----       --------------        ------          -------        ---                -----
    TOTAL..............          7,804       $1,200,001,502        100.00%        $153,767        612                81.12%
                                 =====       ==============        ======         ========        ===                =====



o    As of the cut-off date, the weighted average Minimum Mortgage Rate of the adjustable rate mortgage loans will be approximately 7.1261% per annum.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.

                                      S-40



            NEXT INTEREST RATE ADJUSTMENT DATES OF THE MORTGAGE LOANS

                             NUMBER OF                        PERCENTAGE OF     AVERAGE       WEIGHTED        WEIGHTED AVERAGE
NEXT INTEREST ADJUSTMENT     MORTGAGE         PRINCIPAL         MORTGAGE       PRINCIPAL       AVERAGE         LOAN-TO-VALUE
DATE                           LOANS           BALANCE            LOANS         BALANCE     CREDIT SCORE           RATIO
-----------------------        -----           -------            -----         -------     ------------           -----

N/A (Fixed)............        1,688       $   217,417,596        18.12%         $128,802        622                77.37%
January 2006...........            1                53,097         0.01            53,097        662                85.00
February 2006..........            1               125,836         0.01           125,836        600                95.00
March 2006.............            1                79,898         0.01            79,898        436                90.00
October 2006...........            1               108,678         0.01           108,678        652                90.00
November 2006..........            1               262,628         0.02           262,628        573                80.00
December 2006..........            1               218,970         0.02           218,970        534                58.00
January 2007...........            1               216,846         0.02           216,846        622               100.00
February 2007..........           12             1,216,745         0.10           101,395        589                77.17
March 2007.............           22             1,867,927         0.16            84,906        613                80.53
April 2007.............          150            18,109,484         1.51           120,730        621                79.49
May 2007...............          412            62,116,361         5.18           150,768        612                81.82
June 2007..............        2,031           348,596,476        29.05           171,638        606                82.26
July 2007..............        2,572           421,600,152        35.13           163,919        612                81.91
August 2007............          334            46,999,064         3.92           140,716        606                83.79
October 2007...........            1                80,164         0.01            80,164        583                82.00
February 2008..........            2               231,744         0.02           115,872        604                59.08
March 2008.............            3               270,606         0.02            90,202        638                79.64
April 2008.............           17             2,000,368         0.17           117,669        624                78.28
May 2008...............           55             6,830,170         0.57           124,185        614                80.09
June 2008..............          143            20,218,724         1.68           141,390        611                81.33
July 2008..............          256            36,172,654         3.01           141,299        609                79.54
August 2008............           98            15,076,916         1.26           153,846        626                82.44
July 2010..............            1               130,400         0.01           130,400        615                80.00
                               -----        --------------       ------           -------        ---                -----
    TOTAL..............        7,804        $1,200,001,502       100.00%         $153,767        612                81.12%
                               =====        ==============       ======          ========        ===                =====



o    As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 23 months.

o    With respect to the mortgage loans secured by junior liens, the Weighted
     Average Loan-to-Value Ratio column was calculated using such mortgage loans' combined loan-to-value ratios.

                                      S-41

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

         The mortgaged property related to each mortgage loan is required to be covered by a standard hazard insurance policy. In addition, to the best of the depositor's knowledge none of the mortgage loans that have a loan-to-value ratio, or combined loan-to-value ratio with respect to mortgage loans secured by mortgaged properties with respect to which there are also junior liens, at origination in excess of 80%, are insured by a borrower-paid, primary mortgage insurance policy. Approximately 45.5% of the mortgage loans have a loan-to-value ratio, or combined loan to-value ratio with respect to mortgage loans that are secured by junior liens, at origination in excess of 80%.

         See "Insurance Policies on Mortgage Loans or Contracts--Standard Hazard
Insurance on Mortgaged Properties" and "--Primary Insurance Policies" in the
prospectus.

UNDERWRITING STANDARDS

         As used in this prospectus supplement, LTV ratio means that ratio, expressed as a percentage of (a) the principal amount of the mortgage loan at origination, over (b) the lesser of the sales price or the appraised value of the related mortgaged property at origination, or in the case of a refinanced or modified mortgage loan, either the appraised value determined at origination or, if applicable, at the time of the refinancing or modification. With respect to any junior loan, the CLTV ratio will be the ratio, expressed as a percentage, of the sum of (x) the cut-off date principal balance of the junior loan and (y) the principal balance of any related mortgage loans that constitute liens senior to the lien of the junior loan on the related mortgaged property, at the time of the origination of that junior loan or, in some instances, at the time of an appraisal subsequent to origination, to the lesser of (A) the appraised value of the related mortgaged property determined in an appraisal used in the origination of the junior loan or, in some instances, the value determined in an appraisal obtained subsequent to origination and (B) if applicable under the corresponding program, the sales price of each mortgaged property.

         Prior to assignment to the depositor, Residential Funding reviewed the underwriting standards for the mortgage loans and purchased all the mortgage loans from mortgage collateral sellers who participated in or whose loans were in substantial conformity with the standards set forth in Residential Funding's
A1terNet Program or which are otherwise in conformity with the standards set forth in the description of credit grades set forth in this prospectus supplement. In addition, reference is made to "The Trusts--Underwriting
Policies" in the prospectus for important information in addition to that set forth in this prospectus supplement regarding the underwriting standards for the mortgage loans, including automated underwriting.

         All of the mortgage loans had features that generally distinguish those loans from the more restrictive underwriting requirements used as standards for
Fannie Mae and Freddie Mac. Residential Funding established credit grades by which it could aggregate acceptable loans into groupings considered to have progressively greater risk characteristics. A more detailed description of those credit grades applicable to the mortgage loans is set forth below.

         Residential Funding's underwriting of the mortgage loans generally consisted of analyzing the following as standards applicable to the mortgage loans:

         o     the creditworthiness of a mortgagor,

         o     the income sufficiency of a mortgagor's projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property, and

         o     the adequacy of the mortgaged property expressed in terms of LTV ratio, to serve as the collateral for a mortgage loan.

                                      S-42

         Generally, each mortgagor would have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor would have been required to furnish information with respect to the mortgagor's assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarized the borrower's credit history with local merchants and lenders and any record of bankruptcy.
The information may have been supplied solely in the loan application. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been considered for underwriting purposes. With respect to mortgaged property consisting of vacation homes, generally no income derived from the property was considered for underwriting purposes.

         Based on the data provided in the application, certain verifications, if required by the originator of the mortgage loan, and the appraisal or other valuation of the mortgaged property, a determination was made by the original lender that the mortgagor's monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. The originator's guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, equal no more than specified percentages of the prospective mortgagor's gross income.
The originator may also have considered the amount of liquid assets available to the mortgagor after origination.

         Some of the mortgage loans have been originated under "stated income"
programs (also referred to in this prospectus supplement as "reduced documentation" programs) that require less documentation and verification than do traditional "full documentation" programs. Under a "stated income" program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken.

         The adequacy of a mortgaged property as security for repayment of the related mortgage loan generally has been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers were either staff appraisers employed by the originator or independent appraisers selected in accordance with pre established guidelines established by the originator.

         The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

         In certain instances, the LTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator. In most cases, the mortgage loans were either originated and underwritten in accordance with Residential Funding's AlterNet
Program, as discussed below, or otherwise acquired from a mortgage collateral seller based on standards consistent with the following discussion on credit grades classification or substantially similar standards acceptable to
Residential Funding. Exceptions to these standards are made, however, on a case by case basis if it is determined, generally based on compensating factors, that an underwriting exception is warranted. Compensating factors may include, but are not limited to, a low LTV ratio, stable

                                      S-43

employment, a relatively long period of time in the same residence, a mortgagor's cash reserves and savings and monthly residual income.

         The credit grade categories determined by Residential Funding as applicable to all of the mortgage loans are expressed in this prospectus supplement as Credit Grade Categories A4, Ax, Am, B, C and Cm. The following is a general description of the Credit Grades:

         CREDIT GRADE CATEGORY A4: Under Credit Grade Category A4, the
prospective mortgagor may have minor repayment delinquencies related to installment or revolving debt. No 30-day, 60-day or 90 day late payments are acceptable within the last 12 months on an existing mortgage loan. The credit score generally will be 600 or greater. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner-occupied property or 80% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 90% is permitted for a mortgage loan on a non-owner occupied property or 70%
for mortgage loans originated under a stated income documentation program. The mortgagor's debt service to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

         CREDIT GRADE CATEGORY AX: Under Credit Grade Category Ax, the
prospective mortgagor may have minor repayment delinquencies related to installment or revolving debt. A maximum of one 30-day late payment, and no
60-day or 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan. The credit score on the primary borrower generally will be 600 or greater. With respect to each mortgagor in this Credit Grade Category, no foreclosure proceedings are permitted in the past 5 years. The mortgaged property must be in average to good condition. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family owner-occupied property or 85%
for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 80% is permitted for a mortgage loan on a non-owner occupied property or 80% under the stated income documentation program. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

         CREDIT GRADE CATEGORY AM: Under Credit Grade Category Am, the
prospective mortgagor is required to have generally repaid all previous or existing installment or revolving debt according to its terms. With respect to non-mortgage credit, some prior defaults may have occurred, provided, that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are 2 years or older and not reflected in the title report or relate to medical expenses. The credit score on the primary borrower generally will be between 580 and 599. With respect to each mortgagor in this credit grade category, no foreclosure proceedings are permitted in the past 3 years. The mortgaged property must be in average to good condition. A maximum
LTV ratio of 90% is permitted for a mortgage loan on an owner-occupied property or 80% for mortgage loans originated under a stated income documentation program. A maximum LTV ratio of 80% is permitted for a mortgage loan on a non-owner occupied property or 70% for mortgage loans originated under a stated
income documentation program. The debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on an initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

         CREDIT GRADE CATEGORY B: Under Credit Grade Category B, the prospective mortgagor may not have paid all previous or existing installment or revolving debt according to its terms, and may have some charge-offs. With respect to non-mortgage credit, some prior defaults may have occurred, provided, that open collections and charge-offs must be paid down to an amount not in excess of
$2,500 at closing

                                      S-44

unless they are 2 years or older and not reflected in the title report or relate to medical expenses. The credit score on the primary borrower generally will be between 560 and 579. With respect to each mortgagor in this credit grade category, no foreclosure proceedings are permitted in the past 2 years. The mortgaged property must be in average to good condition. A maximum LTV ratio of
85% is permitted for a mortgage loan on an owner-occupied property or 75% under a stated income documentation program. A maximum LTV ratio of 75% is permitted for a mortgage loan on a non-owner-occupied property or 65% for mortgage loans originated under a stated income documentation program. The debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan plus 2%
per annum unless the initial rate would not be subject to change for an extended period.

         CREDIT GRADE CATEGORY C: Under Credit Grade Category C, the prospective mortgagor may have experienced significant credit problems in the past. With respect to mortgage credit, the mortgagor may have had a history of being generally 30 to 60 days delinquent. A maximum of one 90-day late payment(s)
within the last 12 months is acceptable on an existing mortgage loan. With respect to non mortgage credit, significant prior defaults may have occurred, provided, that open collections and charge-offs must be paid down to an amount not in excess of $5,000 at closing unless they are 2 years or older and not reflected in the title report or relate to medical expenses. The credit score on the primary borrower generally will be between 540 and 559. With respect to each mortgagor in this credit grade category, no foreclosure proceedings in the past
2 years. The mortgaged property must be in average to good condition. A maximum
LTV ratio of 75% is permitted for mortgage loans on an owner-occupied property or 65% for mortgage loans originated under a stated income documentation program. A maximum LTV ratio of 65% is permitted for mortgage loans originated under a full documentation program or a maximum LTV rate of 55% for mortgage loans originated under a stated income documentation program on a non-owner occupied property. The debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

         CREDIT GRADE CATEGORY CM: Under Credit Grade Category Cm, the
prospective mortgagor may have experienced substantial credit problems in the past. With respect to mortgage credit, the mortgagor may have had a history of being generally 30 to 60 days delinquent, and a maximum of one 90-day late payment(s) within the last 12 months is acceptable on an existing mortgage loan.
The prospective mortgagor's credit history is poor and a notice of default may have been filed. The credit score on the primary borrower generally will be 540 or below. With respect to each mortgagor in this credit grade category, no foreclosure proceedings in the past year. The mortgaged property must be in average to good condition. A maximum LTV ratio of 70% is permitted for mortgage loans on an owner-occupied property or 60% for mortgage loans originated under stated documentation program. A maximum LTV ratio of 60% is permitted for mortgage loans originated under a full documentation program on a non owner-occupied property. The debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

         For all credit grade categories, non-mortgage credit may include prior defaults, and different levels of major adverse credit. Major adverse credit is defined as collection accounts, charge-off accounts, judgments, liens, delinquent property taxes, repossessions, garnishments and accounts currently 90 days or more delinquent. In most cases, Chapter 7 bankruptcies were discharged in the past 12 months; and Chapter 13 bankruptcies must be paid as agreed for the past 12 months and paid off prior to or at closing. Any adverse account affecting title must also be paid down to zero at closing. Some adverse accounts may remain open after closing, provided the borrower has adequate compensating factors. As described above, the indicated underwriting standards applicable to the mortgage loans include the foregoing categories and characteristics as guidelines only. The underwriting process may

                                      S-45

determine that the prospective mortgagor warrants a credit grade category upgrade based on compensating factors. Examples of compensating factors include strong residual income, strong prior mortgage history, 6 months or more of liquid reserves, LTV ratios below 65%, or a credit score above 600. The foregoing credit grade classifications are based on factors that are exclusive of the additional protection against loss that borrower-paid primary mortgage insurance customarily provides on loans which have LTV ratios in excess of 80%.

         In applying the standards described above to junior loans, the CLTV ratio is used in lieu of the LTV ratio for all junior loans that have CLTV ratios of up to 95%. CLTV ratios in excess of 95% are allowed in the Ax and Am credit grade categories as an exception to the general AlterNet underwriting standards based on compensating factors as described above.

         Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, and in particular mortgage loans in Credit Grade Categories C and Cm as described above, those mortgage loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten under more stringent underwriting standards.

THE ALTERNET PROGRAM

         Residential Funding has established the AlterNet program primarily for the purchase of mortgage loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or mortgage loans that present certain other risks to investors. The mortgage collateral sellers that participate in this program have been selected by Residential Funding on the basis of criteria set forth in Residential Funding's Client Guide, referred to as the Guide. For those mortgage loans that Residential Funding purchased from sellers in this program, each mortgage loan determined by Residential Funding to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the
Guide.

         If a seller in this program becomes the subject of a receivership, conservatorship or other insolvency or bankruptcy proceeding or if the net worth, financial performance or delinquency and foreclosure rates of a seller in this program are adversely impacted, that institution may continue to be treated as a seller in this program.

RESIDENTIAL FUNDING

         Residential Funding will be responsible for master servicing the mortgage loans. Residential Funding's responsibilities will include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, follow up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.

         Residential Funding and its affiliates are active purchasers of non-conforming and subprime mortgage loans and have sold a substantial amount of mortgage loans that do not present some of the special risk factors presented by the mortgage loans as described in this prospectus supplement. Residential
Funding serves as the master servicer for transactions backed by most of these mortgage loans. As a result of the program criteria and underwriting standards of the mortgage loans, however, the mortgage loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.

                                      S-46

SERVICING

         Primary servicing will be provided by HomeComings Financial Network,
Inc., a wholly owned subsidiary of Residential Funding, with respect to all of the mortgage loans, which includes 9.2% and of the mortgage loans that will be serviced by Fremont Investment & Loan as of the closing date. It is expected that a servicing transfer of such loans to HomeComings Financial Network, Inc.
will be substantially complete on or prior to November 1, 2005. HomeComings
Financial Network, Inc.'s servicing operations are located at 9275 Sky Park
Court, Third Floor, San Diego, California 92123 and at 2711 North Haskell
Avenue, Suite 900, Dallas, Texas 75204.

         HomeComings specializes in the servicing of sub-prime mortgage loans, the acquisition and management of sub-performing and non-performing mortgages and the real property securing these mortgage loans. HomeComings is an approved
"Special Servicer" by Standard and Poor's and Fitch Ratings.

LITIGATION

         Residential Funding and Homecomings are parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and Homecomings that the eventual outcome of any currently pending legal proceedings will not have a material adverse impact on their ability to perform their obligations in relation to the trust or the mortgage loans. However, no assurance can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on
Residential Funding or HomeComings.

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as of the cut-off date after deducting payments due during the month of the cut-off date, except as otherwise noted. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal is necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form
8-K.

                              THE SWAP COUNTERPARTY

         The swap counterparty has supplied the following information for inclusion in this prospectus supplement. No representation is made by the depositor, the master servicer, the underwriters, or any of their respective affiliates as to the accuracy and completeness of this information.

         Bear Stearns Financial Products Inc., or BSFP, will be the swap counterparty. BSFP is a bankruptcy remote derivatives products company based in
New York, New York that has been

                                      S-47

established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The
Bear Stearns Companies, Inc. has a ratings classification of "AAA" from Standard
& Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and
Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP.

         Requests for information should be directed to the DPC Manager of Bear
Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison
Avenue, 36th Floor, New York, New York 10179.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries describe provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.

         The Series 2005-KS8 Home Equity Mortgage Asset-Backed Pass-Through
Certificates will consist of the following eighteen classes:

         o     Class A-1 Certificates;

         o     Class A-2 Certificates;

         o     Class A-3 Certificates;

         o     Class A-4 Certificates, which together with the Class A-1
               Certificates, the Class A-2 Certificates and the Class A-3
               Certificates are sometimes referred to as the Class A
               Certificates;

         o     Class M-1 Certificates, Class M-2 Certificates, Class M-3
               Certificates, Class M-4 Certificates, Class M-5 Certificates,
               Class M-6 Certificates, Class M-7 Certificates, Class M-8
               Certificates, Class M-9 Certificates and Class M-10 Certificates,
               which together are sometimes referred to as the Class M
               Certificates;

         o     Class SB Certificates; and

         o     Class R-I Certificates, Class R-II Certificates and Class R-III
               Certificates, which together are sometimes referred to as the
               Class R Certificates.

         Only the Class A Certificates and the Class M Certificates are offered by this prospectus supplement. See "--Glossary of Terms" in this prospectus supplement for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

         The certificates in the aggregate will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

         o     the mortgage loans, excluding scheduled payments due in the month of the cut-off date;

                                      S-48

         o     the assets as from time to time are identified as deposited in respect of the mortgage loans in the custodial account and in the certificate account and belonging to the trust;

         o     property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

         o     any applicable primary insurance policies and standard hazard insurance policies;

         o     the swap account;

         o     the swap agreement; and

         o     all proceeds of the foregoing.

         The offered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The Class A Certificates and
Class M-1 Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess of $25,000, provided that these classes must be purchased in minimum total investments of $100,000 per class. The Class M-2,
Class M-3, Class M 4, Class M-5, Class M-6, Class M-7, Class-M-8, Class M-9 and
Class M-10 Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1 in excess of $250,000.

         The offered certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a definitive certificate, except as set forth in the prospectus under "Description of the Certificates--Form of Certificates."
Investors in the offered certificates may elect to hold their offered certificates through DTC in the United States or Clearstream, Luxembourg, formerly known as Cedelbank SA, or Euroclear in Europe. Clearstream, Luxembourg
and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and
Euroclear's names on the books of their depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Unless and until definitive certificates are issued for the offered certificates under the limited circumstances described in this prospectus supplement,

         o     all references to actions by certificateholders with respect to the offered certificates shall refer to actions taken by DTC upon instructions from its participants, and

         o     all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the offered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

         GENERAL. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the offered certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the offered certificates, it is anticipated that the only registered certificateholder of the offered certificates will be Cede &
Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as such term is

                                      S-49

used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participants and to receive and transmit distributions of principal of, and interest on, the offered certificates.
Participants and indirect participants with which beneficial owners have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the offered certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the offered certificates.
Transfers between participants will occur in accordance with DTC's rules.
Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DEFINITIVE CERTIFICATES. Definitive certificates will be issued to certificateholders or their nominees, rather than to DTC, if:

                  o the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to book-entry certificates and the depositor is unable to locate a qualified successor; or

                  o the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt from DTC of the depositor's intent to terminate the book-entry system, the participants holding beneficial interest in the book-entry certificates agree to initiate a termination.

         Upon surrender by DTC of the definitive certificates representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the offered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

         For additional information regarding DTC, Clearstream, Luxembourg and
Euroclear and the offered certificates, see "Description of the
Certificates--Form of Certificates" in the prospectus.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         ACCRUED CERTIFICATE INTEREST--With respect to any class of Class A
Certificates and Class M Certificates and any distribution date, an amount equal to the interest accrued during the related Interest Accrual Period on its
Certificate Principal Balance immediately prior to that distribution date at the related Pass-Through Rate for that distribution date.

                                      S-50

         Accrued Certificate Interest will be reduced by Prepayment Interest
Shortfalls from the mortgage loans to the extent not covered by Eligible Master
Servicer Compensation, and by Relief Act Shortfalls, each as described in
"--Interest Distributions" below. These reductions will be allocated to the related certificates on a pro rata basis, based upon the amount of Accrued
Certificate Interest that would have accrued on these certificates absent these reductions.

         In addition to the foregoing, Accrued Certificate Interest on any class of Class A Certificates and Class M Certificates may be reduced by the interest portion of Realized Losses on the mortgage loans that are not covered by Excess
Cash Flow or overcollateralization and are allocated to that class of certificates as described in "--Allocation of Losses" below.

         Accrued Certificate Interest will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

         AVAILABLE DISTRIBUTION AMOUNT--For any distribution date, an amount equal to the sum of the following amounts, net of (i) amounts reimbursable to the master servicer and any subservicer, (ii) any net swap payment to the swap counterparty and (iii) any Swap Termination Payment not due to a Swap
Counterparty Trigger Event:

         o     the aggregate amount of scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the master
               servicing fees and any subservicing fees in respect of the mortgage loans for that distribution date;

         o     unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and
               Subsequent Recoveries from the mortgage loans, and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

         o     all Advances made for that distribution date in respect of the mortgage loans.

         In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans, not including mortgagor prepayments, the master servicer may elect to treat these amounts as included in the Available
Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under
"--Principal Distributions," any amount with respect to which this election is made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates.

         BASIS RISK SHORTFALL--With respect to the Class A Certificates, the
Class M Certificates and any distribution date on which the Net WAC Cap Rate is used to determine the Pass-Through Rate of the Class A Certificates or the Class
M Certificates, an amount equal to the excess of (x) Accrued Certificate
Interest for the Class A Certificates or the Class M Certificates calculated at a rate equal to One-Month LIBOR plus related Margin over (y) Accrued Certificate
Interest for the Class A Certificates or the Class M Certificates calculated using the Net WAC Cap Rate.

         BASIS RISK SHORTFALL CARRY FORWARD AMOUNT--With respect to each class of the Class A Certificates, the Class M Certificates and any distribution date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that distribution date, plus any unpaid Basis Risk Shortfall from prior distribution dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow or the swap agreement, at a rate equal to the related
Pass-Through Rate.

                                      S-51

         CAPITALIZATION REIMBURSEMENT AMOUNT--With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to that distribution date.

         CERTIFICATE PRINCIPAL BALANCE--With respect to any class of Class A
Certificates and Class M Certificates and any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of
(a) all amounts allocable to principal previously distributed with respect to that class of certificates and (b) any reductions in its Certificate Principal
Balance in connection with the allocation of Realized Losses in the manner described in this prospectus supplement; provided, that with respect to any distribution date, the Certificate Principal Balance of any outstanding Class A
Certificate or Class M Certificate to which a Realized Loss was previously allocated and remains unreimbursed will be increased, sequentially, as follows:
first, the Class A Certificates on a pro rata basis, then the Class M-1
Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4
Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7
Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10
Certificates, in that order, to the extent of Realized Losses previously allocated thereto and remaining unreimbursed, but only to the extent of
Subsequent Recoveries received during the previous calendar month.

         The initial Certificate Principal Balance of the Class SB Certificates
is equal to the excess, if any, of (a) the initial aggregate Stated Principal
Balance of the mortgage loans over (b) the initial aggregate Certificate
Principal Balance of the Class A Certificates and the Class M Certificates.

         CLASS A PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
Trigger Event is in effect for that distribution date, the Principal
Distribution Amount for that distribution date or (ii) on or after the Stepdown
Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o     the Principal Distribution Amount for that distribution date; and

         o     the excess, if any, of (A) the aggregate Certificate Principal
               Balance of the Class A Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1)
               the applicable Subordination Percentage and (2) the aggregate
               Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and
               (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization
               Floor.

         CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o     the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount; and

         o     the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
               Distribution Amount for that distribution date) and (2) the
               Certificate Principal Balance of the Class M-1 Certificates
               immediately prior to that distribution date over (B) the

                                      S-52

               lesser of (x) the product of (1) the applicable Subordination
               Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the
               aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution
Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o     the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount and the Class M-1 Principal Distribution Amount; and

         o     the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A Certificates and
               Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal
               Distribution Amount for that distribution date) and (2) the
               Certificate Principal Balance of the Class M-2 Certificates
               immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate
               Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount and Class M-2 Principal Distribution Amount or (ii) on or after the
Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o     the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount and Class M-2
               Principal Distribution Amount; and

         o     the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1 and Class
               M-2 Certificates (after taking into account the payment of the
               Class A Principal Distribution Amount, Class M-1 Principal
               Distribution Amount and Class M-2 Principal Distribution Amount
               for that distribution date) and (2) the Certificate Principal
               Balance of the Class M-3 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1)
               the applicable Subordination Percentage and (2) the aggregate
               Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and
               (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization
               Floor.

         CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date,

                                      S-53

the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3
Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger
Event is not in effect for that distribution date, the lesser of:

         o     the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, Class M-2
               Principal Distribution Amount and Class M-3 Principal
               Distribution Amount; and

         o     the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2 and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1
               Principal Distribution Amount, Class M-2 Principal Distribution
               Amount and Class M-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable
               Subordination Percentage and (2) the aggregate Stated Principal
               Balance of the mortgage loans after giving effect to
               distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount and Class M-4 Principal Distribution Amount or (ii) on or
after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o     the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, the Class M-2
               Principal Distribution Amount, Class M-3 Principal Distribution
               Amount and Class M-4 Principal Distribution Amount; and

         o     the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,
               Class M-1 Principal Distribution Amount, Class M-2 Principal
               Distribution Amount, Class M-3 Principal Distribution Amount and
               Class M-4 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-5
               Certificates immediately prior to that distribution date over (B)
               the lesser of (x) the product of (1) the applicable Subordination
               Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the
               aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A

                                      S-54

Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class
M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount,
Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution
Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o     the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, the Class M-2
               Principal Distribution Amount, Class M-3 Principal Distribution
               Amount, Class M-4 Principal Distribution Amount and Class M-5
               Principal Distribution Amount; and

         o     the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A Principal
               Distribution Amount, Class M-1 Principal Distribution Amount,
               Class M-2 Principal Distribution Amount, Class M-3 Principal
               Distribution Amount, Class M-4 Principal Distribution Amount and
               Class M-5 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-6
               Certificates immediately prior to that distribution date over (B)
               the lesser of (x) the product of (1) the applicable Subordination
               Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the
               aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
Principal Distribution Amount and Class M-6 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o     the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, Class M-2
               Principal Distribution Amount, Class M-3 Principal Distribution
               Amount, Class M-4 Principal Distribution Amount, Class M-5
               Principal Distribution Amount and Class M-6 Principal
               Distribution Amount; and

         o     the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates
               (after taking into account the payment of the Class A Principal
               Distribution Amount, Class M-1 Principal Distribution Amount,
               Class M-2 Principal Distribution Amount, Class M-3 Principal
               Distribution Amount, Class M-4 Principal Distribution Amount,
               Class M-5 Principal Distribution Amount and Class M-6 Principal
               Distribution Amount for that distribution date) and (2) the
               Certificate Principal Balance of the Class M-7 Certificates
               immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate
               Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

                                      S-55

         CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class
M-7 Principal Distribution Amount or (ii) on or after the Stepdown Date if a
Trigger Event is not in effect for that distribution date, the lesser of:

         o     the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, Class M-2
               Principal Distribution Amount, Class M-3 Principal Distribution
               Amount, Class M-4 Principal Distribution Amount, Class M-5
               Principal Distribution Amount, Class M-6 Principal Distribution
               Amount and Class M-7 Principal Distribution Amount; and

         o     the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
               Certificates (after taking into account the payment of the Class
               A Principal Distribution Amount, Class M-1 Principal Distribution
               Amount, Class M-2 Principal Distribution Amount, Class M-3
               Principal Distribution Amount, Class M-4 Principal Distribution
               Amount, Class M-5 Principal Distribution Amount, Class M-6
               Principal Distribution Amount and Class M-7 Principal
               Distribution Amount for that distribution date) and (2) the
               Certificate Principal Balance of the Class M-8 Certificates
               immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate
               Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M-9 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class
M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o     the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, Class M-2
               Principal Distribution Amount, Class M-3 Principal Distribution
               Amount, Class M-4 Principal Distribution Amount, Class M-5
               Principal Distribution Amount, Class M-6 Principal Distribution
               Amount, Class M-7 Principal Distribution Amount and Class M-8
               Principal Distribution Amount; and

         o     the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and
               Class M-8 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal
               Distribution Amount, Class M-2 Principal

                                      S-56

               Distribution Amount, Class M-3 Principal Distribution Amount,
               Class M-4 Principal Distribution Amount, Class M-5 Principal
               Distribution Amount, Class M-6 Principal Distribution Amount,
               Class M-7 Principal Distribution Amount and Class M-8 Principal
               Distribution Amount for that distribution date) and (2) the
               Certificate Principal Balance of the Class M-9 Certificates
               immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate
               Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M-10 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class
M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and
Class M-9 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o     the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, Class M-2
               Principal Distribution Amount, Class M-3 Principal Distribution
               Amount, Class M-4 Principal Distribution Amount, Class M-5
               Principal Distribution Amount, Class M-6 Principal Distribution
               Amount, Class M-7 Principal Distribution Amount, Class M-8
               Principal Distribution Amount and Class M-9 Principal
               Distribution Amount; and

         o     the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class
               M-8 and Class M-9 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1
               Principal Distribution Amount, Class M-2 Principal Distribution
               Amount, Class M-3 Principal Distribution Amount, Class M-4
               Principal Distribution Amount, Class M-5 Principal Distribution
               Amount, Class M-6 Principal Distribution Amount, Class M-7
               Principal Distribution Amount, Class M-8 Principal Distribution
               Amount and Class M-9 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to that
               distribution date over (B) the lesser of (x) the product of (1)
               the applicable Subordination Percentage and (2) the aggregate
               Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and
               (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization
               Floor.

         ELIGIBLE MASTER SERVICING COMPENSATION--For any distribution date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal
Balance of the mortgage loans immediately preceding that distribution date and
(b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date.

                                      S-57

         EXCESS CASH FLOW--With respect to any distribution date, an amount equal to the sum of (x) the excess of (i) the Available Distribution Amount for that distribution date over (ii) the sum of (a) the Interest Distribution Amount for that distribution date and (b) the Principal Remittance Amount for that distribution date and (y) the Overcollateralization Reduction Amount, if any,
for that distribution date.

         EXCESS OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date, the excess, if any, of the Overcollateralization Amount on that distribution date over the Required Overcollateralization Amount on that distribution date.

         EXPENSE FEE RATE--With respect to any mortgage loan, the sum of the rates at which the master servicing and subservicing fees are paid.

         FIXED SWAP PAYMENT--With respect to any distribution date on or prior to the distribution date in June 2009, an amount equal to the product of (x) a fixed rate equal to 4.3475% per annum, (y) the Swap Agreement Notional Balance for that distribution date and (z) a fraction, the numerator of which is (a) 26 for the distribution date in September 2005 and (b) 30 for any distribution date occurring after the distribution date in September 2005, and the denominator of which is 360.

         FLOATING SWAP PAYMENT--With respect to any distribution date on or prior to the distribution date in June 2009, an amount equal to the product of
(x) One-Month LIBOR as determined pursuant to the swap agreement, (y) the Swap
Agreement Notional Balance for that distribution date and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the swap agreement and the denominator of which is 360.

         INTEREST ACCRUAL PERIOD--With respect to any distribution date and the
Class A Certificates and Class M Certificates, (i) with respect to the distribution date in September 2005, the period commencing on the closing date and ending on the day preceding the distribution date in September 2005, and
(ii) with respect to any distribution date after the distribution date in
September 2005, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.

         INTEREST DISTRIBUTION AMOUNT--With respect to any distribution date, the aggregate amount of Accrued Certificate Interest on the Class A Certificates
and the Class M Certificates for that distribution date and any Accrued
Certificate Interest remaining unpaid for any previous distribution date.

                                      S-58

         MARGIN--With respect to each class of Class A Certificates and Class M
Certificates, the related margins set forth in the table below:

                                               RELATED MARGIN
           CLASS                      (1)                             (2)
           -----                     ------                          ------
            A-1                      0.110%                          0.110%
            A-2                      0.170%                          0.340%
            A-3                      0.260%                          0.520%
            A-4                      0.370%                          0.740%
            M-1                      0.410%                          0.615%
            M-2                      0.450%                          0.675%
            M-3                      0.480%                          0.720%
            M-4                      0.590%                          0.885%
            M-5                      0.640%                          0.960%
            M-6                      0.690%                          1.035%
            M-7                      1.100%                          1.650%
            M-8                      1.270%                          1.905%
            M-9                      1.750%                          2.625%
            M-10                     2.750%                          4.125%

------------------------
(1) Initially.
(2) On and after the second distribution date after the first possible Optional
    Termination Date.

         MOODY'S--Moody's Investors Service, Inc.

         NET MORTGAGE RATE--With respect to any mortgage loan, the mortgage rate thereon minus the Expense Fee Rate.

         NET WAC CAP RATE--With respect to any distribution date, a per annum rate equal to (i) the product of (a) the weighted average of the Net Mortgage
Rates of the mortgage loans as of the end of the calendar month immediately preceding the month in which such distribution date occurs, and (b) a fraction expressed as a percentage the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, minus
(ii) the product of (a) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the swap counterparty as of such distribution date and the denominator of which is the aggregate Stated Principal
Balance of the mortgage loans as of such distribution date, and (b) a fraction expressed as a percentage the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

         ONE-MONTH LIBOR--The London interbank offered rate for one-month United
States Dollar deposits determined as described in this prospectus supplement.

         OPTIONAL TERMINATION DATE--The first distribution date on which the master servicer can exercise its right to purchase the mortgage loans and other remaining assets from the trust as described in "Pooling and Servicing
Agreement--Termination" in this prospectus supplement.

         OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution date, over (b) the aggregate Certificate Principal Balance of the

                                      S-59

Class A Certificates and the Class M Certificates before taking into account distributions of principal to be made on that distribution date.

         OVERCOLLATERALIZATION FLOOR--An amount equal to 0.50% of the aggregate
Stated Principal Balance of the mortgage loans as of the cut-off date.

         OVERCOLLATERALIZATION INCREASE AMOUNT--With respect to any distribution date, an amount equal to the lesser of (i) the sum of (a) Excess Cash Flow for that distribution date (to the extent not used to cover the amounts described in clauses (iv) and (v) of the definition of Principal Distribution Amount as of such distribution date) and (b) net swap payments payable to the trust that are used to increase overcollateralization, and (ii) the excess, if any, of (x) the
Required Overcollateralization Amount for that distribution date over (y) the
Overcollateralization Amount for that distribution date.

         OVERCOLLATERALIZATION REDUCTION AMOUNT--With respect to any distribution date on which the Excess Overcollateralization Amount is, or would be, after taking into account distributions to be made on the mortgage loans that distribution date, greater than zero, an amount equal to the lesser of (i)
the Excess Overcollateralization Amount for that distribution date and (ii) the
Principal Remittance Amount for that distribution date.

         PASS-THROUGH RATE--With respect to each class of Class A Certificates and Class M Certificates and any distribution date, the lesser of (i) One Month
LIBOR plus the related Margin and (ii) the Net WAC Cap Rate.

         PREPAYMENT INTEREST SHORTFALLS--With respect to the mortgage loans and any distribution date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "--Interest Distributions," "--Excess Cash Flow and
Overcollateralization" and "Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

         PRINCIPAL DISTRIBUTION AMOUNT-- On any distribution date, the lesser of
(a) the excess of (i) the Available Distribution Amount over (ii) the Interest
Distribution Amount and (b) the aggregate amount described below:

         (i)      the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

         (ii)     the principal portion of all proceeds of the repurchase of mortgage loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

         (iii)    the principal portion of all other unscheduled collections other than Subsequent Recoveries, received on the mortgage loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

                                      S-60

         (iv)     the lesser of (a) Subsequent Recoveries for that distribution date and (b) the principal portion of any Realized Losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

         (v)      the lesser of (a) the Excess Cash Flow for that distribution date (after taking into account any net swap payments used to increase overcollateralization), to the extent not used in clause (iv) above on such distribution date, and (b) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "--Excess Cash Flow and
Overcollateralization" below; and

         (vi)     the lesser of (a) the Excess Cash Flow for that distribution date (after taking into account any net swap payments used to increase overcollateralization), to the extent not used pursuant to clauses (iv) and (v)
above on such distribution date, and (b) the amount of any Overcollateralization
Increase Amount for that distribution date;

         minus

         (vii)    the amount of any Overcollateralization Reduction Amount for that distribution date;

         (viii    any Capitalization Reimbursement Amount; and

         (ix)     any net swap payments or Swap Termination Payment not due to a
Swap Counterparty Trigger Event owed to the swap counterparty to the extent not previously paid from interest or principal collections on the mortgage loans.

         In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate
Principal Balance of the Class A Certificates and the Class M Certificates.

         PRINCIPAL REMITTANCE AMOUNT--With respect to any distribution date, the sum of the amounts described in clauses (b)(i), (b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

         REALIZED LOSS--As to any defaulted mortgage loan that is finally liquidated the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer. To the extent the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are received.

         RECORD DATE--With respect to the offered certificates and any distribution date, the close of business on the day prior to that distribution date.

                                      S-61

         RELIEF ACT SHORTFALLS--Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, formerly known as the
Soldiers' and Sailors' Civil Relief Act of 1940, or any similar legislation or regulations.

         REQUIRED OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date, (a) prior to the Stepdown Date, an amount equal to approximately 2.85% of the aggregate Stated Principal Balance of the mortgage loans as of the cut off date, and (b) on or after the Stepdown Date, the greater of (i) an amount equal to approximately 5.70% of the aggregate outstanding Stated Principal Balance of the mortgage loans after giving effect to distributions made on that distribution date and (ii) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect, the Required Overcollateralization Amount will be an amount equal to the Required Overcollateralization Amount from the immediately preceding distribution date; provided, further, that the Required
Overcollateralization Amount may be reduced so long as written confirmation is obtained from each rating agency that the reduction will not reduce the rating assigned to any class of certificates by that rating agency below the lower of the then current rating assigned to those certificates by that rating agency or the rating assigned to those certificates as of the closing date by that rating agency.

         SENIOR ENHANCEMENT PERCENTAGE--On any distribution date, the Senior
Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate Certificate Principal Balance of the Class M
Certificates immediately prior to that distribution date and (y) the
Overcollateralization Amount, in each case prior to the distribution of the
Principal Distribution Amount on such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

         SIXTY-PLUS DELINQUENCY PERCENTAGE--With respect to any distribution date, the arithmetic average, for each of the three distribution dates ending with such distribution date, of the fraction, expressed as a percentage, equal to (x) the aggregate Stated Principal Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that distribution date, including mortgage loans in foreclosure and REO, over (y) the aggregate Stated Principal Balance of all of the mortgage loans immediately preceding that distribution date.

         STANDARD & POOR'S--Standard & Poor's Ratings Services, a division of
The McGraw-Hill Companies, Inc.

         STATED PRINCIPAL BALANCE--With respect to any mortgage loan and as of any date of determination, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification, minus (b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the most recent distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and
Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

         STEPDOWN DATE--The earlier to occur of (i) the distribution date immediately succeeding the distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii)
the later to occur of (x) the distribution date in September 2008 and (y) the first distribution date on which the Senior Enhancement Percentage is greater than or equal to 42.60%.

                                      S-62

         SUBORDINATION PERCENTAGE--With respect to each class of Class A
Certificates and Class M Certificates, the applicable percentage set forth in the table below:

                  CLASS                     SUBORDINATION PERCENTAGE
                  -----                     ------------------------
                    A                                57.40%
                   M-1                               64.60%
                   M-2                               71.20%
                   M-3                               75.10%
                   M-4                               78.60%
                   M-5                               81.90%
                   M-6                               85.00%
                   M-7                               87.80%
                   M-8                               90.30%
                   M-9                               92.30%
                  M-10                               94.30%

         SUBSEQUENT RECOVERIES--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         SWAP AGREEMENT NOTIONAL BALANCE--With respect to the swap agreement and each calculation period specified below, the related notional balance specified in the table below for such calculation period. The first calculation period will end on the day before the distribution date in September 2005 and the forty-sixth calculation period will end on the day before the distribution date in June 2009.



     CALCULATION PERIOD           NOTIONAL BALANCE             CALCULATION PERIOD              NOTIONAL BALANCE
     ------------------           ----------------             ------------------              ----------------

              1                  $1,165,800,000.00                     24                      $104,591,524.46
              2                  $1,154,175,950.87                     25                       $97,481,388.34
              3                  $1,138,481,243.58                     26                       $90,861,159.58
              4                  $1,118,697,366.69                     27                       $84,772,765.04
              5                  $1,094,842,942.07                     28                       $80,007,703.62
              6                  $1,066,975,619.19                     29                       $75,443,514.18
              7                  $1,035,194,168.24                     30                       $71,071,160.52
              8                   $999,639,120.30                      31                       $66,882,042.66
              9                   $960,516,366.87                      32                       $62,867,974.00
             10                   $918,847,040.36                      33                       $72,280,916.00
             11                   $874,844,555.42                      34                       $76,623,330.00
             12                   $832,471,780.36                      35                       $73,764,075.00
             13                   $792,096,326.01                      36                       $71,013,844.00
             14                   $753,623,199.80                      37                       $57,346,033.00
             15                   $716,961,958.17                      38                       $55,472,516.00
             16                   $682,026,487.55                      39                       $53,654,776.00
             17                   $648,734,796.00                      40                       $51,891,497.00
             18                   $617,008,814.91                      41                       $50,181,371.00
             19                   $586,774,210.25                      42                       $48,523,097.00
             20                   $557,960,202.96                      43                       $46,915,386.00
             21                   $530,499,398.04                      44                       $45,356,960.00
             22                   $480,488,218.61                      45                       $43,846,556.00
             23                   $432,730,501.75                      46                       $42,382,926.00



                                      S-63

         SWAP COUNTERPARTY TRIGGER EVENT--An event of default under the swap agreement with respect to which the swap counterparty is a defaulting party (as defined in the swap agreement), a termination event under the swap agreement with respect to which the swap counterparty is the sole affected party (as defined in the swap agreement) or an additional termination event under the swap agreement with respect to which the swap counterparty is the sole affected party.

         TRIGGER EVENT--A Trigger Event is in effect with respect to any distribution date on or after the Stepdown Date if either (a) the product of
2.55 and the Sixty-Plus Delinquency Percentage, as determined on that distribution date, equals or exceeds the Senior Enhancement Percentage for that distribution date or (b) on or after the distribution date in September 2007, the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate Stated Principal Balance as of the cut-off date exceeds the applicable amount set forth below:



         September 2007 to August 2008:      1.50% with respect to September 2007, plus an additional
                                             1/12th of 1.80% for each month thereafter.

         September 2008 to August 2009:      3.30% with respect to September 2008, plus an additional
                                             1/12th of 1.95% for each month thereafter.

         September 2009 to August 2010:      5.25% with respect to September 2009, plus an additional
                                             1/12th of 1.50% for each month thereafter.

         September 2010 to August 2011:      6.75% with respect to September 2010, plus an additional
                                             1/12th of 0.85% for each month thereafter.

         September 2011 and thereafter:      7.60%.



DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         Distributions on the offered certificates will be made by the trustee beginning in September 2005 on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a distribution date. Payments on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related Record Date. Payments will be made by check or money order mailed to the address of the person which appears on the certificate register, or upon the request of a holder owning certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry certificates, payments will be made by wire transfer to
DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final payment relating to the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the States of California,
Minnesota, Texas, New York or Illinois are required or authorized by law to be closed.

         With respect to any distribution date, the due period is the calendar month in which the distribution date occurs and the determination date is the
20th day of the month in which the distribution date occurs or, if the 20th day is not a business day, the immediately succeeding business day. The due date with respect to each mortgage loan is the date on which the scheduled monthly payment is due.

INTEREST DISTRIBUTIONS

         On each distribution date, holders of the Class A Certificates will be entitled to receive interest distributions in an amount equal to the related
Accrued Certificate Interest thereon for that distribution

                                      S-64

date plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount for that distribution date.

         On each distribution date, holders of each class of the Class M
Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class plus any Accrued
Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount remaining after distributions of interest to the Class A Certificates and distributions of interest to any class of Class M Certificates with a higher payment priority.

         With respect to any distribution date, any Prepayment Interest
Shortfalls during the preceding calendar month will be offset by the master servicer, but only to the extent these Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation.

         Prepayment Interest Shortfalls which are not covered as described above and Relief Act Shortfalls will be allocated to the offered certificates on a pro rata basis, in accordance with the amount of Accrued Certificate Interest that would have accrued absent these shortfalls, in each case in reduction of Accrued
Certificate Interest thereon.

         Any Prepayment Interest Shortfalls not covered by Eligible Master
Servicing Compensation or Excess Cash Flow and allocated to a class of certificates will accrue interest at the then-applicable Pass-Through Rate on that class of certificates, and will be paid, together with interest thereon, on future distribution dates only to the extent of any Excess Cash Flow available therefor on that distribution date, as described in clauses third and fourth of
"--Excess Cash Flow and Overcollateralization" below or any amounts available under the swap agreement in the manner described under "--The Swap
Agreement--Payments under the Swap Agreement" below. Relief Act Shortfalls will not be covered by any source, except that Relief Act Shortfalls arising in an
Interest Accrual Period may be covered by Excess Cash Flow in that Interest
Accrual Period in the manner described under "--Excess Cash Flow and
Overcollateralization" below or any amounts available under the swap agreement in the manner described under "--The Swap Agreement--Payments under the Swap
Agreement" below.

         If the Pass-Through Rate on any class of Class A or Class M
Certificates is limited by the Net WAC Cap Rate, Basis Risk Shortfalls will occur and will be reimbursed from Excess Cash Flow and payments under the swap agreement as and to the extent described in this prospectus supplement.

         The ratings assigned to any class of offered certificates do not address the likelihood of the receipt of any amounts in respect of any
Prepayment Interest Shortfalls, Basis Risk Shortfalls or Relief Act Shortfalls.

                                      S-65

DETERMINATION OF ONE-MONTH LIBOR

         With respect to each Interest Accrual Period, One-Month LIBOR will equal the rate for one month United States Dollar deposits that appears on the
Dow Jones Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second
LIBOR business day immediately prior to the commencement of such Interest
Accrual Period. That date of determination is referred to in this prospectus supplement as the LIBOR rate adjustment date. Dow Jones Telerate Screen Page
3750 means the display designated as page 3750 on the Bridge Telerate Service, or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate for One
Month LIBOR does not appear on Dow Jones Telerate Screen Page 3750, or any other page as may replace that page on that service, or if the service is no longer offered, on any other service for displaying One-Month LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate as described below.

         The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., London time, on the LIBOR rate adjustment date, to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates
and the Class M Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., New York City time, on such date, for loans in U.S. Dollars to leading European banks for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates and the Class M Certificates. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior distribution date;
provided, however, if, under the priorities described above, One-Month LIBOR for a distribution date would be based on One-Month LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         For any Interest Accrual Period, the trustee will determine One-Month
LIBOR for that Interest Accrual Period on the related LIBOR rate adjustment date
(or if the LIBOR rate adjustment date is not a business day, then on the next succeeding business day). The establishment of One-Month LIBOR by the trustee and the trustee's subsequent calculation of the Pass-Through Rates applicable to the Class A Certificates and the Class M Certificates for the relevant Interest
Accrual Period, in the absence of manifest error, will be final and binding.

                                      S-66

PRINCIPAL DISTRIBUTIONS

         Holders of each class of Class A Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution
Amount remaining after the Interest Distribution Amount is distributed, a distribution allocable to principal in the manner set forth below.

         The Class A Principal Distribution Amount will be distributed sequentially to the Class A-1 Certificates, the Class A-2 Certificates, the
Class A-3 Certificates and the Class A-4 Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero.

         Holders of the Class M-1 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount and the Class A
Principal Distribution Amount have been distributed, the Class M-1 Principal
Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero.

         Holders of the Class M-2 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount and the Class M-1 Principal Distribution Amount
have been distributed, the Class M-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal
Balance of the Class M-2 Certificates has been reduced to zero.

         Holders of the Class M-3 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount and
the Class M-2 Principal Distribution Amount have been distributed, the Class M-3
Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-3 Certificates
has been reduced to zero.

         Holders of the Class M-4 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution
Amount have been distributed, the Class M-4 Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate
Principal Balance of the Class M-4 Certificates has been reduced to zero.

         Holders of the Class M-5 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount and the Class M-4 Principal Distribution Amount have been distributed, the Class M-5 Principal Distribution Amount, in reduction of the Certificate
Principal Balance thereof, until the Certificate Principal Balance of the Class
M-5 Certificates has been reduced to zero.

         Holders of the Class M-6 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal
Distribution Amount have been distributed, the Class M-6 Principal Distribution
Amount, in reduction of the Certificate Principal Balance thereof, until the
Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero.

                                      S-67

         Holders of the Class M-7 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal
Distribution Amount and the Class M-6 Principal Distribution Amount have been distributed, the Class M-7 Principal Distribution Amount, in reduction of the
Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero.

         Holders of the Class M-8 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal
Distribution Amount, the Class M-6 Principal Distribution Amount and the Class
M-7 Principal Distribution Amount have been distributed, the Class M-8 Principal
Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero.

         Holders of the Class M-9 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal
Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7
Principal Distribution Amount and the Class M-8 Principal Distribution Amount
have been distributed, the Class M-9 Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal
Balance of the Class M-9 Certificates has been reduced to zero.

         Holders of the Class M-10 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal
Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7
Principal Distribution Amount, the Class M-8 Principal Distribution Amount and
the Class M-9 Principal Distribution Amount have been distributed, the Class
M-10 Principal Distribution Amount, in reduction of the Certificate Principal
Balance thereof, until the Certificate Principal Balance of the Class M-10
Certificates has been reduced to zero.

                                      S-68

EXCESS CASH FLOW AND OVERCOLLATERALIZATION

         Excess Cash Flow will be applied on any distribution date as follows:

         o        first, as part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates and the Class M
                  Certificates in reduction of their Certificate Principal
                  Balances, the principal portion of Realized Losses previously allocated to reduce the Certificate Principal Balance of any class of Class A or Class M Certificates and remaining
                  unreimbursed, but only to the extent of Subsequent Recoveries for that distribution date;

         o        second, as part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates and the Class M
                  Certificates in reduction of their Certificate Principal
                  Balances, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

         o        third, to pay the holders of the Class A Certificates and the
                  Class M Certificates as part of the Principal Distribution
                  Amount, any Overcollateralization Increase Amount;

         o        fourth, to pay the holders of Class A Certificates and the
                  Class M Certificates, the amount of any Prepayment Interest
                  Shortfalls allocated thereto for that distribution date, on a pro rata basis based on Prepayment Interest Shortfalls
                  allocated thereto, to the extent not covered by the Eligible
                  Master Servicing Compensation on that distribution date;

         o        fifth, to pay to the holders of the Class A Certificates and the Class M Certificates, any Prepayment Interest Shortfalls
                  remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis based on unpaid
                  Prepayment Interest Shortfalls previously allocated thereto;

         o        sixth, to pay to the holders of the Class A Certificates, pro rata based on any Basis Risk Shortfall Carry Forward Amounts remaining unpaid on the Class A Certificates, then to pay to the Class M Certificates, in order of priority, the amount of any Basis Risk Shortfall Carry Forward Amounts remaining
                  unpaid as of that distribution date;

         o        seventh, to pay to the holders of the Class A Certificates and the Class M Certificates, the amount of any Relief Act
                  Shortfalls allocated thereto, on a pro rata basis based on
                  Relief Act Shortfalls allocated thereto for that distribution date;

         o        eighth, to pay to the holders of the Class A Certificates, pro rata, and then to the Class M Certificates, in order of
                  priority, the principal portion of any Realized Losses
                  previously allocated thereto that remain unreimbursed;

         o        ninth, to pay any Swap Termination Payments owed to the swap counterparty due to a Swap Counterparty Trigger Event; and

         o        tenth, to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

         On any distribution date, any amounts payable pursuant to clauses first, second and third above shall be included in the Principal Distribution
Amount and shall be paid as described in "Principal Distributions" above. On any distribution date, any amounts payable pursuant to clauses second through

                                      S-69

eighth above shall be made to the extent not covered by amounts paid pursuant to the swap agreement. Any amounts payable pursuant to clause eighth above shall not accrue interest or reduce the Certificate Principal Balance of the Class A or Class M Certificates.

         In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls and Basis Risk
Shortfall Carry Forward Amounts, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

         The pooling and servicing agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates and the Class M Certificates,
to the extent that the Required Overcollateralization Amount exceeds the
Overcollateralization Amount as of that distribution date and in the order of priority set forth in this prospectus supplement. The application of Excess Cash
Flow to the payment of principal on the Class A Certificates and the Class M
Certificates has the effect of accelerating the amortization of those certificates relative to the amortization of the mortgage loans.

         In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on a distribution date, a portion of the principal which would otherwise be distributed to the holders of the Class A
Certificates and the Class M Certificates on that distribution date shall not be distributed to the holders of those certificates. This has the effect of decelerating the amortization of the Class A Certificates and the Class M
Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralization Amount.

ALLOCATION OF LOSSES

         Realized Losses on the mortgage loans will be allocated or covered as follows: first, to cash payments received under the swap agreement, second, to the Excess Cash Flow for that distribution date; third, by a reduction in the
Overcollateralization Amount until reduced to zero; fourth, to the Class M-10
Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifth, to the Class M-9 Certificates, until the Certificate Principal
Balance thereof has been reduced to zero, sixth to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, seventh, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-4 Certificates, until the
Certificate Principal Balance thereof has been reduced to zero; eleventh, to the
Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-2 Certificates, until the Certificate
Principal Balance thereof has been reduced to zero; thirteenth, to the Class M-1
Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and, fourteenth, to the Class A Certificates on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero.

         An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

                                      S-70

         With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the
Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for Advances and expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan. This amount of loss realized is referred to in this prospectus supplement as Realized Losses.

         The principal portion of any Realized Loss, other than a Debt Service
Reduction, allocated to any class of Class A or Class M Certificates will be allocated in reduction of its Certificate Principal Balance, until the
Certificate Principal Balance of that certificate has been reduced to zero. The interest portion of any Realized Loss, other than a Debt Service Reduction, allocated to any class of Class A or Class M Certificates will be allocated in reduction of its Accrued Certificate Interest for the related distribution date.
In addition, any allocation of Realized Losses may be made by operation of the payment priority for the certificates set forth in this prospectus supplement.

         In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A
Certificates, on each distribution date, holders of each class of Class A
Certificates have a right to distributions of interest before distributions of interest to other classes of certificates and distributions of principal before distributions of principal to other classes of certificates. In addition, overcollateralization, the application of Excess Cash Flow and payments received from the swap agreement will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates on each distribution date.

         The priority of distributions among the Class M Certificates, as described in this prospectus supplement, also has the effect during certain periods, in the absence of realized losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to such class of the Class M Certificates by overcollateralization and any class of Class M Certificates with a lower payment priority.

         In addition, in instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the
Certificates--Servicing and Administration of Mortgage Collateral" in the
prospectus. However the master servicer's and subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below the lesser of (i) one-half of the mortgage rate as in effect on the cut-off date and (ii) the Expense Fee Rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time, so long as written confirmation is obtained from each rating agency that the increase will not reduce the ratings assigned to any class of offered certificates by that rating agency below the lower of the then-current ratings assigned to those certificates by

                                      S-71

that rating agency or the ratings assigned to those certificates as of the closing date by that rating agency.

ADVANCES

         Prior to each distribution date, the master servicer is required to make Advances out of its own funds, advances made by a subservicer, or funds held in the Custodial Account, with respect to any distributions of principal and interest, net of the related servicing fees, that were due on the mortgage loans during the related due period and not received on the business day next preceding the related determination date.

         Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance
Proceeds, or Liquidation Proceeds. The purpose of making Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against realized losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the scheduled monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement, in which case the trustee, as successor master servicer, will be obligated to make any such Advance, in accordance with the terms of the pooling and servicing agreement.

         All Advances will be reimbursable to the master servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation
Proceeds from the mortgage loan as to which the unreimbursed Advance was made.
In addition, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the offered certificates.

         The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing
Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any
Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

         In addition, see "Description of the Certificates--Withdrawals from the
Custodial Account" and "--Advances" in the prospectus.

REPORTS TO CERTIFICATEHOLDERS

         The trustee will make the reports referred to in the prospectus under
"Description of the Certificates--Reports to Certificateholders" (and, at its
option, any additional files containing the same information in an alternative format) available each month to the certificateholders and other parties referred to in the pooling and servicing agreement via the trustee's website, which can be obtained by calling the trustee at (800) 934-6802. Persons that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the trustee at (800) 934-6802. The trustee shall

                                      S-72

have the right to change the way the reports are distributed in order to make such distribution more convenient and/or more accessible to the other parties referred to in the pooling and servicing agreement and to the certificateholders. The trustee shall provide timely and adequate notification to all parties referred to in the pooling and servicing agreement and to the certificateholders regarding any such change.

LIMITED MORTGAGE LOAN PURCHASE RIGHT

         The pooling and servicing agreement will provide that Residential
Funding, through an affiliate, will have the option at any time to purchase any of the mortgage loans from the trust at a purchase price equal to the greater of par plus accrued interest or the fair market value of each mortgage loan so purchased, up to a maximum of five mortgage loans. In the event that this option is exercised as to any five mortgage loans in the aggregate, this option will thereupon terminate.

THE SWAP AGREEMENT

         The trust will enter into an interest rate swap agreement with the swap counterparty. On each distribution date, the trustee will deposit into a swap account amounts, if any, received from the swap counterparty. From amounts on deposit in the swap account, to the extent such amounts constitute net swap payments (as described below), distributions to cover Realized Losses, distributions of amounts necessary to maintain the required level of overcollateralization, distributions in respect of Prepayment Interest
Shortfalls, Basis Risk Shortfall Carry Forward Amounts and Relief Act
Shortfalls, and distributions in respect of the principal portion of Realized
Losses previously allocated to the certificates that remain unreimbursed, will be made as described in this prospectus supplement. The swap account will not be an asset of any REMIC.

         Under the swap agreement, on each distribution date, the trust will be obligated to pay to the swap counterparty the Fixed Swap Payment and the swap counterparty will be obligated to pay to the trust the Floating Swap Payment. A net swap payment will be required to be made on each distribution date (a) by the trustee to the swap counterparty, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment payable to the trust for such distribution date, or (b) by the swap counterparty to the trustee, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap Payment for such distribution date.

         The swap agreement will terminate immediately following the distribution date in June 2009, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.

         The respective obligations of the swap counterparty and the trust to pay specified amounts due under the swap agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the swap agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the swap agreement.

         "Events of Default" under the swap agreement (each a "Swap Default")
include the following standard events of default under the ISDA Master
Agreement:

                  o "Failure to Pay or Deliver" (which generally relates to the failure of either party to the swap agreement to perform its payment obligations under the swap agreement),

                                      S-73

                  o "Bankruptcy" which generally relates to the insolvency of, or inability to pay debts as they become due, by either party to the swap agreement (as amended in the swap agreement), and

                  o "Merger without Assumption" which generally relates to the merger, consolidation or transfer of substantially all of the assets of the swap counterparty without the assumption of obligations under the swap agreement by the surviving entity,

as further described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA
Master Agreement.

         "Early Termination Events" under the swap agreement (each an "Early
Termination Event") consist of the following standard events under the ISDA
Master Agreement:

                  o "Illegality" (which generally relates to changes in law
         causing it to become unlawful for either party to perform its obligations under the swap agreement),

                  o "Tax Event" (which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes),
         and

                  o "Tax Event Upon Merger" (solely with respect to the swap counterparty) (which generally relates to the swap counterparty's receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger),

as further described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA
Master Agreement. In addition, there are "Additional Termination Events" (as defined in the swap agreement) including if the swap counterparty fails to comply with the Downgrade Provisions (as defined below).

         Upon the occurrence of any Swap Default under the swap agreement, the non-defaulting party will have the right to designate an Early Termination Date.
With respect to Termination Events (including Additional Termination Events), an
Early Termination Date may be designated by one of the parties (as specified in the swap agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the swap agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the swap agreement. The occurrence of an Early Termination Date under the swap agreement will constitute a "Swap Early Termination."

         Upon any Swap Early Termination, the trust or the swap counterparty may be liable to make a swap termination payment (the "Swap Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the swap agreement computed in accordance with the procedures set forth in the swap agreement taking into account the present value of the unpaid amounts that would have been owed to and by the swap counterparty under the remaining scheduled term of the swap agreement. In the event that the trust is required to make a
Swap Termination Payment to the swap counterparty, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Counterparty Trigger
Event. The trust's obligation to pay amounts in respect of a Swap Termination
Payment resulting from a Swap Counterparty Trigger Event will be subordinated to distributions to the holders of the Class A Certificates and the Class M
Certificates.

                                      S-74

         If the swap counterparty's credit ratings fall below the levels specified in the swap agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the swap counterparty will be required to either (1)
obtain a substitute swap counterparty with credit ratings at least equal to the specified levels that will assume the obligations of the swap counterparty under the swap agreement, (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the swap counterparty under the swap agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the swap agreement or (3) post collateral which will be sufficient to maintain or restore the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade (such provisions, the "Downgrade Provisions").

Payments under the Swap Agreement

         Amounts payable by the trust in respect of net swap payments and Swap
Termination Payments (other than Swap Termination Payments resulting from a Swap
Counterparty Trigger Event) will be deducted from available funds before distributions to the holders of the Class A Certificates and the Class M
Certificates. On each distribution date, such amounts will be distributed by the trust to the swap counterparty, first to make any net swap payment owed to the swap counterparty pursuant to the swap agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Counterparty
Trigger Event owed to the swap counterparty pursuant to the swap agreement.
Payments by the trust to the swap counterparty in respect of any Swap
Termination Payment triggered by a Swap Counterparty Trigger Event pursuant to the swap agreement will be subordinated to distributions to the holders of the
Class A Certificates and the Class M Certificates and will be paid by the trust to the swap counterparty as set forth in the pooling and servicing agreement.

         Amounts payable by the swap counterparty to the trust will be deposited by the trustee into the swap account. On each distribution date, to the extent required, the trustee will withdraw the following amounts from the swap account to the extent of net swap payments on deposit therein for distribution to the certificates in the following order of priority:

                  o first, as part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates and the Class M Certificates
         in reduction of their Certificate Principal Balances, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

                  o second, to pay the holders of the Class A Certificates and the Class M Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

                  o third, to pay the holders of the Class A Certificates and the Class M Certificates, the amount of any Prepayment Interest
         Shortfalls allocated thereto for that distribution date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that distribution date;

                  o fourth, to pay to the holders of the Class A Certificates and the Class M Certificates, any Prepayment Interest Shortfalls
         remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis based on unpaid Prepayment Interest
         Shortfalls previously allocated thereto;

                                      S-75

                  o fifth, to pay to the holders of the Class A Certificates pro rata, and then to the Class M Certificates, in order of priority, the amount of any Basis Risk Shortfall Carry Forward Amounts, remaining unpaid as of that distribution date;

                  o sixth, to pay to the holders of the Class A Certificates and the Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that distribution date;

                  o seventh, to pay to the holders of the Class A Certificates, pro rata, then to the Class M Certificates, in order of priority, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed; and

                  o eighth, to pay to the holders of the Class SB and Class R
Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

         o        The rate and timing of principal payments on the mortgage
                  loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

         o        The allocation of principal distributions among the various classes of certificates;

         o        The rate and timing of Realized Losses and interest shortfalls on the mortgage loans;

         o        The pass-through rate on that class of offered certificates;

         o        The purchase price paid for that class of offered
                  certificates; and

         o        The timing of the exercise of the optional termination by the master servicer.

         For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment
Considerations" in the prospectus.

         As of the cut-off date, approximately 13.0% of the mortgage loans by cut-off date principal balance require the related borrowers to make monthly payments of accrued interest, but not principal, for up to six years following origination. After the interest-only period, the related borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. In addition, because no scheduled principal payments are required to be made on these mortgage loans for a period of time, the offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the related borrowers were required to make monthly payments of interest and principal from origination of these mortgage loans.

                                      S-76

PREPAYMENT CONSIDERATIONS

         The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses on the mortgage loans. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations or modifications of defaulted mortgage loans and purchases of mortgage loans due to breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses on the mortgage loans will, significantly affect the yield to an investor in the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal payments on the offered certificates entitled to distributions in respect of principal.

         The mortgage loans may be prepaid by the mortgagors at any time in full or in part, although approximately 71.3% of the mortgage loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply. See "Description of the Mortgage Pool" in this prospectus supplement Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.
In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of Mortgage Loans and
Contracts--Default Interest and Limitations on Prepayments" in the prospectus.
The Class SB Certificateholders shall receive the amount of any payments or collections in the nature of prepayment charges on the mortgage loans received by the master servicer in respect of the related due period.

         Investors in the offered certificates should be aware that some of the mortgage loans will be junior loans, which are secured by junior liens on the related mortgaged properties. Generally, junior mortgage loans are not viewed by mortgagors as permanent financing. Accordingly, junior loans may experience a higher rate of prepayment than first lien mortgage loans.

         The fixed-rate loans typically contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.
The adjustable-rate loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of those mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if

                                      S-77

prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal distributions on the related offered certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. In addition, the rate of default of mortgage loans secured by junior liens is likely to be greater than that of mortgage loans secured by first liens on comparable properties. Also, because borrowers of balloon loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with balloon loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

         A subservicer may allow the refinancing of a mortgage loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.

         The rate of default on mortgage loans that are refinances by the borrower, were originated with limited documentation, or are mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. As a result of the underwriting standards applicable to the mortgage loans, the mortgage loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by Fannie Mae and Freddie Mac first and junior lien mortgage loan purchase programs. See "Description of the Mortgage Pool--Underwriting
Standards." In addition, because of these underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans, the mortgage loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event mortgage loan delinquencies and defaults occur, than would be the case if the mortgage loans were serviced in accordance with those other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the mortgaged properties are located. The risk of delinquencies and loss is greater, and prepayments are less likely, in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The master servicer has a limited right, but not an obligation, to repurchase some defaulted mortgage loans at a price equal to the unpaid principal balance thereof plus accrued and unpaid interest, resulting in a payment of principal on the offered certificates earlier than might have been the case if foreclosure proceedings had been commenced. See "Maturity and
Prepayment Considerations" in the prospectus.

                                      S-78

ALLOCATION OF PRINCIPAL DISTRIBUTIONS

         The yields to maturity of the offered certificates will be affected by the allocation of principal distributions among the offered certificates and the extent of any Overcollateralization Reduction Amount. The offered certificates are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal and the weighted average lives of classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of those mortgage loans.
The timing of commencement of principal distributions and the weighted average lives of the offered certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the rate and timing of principal distributions on and the weighted average lives of the offered certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, realized losses, liquidations and purchases, on the mortgage loans.

         As described in this prospectus supplement, during certain periods all or a disproportionately large percentage of principal payments on the mortgage loans will be allocated among the Class A Certificates and, during certain periods, no principal distributions will be distributed to each class of Class M
Certificates. Unless the Certificate Principal Balances of the Class A
Certificates have been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the Stepdown Date.
Furthermore, if a Trigger Event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate
Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal distributions are distributed on the Class
M Certificates, the subordination afforded the Class A Certificates by the Class
M Certificates, together with overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

         As described under "Description of the Certificates--Allocation of
Losses" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Class A Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances.

         Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M
Certificates. In addition, a higher than expected rate of delinquencies or realized losses will also affect the rate of principal distributions on one or more classes of the Class M Certificates if delinquencies or realized losses cause a Trigger Event.

         The yields to maturity of the offered certificates may also be affected to the extent any Excess Cash Flow is used to accelerate distributions of principal on the offered certificates and to the extent any
Overcollateralization Reduction Amount is used to decelerate principal on the offered certificates. In addition, the amount of the Overcollateralization
Increase Amount paid to the offered certificates on any payment date will be affected by, among other things, the level of delinquencies and realized losses on the mortgage loans, and the level of One-Month LIBOR and Six-Month LIBOR. See
"Description of the Certificates--Excess Cash Flow and Overcollateralization" in
this prospectus supplement.

REALIZED LOSSES AND INTEREST SHORTFALLS

         The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the timing of borrower defaults resulting in Realized Losses on the mortgage loans, to the extent such losses are not covered by credit support in the form of the Excess Cash

                                      S-79

Flow, overcollateralization, the swap agreement or subordination provided by any
Class M Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by realized losses or delinquencies on the mortgage loans if those realized losses or delinquencies result in a change in the Required Overcollateralization Amount.

         The amount of interest otherwise payable to holders of each class of offered certificates will be reduced by any interest shortfalls, including
Prepayment Interest Shortfalls, on the mortgage loans to the extent not covered by the Excess Cash Flow, the swap agreement or by the master servicer in each case as described in this prospectus supplement. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to
Prepayment Interest Shortfalls. Prepayment Interest Shortfalls, Relief Act
Shortfalls and Basis Risk Shortfall Carry Forward Amounts will only be covered by Excess Cash Flow and amounts on deposit in the swap account in respect of the swap agreement, in each case as and to the extent described in this prospectus supplement. See "Description of the Certificates--Interest Distributions" in
this prospectus supplement for a discussion of possible shortfalls in the collection of interest.

         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.
For additional information regarding the recording of mortgages in the name of
MERS see "Description of the Mortgage Pool--General" in this prospectus supplement and "Description of the Certificates--Assignment of Mortgage Loans"
in the prospectus.

PASS-THROUGH RATES

         The yields to maturity on the offered certificates will be affected by their Pass-Through Rates.

         The Class A Certificates and the Class M Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If the Net WAC Cap Rate is less than One-Month LIBOR plus the related Margin, the
Pass-Through Rate on the Class A Certificates or the Class M Certificates, as
applicable, will be limited to the Net WAC Cap Rate. Thus, the yields to investors in the Class A Certificates and the Class M Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and will be adversely affected by the application of the Net WAC Cap Rate. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in lower
Pass-Through Rates on the Class A Certificates and the Class M Certificates. If
on any distribution date the application of the Net WAC Cap Rate results in an interest payment lower than One-Month LIBOR plus the related Margin on the Class
A Certificates or Class M Certificates during the related Interest Accrual
Period, the value of the Class A Certificates or Class M Certificates may be
temporarily or permanently reduced.

                                      S-80

         Investors in the Class A Certificates and the Class M Certificates
should be aware that some of the mortgage loans have adjustable interest rates.
Consequently, the interest that becomes due on these mortgage loans during the related due period will be sensitive to changes in the related indices and may be less than interest that would accrue on the Class A Certificates and the
Class M Certificates at the rate of One-Month LIBOR plus the related Margin. In a rising interest rate environment, the Class A Certificates and the Class M
Certificates may receive interest at the Net WAC Cap Rate for a protracted period of time. In addition, because the initial mortgage rates on the adjustable rate loans may be lower than the related minimum mortgage rates, the
Net WAC Cap Rate will initially be less than it will be once the adjustable rate loans have all adjusted to their fully indexed rate. Therefore, prior to the month in which all of the adjustable rate loans have adjusted to their fully indexed rate, there is a greater risk that the Pass Through Rate on any class of offered certificates may be limited by the Net WAC Cap Rate.

         To the extent the Net WAC Cap Rate is paid on the Class A Certificates or the Class M Certificates, the difference between the Net WAC Cap Rate and
One-Month LIBOR plus the related Margin will create a shortfall that will carry forward with interest thereon. This shortfall will only be payable from amounts in respect of the swap agreement or Excess Cash Flow. These shortfalls may remain unpaid on the Optional Termination Date and final distribution date. In the event of a decrease in One-Month LIBOR, the amount of Excess Cash Flow available to the Class A Certificates and the Class M Certificates will be reduced by any net swap payments and Swap Termination Payments (to the extent not due to a Swap Counterparty Trigger Event) paid to the swap counterparty as described in this prospectus supplement. In addition, the Net WAC Cap Rate and therefore the Pass-Through Rate on the Class A Certificates and the Class M
Certificates may be reduced by the requirement of the trust to pay any net swap payments and Swap Termination Payments (to the extent not due to a Swap
Counterparty Trigger Event) to the swap counterparty as described in this prospectus supplement.

PURCHASE PRICE

         The yield to maturity on a class of offered certificates will depend on the price paid by the holders of those certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an offered certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an offered certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

FINAL SCHEDULED DISTRIBUTION DATES

         The final scheduled distribution date with respect to the Class A-1
Certificates will be the distribution date in August 2026, assuming (i) the fixed-rate mortgage loans prepay at a constant rate of 0% HEP, (ii) the adjustable-rate mortgage loans prepay at a constant rate of 0% CPR, and (iii)
the structuring assumptions described under "--Weighted Average Life" below, except the optional termination is not exercised. The final scheduled distribution date with respect to each class of the Class A-2 Certificates,
Class A-3 Certificates, Class A-4 Certificates and the Class M Certificates will be the distribution date in September 2035, which is the distribution date occurring in the month following the last scheduled monthly payment on any mortgage loan.

         Due to realized losses and prepayments on the mortgage loans, the actual final distribution date on any class of offered certificates may be substantially earlier. In addition, the actual final distribution date on any class of offered certificates may be later than the final scheduled distribution date therefor. No event of default under the pooling and servicing agreement will arise or become applicable solely by

                                      S-81

reason of the failure to retire the entire Certificate Principal Balance of any class of offered certificates on or before its final scheduled distribution date.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution of net reduction of principal balance of the security. The weighted average life of each class of offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         The prepayment model used in this prospectus supplement with respect to the fixed-rate mortgage loans included in the mortgage pool is the Home Equity
Prepayment assumption, or HEP, which assumes a rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans.
The offered certificates were structured on the basis of, among other things, a
HEP of 23% for the fixed-rate mortgage loans, which is the related Prepayment
Assumption for the fixed-rate mortgage loans. 23% HEP assumes a constant prepayment rate or CPR, of one-tenth of 23% per annum of the then outstanding principal balance of those mortgage loans in the first month of the life of the mortgage loans and an additional one tenth of 23% per annum in each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of the mortgage loans, a 23% HEP assumes a CPR of 23%
per annum each month. HEP does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the fixed-rate mortgage loans. No representation is made that the fixed-rate mortgage loans will prepay at that or any other rate.

         The prepayment model used in this prospectus supplement with respect to the adjustable rate mortgage loans included in the mortgage pool, referred to in this prospectus supplement as PPC, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The offered certificates were structured on the basis of, among other things, a PPC of 100% for the adjustable rate mortgage loans. 100% PPC prepayment assumption assumes (i) a per annum prepayment rate of 2% of the then-outstanding principal balance of the adjustable-rate mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 28/11% per annum in each month thereafter through the eleventh month, (iii) a constant prepayment rate of 30% per annum beginning in the twelfth month through the twenty-second month, (iv) a constant prepayment rate of 50% per annum beginning in the twenty-third month through the twenty-seventh month and (v) a constant prepayment rate of 35% per annum thereafter during the life of the adjustable rate mortgage loans. No representation is made that the adjustable rate mortgage loans will prepay at that or any other rate.

                                      S-82

         The tables set forth below have been prepared on the basis of assumptions as described below regarding the characteristics of the mortgage loans that are expected to be included in the trust as described under
"Description of the Mortgage Pool" in this prospectus supplement and their performance. The tables assume, among other things, the following structuring assumptions:

         o        as of the date of issuance of the offered certificates, the mortgage loans have the following characteristics:


                                                            ORIGINAL      REMAINING      MONTHS TO         MONTHS
                  AGGREGATE                                 TERM TO        TERM TO          NEXT        BETWEEN RATE
                  PRINCIPAL       MORTGAGE     EXPENSE      MATURITY      MATURITY       ADJUSTMENT      ADJUSTMENT
 LOAN NUMBER       BALANCE          RATE       FEE RATE     (MONTHS)      (MONTHS)          DATE           DATES
 -----------       -------          ----       --------     --------      --------          ----           -----

      1        $ 761,443,922.75    7.637%       0.480%        360            358             22              6
      2        $  40,492,309.16    6.709%       0.441%        360            359             23              6
      3        $  99,466,832.58    6.826%       0.440%        360            358             22              6
      4        $     116,000.00    6.990%       0.425%        360            359             23              6
      5        $  70,538,196.19    7.735%       0.476%        360            359             35              6
      6        $   3,537,591.00    7.027%       0.427%        360            359             35              6
      7        $   6,989,054.44    6.778%       0.448%        360            358             35              6
      8        $     731,424.06    8.752%       0.444%        180            178            N/A             N/A
      9        $  12,724,202.25    7.559%       0.371%        175            174            N/A             N/A
     10        $      20,000.00    8.500%       0.300%        180            179            N/A             N/A
     11        $ 198,781,792.48    7.533%       0.380%        356            354            N/A             N/A
     12        $   5,160,177.08    7.139%       0.326%        355            352            N/A             N/A




                                   INITIAL                                                        ORIGINAL INTEREST
                                PERIODIC RATE    PERIODIC RATE     LIFETIME       LIFETIME           ONLY PERIOD
 LOAN NUMBER     GROSS MARGIN        CAP              CAP        MINIMUM RATE   MAXIMUM RATE          (MONTHS)
 -----------     ------------        ---              ---        ------------   ------------          --------

      1             6.175%          2.726%          1.135%          7.270%         13.873%                0
      2             5.720%          1.803%          1.329%          6.526%         13.549%               24
      3             5.734%          2.603%          1.229%          6.628%         13.207%               60
      4             5.875%          3.000%          1.000%          5.875%         12.990%               72
      5             6.326%          2.893%          1.044%          6.731%         13.842%                0
      6             5.926%          2.247%          1.489%          6.462%         13.501%               36
      7             5.682%          2.649%          1.227%          6.362%         13.101%               60
      8              N/A             N/A              N/A            N/A             N/A                  0
      9              N/A             N/A              N/A            N/A             N/A                  0
      10             N/A             N/A              N/A            N/A             N/A                 60
      11             N/A             N/A              N/A            N/A             N/A                  0
      12             N/A             N/A              N/A            N/A             N/A                 60



         o        loan number 8 has a remaining amortization term of 358 months;

         o        the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity (after taking into account the interest-only period, if applicable), so that the mortgage loan will
                  amortize in amounts sufficient for its repayment over its
                  remaining term to maturity (after taking into account the
                  interest-only period, if applicable), except for loan number 8 which is a balloon mortgage loan;

         o        the mortgage rate on each adjustable-rate loan will be
                  adjusted on each adjustment date to a rate equal to the
                  related index plus the applicable note margin, subject to a lifetime maximum mortgage rate, lifetime minimum mortgage rate and periodic rate caps, as applicable, with the scheduled
                  monthly payment adjusted accordingly to fully amortize the mortgage loan;

                                      S-83

         o        none of Residential Funding, the master servicer or the
                  depositor will repurchase any mortgage loan, except that the master servicer exercises its option to purchase the mortgage loans on the first distribution date when the aggregate stated
                  principal balance of the mortgage loans is less than 10% of the aggregate stated principal balance as of the cut-off date, except where indicated;

         o        all delinquencies of payments due on or prior to the cut-off date are brought current, and thereafter there are no
                  delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely
                  received together with prepayments, if any, at the constant percentages of HEP and PPC set forth in the tables;

         o        there is no Prepayment Interest Shortfall, Relief Act
                  Shortfall, Basis Risk Shortfall or any other interest
                  shortfall in any month;

         o        distributions on the Certificates will be received on the 25th day of each month, commencing in September 2005;

         o        payments on the mortgage loans earn no reinvestment return;

         o        the expenses described under "Description of the
                  Certificates--Interest Distributions" will be paid from trust assets, and there are no additional ongoing trust expenses payable out of the trust;

         o        One-Month LIBOR and Six-Month LIBOR remain constant at 3.58%
                  per annum and 4.04% per annum, respectively;

         o        the interest rate on the performance mortgage loans is not reduced; and

         o        the certificates will be purchased on August 30, 2005.

         The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of HEP and PPC until maturity or that all of the mortgage loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of HEP and PPC specified. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial
Certificate Principal Balance of the certificates outstanding over time and the weighted average lives of the offered certificates.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Certificate Principal Balance of those offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of HEP and PPC.

                                      S-84



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS A-1 CERTIFICATES
                                                               ------------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                               0.00%     11.50%     17.25%     23.00%     28.75%     34.50%
                                                               -----     ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)          0.00%     50.00%     75.00%     100.00%    125.00%    150.00%
-----------------------------------------------------          -----     ------     ------     -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................               98         73         61         48         35         22
August 2007.......................................               96         33          5          0          0          0
August 2008.......................................               94          1          0          0          0          0
August 2009.......................................               92          0          0          0          0          0
August 2010.......................................               90          0          0          0          0          0
August 2011.......................................               87          0          0          0          0          0
August 2012.......................................               84          0          0          0          0          0
August 2013.......................................               81          0          0          0          0          0
August 2014.......................................               78          0          0          0          0          0
August 2015.......................................               74          0          0          0          0          0
August 2016.......................................               70          0          0          0          0          0
August 2017.......................................               65          0          0          0          0          0
August 2018.......................................               60          0          0          0          0          0
August 2019.......................................               55          0          0          0          0          0
August 2020.......................................               49          0          0          0          0          0
August 2021.......................................               42          0          0          0          0          0
August 2022.......................................               35          0          0          0          0          0
August 2023.......................................               28          0          0          0          0          0
August 2024.......................................               19          0          0          0          0          0
August 2025.......................................               10          0          0          0          0          0
August 2026.......................................                0          0          0          0          0          0
August 2027.......................................                0          0          0          0          0          0
August 2028.......................................                0          0          0          0          0          0
August 2029.......................................                0          0          0          0          0          0
August 2030.......................................                0          0          0          0          0          0
August 2031.......................................                0          0          0          0          0          0
August 2032.......................................                0          0          0          0          0          0
August 2033.......................................                0          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................               13.60       1.63       1.22       1.00       0.85       0.74
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........               13.60       1.63       1.22       1.00       0.85       0.74


-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-85



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS A-2 CERTIFICATES
                                                               ------------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                                0.00%     11.50%     17.25%     23.00%     28.75%     34.50%
                                                                -----     ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%     50.00%   75.00%     100.00%    125.00%    150.00%
-----------------------------------------------------           -----     ------   ------     -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................              100        100        100        100        100        100
August 2007.......................................              100        100        100         41          0          0
August 2008.......................................              100        100          4          0          0          0
August 2009.......................................              100         33          0          0          0          0
August 2010.......................................              100          0          0          0          0          0
August 2011.......................................              100          0          0          0          0          0
August 2012.......................................              100          0          0          0          0          0
August 2013.......................................              100          0          0          0          0          0
August 2014.......................................              100          0          0          0          0          0
August 2015.......................................              100          0          0          0          0          0
August 2016.......................................              100          0          0          0          0          0
August 2017.......................................              100          0          0          0          0          0
August 2018.......................................              100          0          0          0          0          0
August 2019.......................................              100          0          0          0          0          0
August 2020.......................................              100          0          0          0          0          0
August 2021.......................................              100          0          0          0          0          0
August 2022.......................................              100          0          0          0          0          0
August 2023.......................................              100          0          0          0          0          0
August 2024.......................................              100          0          0          0          0          0
August 2025.......................................              100          0          0          0          0          0
August 2026.......................................               99          0          0          0          0          0
August 2027.......................................               68          0          0          0          0          0
August 2028.......................................               34          0          0          0          0          0
August 2029.......................................               11          0          0          0          0          0
August 2030.......................................                0          0          0          0          0          0
August 2031.......................................                0          0          0          0          0          0
August 2032.......................................                0          0          0          0          0          0
August 2033.......................................                0          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................               22.62       3.85       2.57       2.00       1.73       1.50
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........               22.62       3.85       2.57       2.00       1.73       1.50


-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-86



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS A-3 CERTIFICATES
                                                               ------------------------------------------------------------

PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                                0.00%     11.50%     17.25%     23.00%     28.75%     34.50%
                                                                -----     ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%     50.00%   75.00%     100.00%    125.00%    150.00%
-----------------------------------------------------           -----     ------   ------     -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................              100        100        100        100        100        100
August 2007.......................................              100        100        100        100         76         18
August 2008.......................................              100        100        100         29          0          0
August 2009.......................................              100        100         74         29          0          0
August 2010.......................................              100         99         44          7          0          0
August 2011.......................................              100         74         21          0          0          0
August 2012.......................................              100         53          4          0          0          0
August 2013.......................................              100         36          0          0          0          0
August 2014.......................................              100         21          0          0          0          0
August 2015.......................................              100          9          0          0          0          0
August 2016.......................................              100          0          0          0          0          0
August 2017.......................................              100          0          0          0          0          0
August 2018.......................................              100          0          0          0          0          0
August 2019.......................................              100          0          0          0          0          0
August 2020.......................................              100          0          0          0          0          0
August 2021.......................................              100          0          0          0          0          0
August 2022.......................................              100          0          0          0          0          0
August 2023.......................................              100          0          0          0          0          0
August 2024.......................................              100          0          0          0          0          0
August 2025.......................................              100          0          0          0          0          0
August 2026.......................................              100          0          0          0          0          0
August 2027.......................................              100          0          0          0          0          0
August 2028.......................................              100          0          0          0          0          0
August 2029.......................................              100          0          0          0          0          0
August 2030.......................................               89          0          0          0          0          0
August 2031.......................................               65          0          0          0          0          0
August 2032.......................................               39          0          0          0          0          0
August 2033.......................................               11          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................             26.56      7.43       4.96       3.24       2.22       1.90
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........             26.56      7.43       4.96       3.24       2.22       1.90


-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-87



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS A-4 CERTIFICATES
                                                               ------------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                                0.00%     11.50%     17.25%     23.00%     28.75%     34.50%
                                                                -----     ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%     50.00%   75.00%     100.00%    125.00%    150.00%
-----------------------------------------------------           -----     ------   ------     -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................              100        100        100        100        100        100
August 2007.......................................              100        100        100        100        100        100
August 2008.......................................              100        100        100        100         34          0
August 2009.......................................              100        100        100        100         34          0
August 2010.......................................              100        100        100        100          0          0
August 2011.......................................              100        100        100         77          0          0
August 2012.......................................              100        100        100          0          0          0
August 2013.......................................              100        100         82          0          0          0
August 2014.......................................              100        100          0          0          0          0
August 2015.......................................              100        100          0          0          0          0
August 2016.......................................              100         98          0          0          0          0
August 2017.......................................              100         81          0          0          0          0
August 2018.......................................              100          0          0          0          0          0
August 2019.......................................              100          0          0          0          0          0
August 2020.......................................              100          0          0          0          0          0
August 2021.......................................              100          0          0          0          0          0
August 2022.......................................              100          0          0          0          0          0
August 2023.......................................              100          0          0          0          0          0
August 2024.......................................              100          0          0          0          0          0
August 2025.......................................              100          0          0          0          0          0
August 2026.......................................              100          0          0          0          0          0
August 2027.......................................              100          0          0          0          0          0
August 2028.......................................              100          0          0          0          0          0
August 2029.......................................              100          0          0          0          0          0
August 2030.......................................              100          0          0          0          0          0
August 2031.......................................              100          0          0          0          0          0
August 2032.......................................              100          0          0          0          0          0
August 2033.......................................              100          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................             28.76      12.28      8.25       6.04       3.47       2.34
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........             29.12      15.55      10.66      7.86       4.62       2.34


-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-88



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS M-1 CERTIFICATES
                                                               ------------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                                0.00%     11.50%     17.25%     23.00%     28.75%     34.50%
                                                                -----     ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%     50.00%    75.00%     100.00%    125.00%    150.00%
-----------------------------------------------------           -----     ------    ------     -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................              100        100        100        100        100        100
August 2007.......................................              100        100        100        100        100        100
August 2008.......................................              100        100        100        100        100         89
August 2009.......................................              100        100         69         61        100          0
August 2010.......................................              100         83         52         31          0          0
August 2011.......................................              100         69         39         21          0          0
August 2012.......................................              100         57         29          0          0          0
August 2013.......................................              100         47         22          0          0          0
August 2014.......................................              100         39          0          0          0          0
August 2015.......................................              100         32          0          0          0          0
August 2016.......................................              100         27          0          0          0          0
August 2017.......................................              100         22          0          0          0          0
August 2018.......................................              100          0          0          0          0          0
August 2019.......................................              100          0          0          0          0          0
August 2020.......................................              100          0          0          0          0          0
August 2021.......................................              100          0          0          0          0          0
August 2022.......................................              100          0          0          0          0          0
August 2023.......................................              100          0          0          0          0          0
August 2024.......................................              100          0          0          0          0          0
August 2025.......................................              100          0          0          0          0          0
August 2026.......................................              100          0          0          0          0          0
August 2027.......................................              100          0          0          0          0          0
August 2028.......................................              100          0          0          0          0          0
August 2029.......................................               90          0          0          0          0          0
August 2030.......................................               77          0          0          0          0          0
August 2031.......................................               64          0          0          0          0          0
August 2032.......................................               49          0          0          0          0          0
August 2033.......................................               33          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................               26.72       8.28       5.58       4.65       4.74       3.61
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........               26.82       9.13       6.20       5.11       5.71       5.95

-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-89



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS M-2 CERTIFICATES
                                                               ------------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                                0.00%    11.50%      17.25%     23.00%     28.75%    34.50%
                                                                -----    ------      ------     ------     ------    ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%    50.00%     75.00%     100.00%    125.00%   150.00%
-----------------------------------------------------           -----    ------     ------     -------    -------   -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................             100%       100%       100%       100%       100%        100%
August 2006.......................................             100        100        100        100        100        100
August 2007.......................................             100        100        100        100        100        100
August 2008.......................................             100        100        100        100        100        100
August 2009.......................................             100        100         69         46        100          0
August 2010.......................................             100         83         52         31          0          0
August 2011.......................................             100         69         39         21          0          0
August 2012.......................................             100         57         29          0          0          0
August 2013.......................................             100         47         22          0          0          0
August 2014.......................................             100         39          0          0          0          0
August 2015.......................................             100         32          0          0          0          0
August 2016.......................................             100         27          0          0          0          0
August 2017.......................................             100         22          0          0          0          0
August 2018.......................................             100          0          0          0          0          0
August 2019.......................................             100          0          0          0          0          0
August 2020.......................................             100          0          0          0          0          0
August 2021.......................................             100          0          0          0          0          0
August 2022.......................................             100          0          0          0          0          0
August 2023.......................................             100          0          0          0          0          0
August 2024.......................................             100          0          0          0          0          0
August 2025.......................................             100          0          0          0          0          0
August 2026.......................................             100          0          0          0          0          0
August 2027.......................................             100          0          0          0          0          0
August 2028.......................................             100          0          0          0          0          0
August 2029.......................................              90          0          0          0          0          0
August 2030.......................................              77          0          0          0          0          0
August 2031.......................................              64          0          0          0          0          0
August 2032.......................................              49          0          0          0          0          0
August 2033.......................................              33          0          0          0          0          0
August 2034.......................................               0          0          0          0          0          0
August 2035.......................................               0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................              26.72       8.28       5.57       4.51       4.52       3.74
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........              26.82       9.11       6.17       4.96       4.88       4.52


-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-90



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS M-3 CERTIFICATES
                                                               ------------------------------------------------------------

PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                               0.00%      11.50%     17.25%     23.00%     28.75%     34.50%
                                                               -----      ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%     50.00%    75.00%     100.00%    125.00%    150.00%
-----------------------------------------------------           -----     ------    ------     -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................              100        100        100        100        100        100
August 2007.......................................              100        100        100        100        100        100
August 2008.......................................              100        100        100        100        100        100
August 2009.......................................              100        100         69         46         65          0
August 2010.......................................              100         83         52         31          0          0
August 2011.......................................              100         69         39         21          0          0
August 2012.......................................              100         57         29          0          0          0
August 2013.......................................              100         47         22          0          0          0
August 2014.......................................              100         39          0          0          0          0
August 2015.......................................              100         32          0          0          0          0
August 2016.......................................              100         27          0          0          0          0
August 2017.......................................              100         22          0          0          0          0
August 2018.......................................              100          0          0          0          0          0
August 2019.......................................              100          0          0          0          0          0
August 2020.......................................              100          0          0          0          0          0
August 2021.......................................              100          0          0          0          0          0
August 2022.......................................              100          0          0          0          0          0
August 2023.......................................              100          0          0          0          0          0
August 2024.......................................              100          0          0          0          0          0
August 2025.......................................              100          0          0          0          0          0
August 2026.......................................              100          0          0          0          0          0
August 2027.......................................              100          0          0          0          0          0
August 2028.......................................              100          0          0          0          0          0
August 2029.......................................               90          0          0          0          0          0
August 2030.......................................               77          0          0          0          0          0
August 2031.......................................               64          0          0          0          0          0
August 2032.......................................               49          0          0          0          0          0
August 2033.......................................               33          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................               26.72       8.28       5.57       4.44       4.20       3.70
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........               26.81       9.08       6.14       4.87       4.54       4.01


-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-91



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS M-4 CERTIFICATES
                                                               ------------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                                0.00%     11.50%     17.25%     23.00%     28.75%     34.50%
                                                                -----     ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%     50.00%    75.00%     100.00%    125.00%    150.00%
-----------------------------------------------------           -----     ------    ------     -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................              100        100        100        100        100        100
August 2007.......................................              100        100        100        100        100        100
August 2008.......................................              100        100        100        100        100        100
August 2009.......................................              100        100         69         46         29          0
August 2010.......................................              100         83         52         31          0          0
August 2011.......................................              100         69         39         21          0          0
August 2012.......................................              100         57         29          0          0          0
August 2013.......................................              100         47         22          0          0          0
August 2014.......................................              100         39          0          0          0          0
August 2015.......................................              100         32          0          0          0          0
August 2016.......................................              100         27          0          0          0          0
August 2017.......................................              100         22          0          0          0          0
August 2018.......................................              100          0          0          0          0          0
August 2019.......................................              100          0          0          0          0          0
August 2020.......................................              100          0          0          0          0          0
August 2021.......................................              100          0          0          0          0          0
August 2022.......................................              100          0          0          0          0          0
August 2023.......................................              100          0          0          0          0          0
August 2024.......................................              100          0          0          0          0          0
August 2025.......................................              100          0          0          0          0          0
August 2026.......................................              100          0          0          0          0          0
August 2027.......................................              100          0          0          0          0          0
August 2028.......................................              100          0          0          0          0          0
August 2029.......................................               90          0          0          0          0          0
August 2030.......................................               77          0          0          0          0          0
August 2031.......................................               64          0          0          0          0          0
August 2032.......................................               49          0          0          0          0          0
August 2033.......................................               33          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................               26.72       8.28       5.57       4.39       4.05       3.52
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........               26.81       9.06       6.12       4.81       4.37       3.79


-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-92



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS M-5 CERTIFICATES
                                                               ------------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                                0.00%     11.50%     17.25%     23.00%     28.75%     34.50%
                                                                -----     ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%     50.00%     75.00%    100.00%    125.00%    150.00%
-----------------------------------------------------           -----     ------     ------    -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................              100        100        100        100        100        100
August 2007.......................................              100        100        100        100        100        100
August 2008.......................................              100        100        100        100        100        100
August 2009.......................................              100        100         69         46         29          0
August 2010.......................................              100         83         52         31          0          0
August 2011.......................................              100         69         39         21          0          0
August 2012.......................................              100         57         29          0          0          0
August 2013.......................................              100         47         22          0          0          0
August 2014.......................................              100         39          0          0          0          0
August 2015.......................................              100         32          0          0          0          0
August 2016.......................................              100         27          0          0          0          0
August 2017.......................................              100         22          0          0          0          0
August 2018.......................................              100          0          0          0          0          0
August 2019.......................................              100          0          0          0          0          0
August 2020.......................................              100          0          0          0          0          0
August 2021.......................................              100          0          0          0          0          0
August 2022.......................................              100          0          0          0          0          0
August 2023.......................................              100          0          0          0          0          0
August 2024.......................................              100          0          0          0          0          0
August 2025.......................................              100          0          0          0          0          0
August 2026.......................................              100          0          0          0          0          0
August 2027.......................................              100          0          0          0          0          0
August 2028.......................................              100          0          0          0          0          0
August 2029.......................................               90          0          0          0          0          0
August 2030.......................................               77          0          0          0          0          0
August 2031.......................................               64          0          0          0          0          0
August 2032.......................................               49          0          0          0          0          0
August 2033.......................................               33          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................               26.72       8.28       5.56       4.36       3.93       3.37
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........               26.81       9.02       6.09       4.76       4.24       3.63


-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-93



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS M-6 CERTIFICATES
                                                               ------------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                                0.00%     11.50%     17.25%     23.00%     28.75%     34.50%
                                                                -----     ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%     50.00%    75.00%     100.00%    125.00%    150.00%
-----------------------------------------------------           -----     ------    ------     -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................              100        100        100        100        100        100
August 2007.......................................              100        100        100        100        100        100
August 2008.......................................              100        100        100        100        100        100
August 2009.......................................              100        100         69         46         29          0
August 2010.......................................              100         83         52         31          0          0
August 2011.......................................              100         69         39         21          0          0
August 2012.......................................              100         57         29          0          0          0
August 2013.......................................              100         47         22          0          0          0
August 2014.......................................              100         39          0          0          0          0
August 2015.......................................              100         32          0          0          0          0
August 2016.......................................              100         27          0          0          0          0
August 2017.......................................              100         22          0          0          0          0
August 2018.......................................              100          0          0          0          0          0
August 2019.......................................              100          0          0          0          0          0
August 2020.......................................              100          0          0          0          0          0
August 2021.......................................              100          0          0          0          0          0
August 2022.......................................              100          0          0          0          0          0
August 2023.......................................              100          0          0          0          0          0
August 2024.......................................              100          0          0          0          0          0
August 2025.......................................              100          0          0          0          0          0
August 2026.......................................              100          0          0          0          0          0
August 2027.......................................              100          0          0          0          0          0
August 2028.......................................              100          0          0          0          0          0
August 2029.......................................               90          0          0          0          0          0
August 2030.......................................               77          0          0          0          0          0
August 2031.......................................               64          0          0          0          0          0
August 2032.......................................               49          0          0          0          0          0
August 2033.......................................               33          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................               26.72       8.28       5.56       4.34       3.85       3.27
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........               26.81       8.98       6.05       4.71       4.14       3.50


-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-94



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS M-7 CERTIFICATES
                                                               ------------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                                0.00%     11.50%     17.25%     23.00%     28.75%     34.50%
                                                                -----     ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%     50.00%    75.00%     100.00%    125.00%    150.00%
-----------------------------------------------------           -----     ------    ------     -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................              100        100        100        100        100        100
August 2007.......................................              100        100        100        100        100        100
August 2008.......................................              100        100        100        100        100         43
August 2009.......................................              100        100         69         46         29          0
August 2010.......................................              100         83         52         31          0          0
August 2011.......................................              100         69         39         21          0          0
August 2012.......................................              100         57         29          0          0          0
August 2013.......................................              100         47         22          0          0          0
August 2014.......................................              100         39          0          0          0          0
August 2015.......................................              100         32          0          0          0          0
August 2016.......................................              100         27          0          0          0          0
August 2017.......................................              100         22          0          0          0          0
August 2018.......................................              100          0          0          0          0          0
August 2019.......................................              100          0          0          0          0          0
August 2020.......................................              100          0          0          0          0          0
August 2021.......................................              100          0          0          0          0          0
August 2022.......................................              100          0          0          0          0          0
August 2023.......................................              100          0          0          0          0          0
August 2024.......................................              100          0          0          0          0          0
August 2025.......................................              100          0          0          0          0          0
August 2026.......................................              100          0          0          0          0          0
August 2027.......................................              100          0          0          0          0          0
August 2028.......................................              100          0          0          0          0          0
August 2029.......................................               90          0          0          0          0          0
August 2030.......................................               77          0          0          0          0          0
August 2031.......................................               64          0          0          0          0          0
August 2032.......................................               49          0          0          0          0          0
August 2033.......................................               33          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................               26.72       8.28       5.56       4.32       3.78       3.19
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........               26.80       8.92       6.01       4.65       4.04       3.40


-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-95



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS M-8 CERTIFICATES
                                                               ------------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                                0.00%     11.50%     17.25%     23.00%     28.75%     34.50%
                                                                -----     ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%     50.00%    75.00%     100.00%    125.00%    150.00%
-----------------------------------------------------           -----     ------    ------     -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................              100        100        100        100        100        100
August 2007.......................................              100        100        100        100        100        100
August 2008.......................................              100        100        100        100        100         32
August 2009.......................................              100        100         69         46         29          0
August 2010.......................................              100         83         52         31          0          0
August 2011.......................................              100         69         39         21          0          0
August 2012.......................................              100         57         29          0          0          0
August 2013.......................................              100         47         22          0          0          0
August 2014.......................................              100         39          0          0          0          0
August 2015.......................................              100         32          0          0          0          0
August 2016.......................................              100         27          0          0          0          0
August 2017.......................................              100         22          0          0          0          0
August 2018.......................................              100          0          0          0          0          0
August 2019.......................................              100          0          0          0          0          0
August 2020.......................................              100          0          0          0          0          0
August 2021.......................................              100          0          0          0          0          0
August 2022.......................................              100          0          0          0          0          0
August 2023.......................................              100          0          0          0          0          0
August 2024.......................................              100          0          0          0          0          0
August 2025.......................................              100          0          0          0          0          0
August 2026.......................................              100          0          0          0          0          0
August 2027.......................................              100          0          0          0          0          0
August 2028.......................................              100          0          0          0          0          0
August 2029.......................................               90          0          0          0          0          0
August 2030.......................................               77          0          0          0          0          0
August 2031.......................................               64          0          0          0          0          0
August 2032.......................................               49          0          0          0          0          0
August 2033.......................................               33          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................               26.72       8.28       5.56       4.29       3.73       3.13
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........               26.80       8.83       5.94       4.58       3.95       3.31

-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-96



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS M-9 CERTIFICATES
                                                               ------------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                                0.00%     11.50%     17.25%     23.00%     28.75%     34.50%
                                                                -----     ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%    50.00%     75.00%     100.00%    125.00%    150.00%
-----------------------------------------------------           -----    ------     ------     -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................              100        100        100        100        100        100
August 2007.......................................              100        100        100        100        100        100
August 2008.......................................              100        100        100        100        100         32
August 2009.......................................              100        100         69         46         29          0
August 2010.......................................              100         83         52         31          0          0
August 2011.......................................              100         69         39         21          0          0
August 2012.......................................              100         57         29          0          0          0
August 2013.......................................              100         47         22          0          0          0
August 2014.......................................              100         39          0          0          0          0
August 2015.......................................              100         32          0          0          0          0
August 2016.......................................              100         27          0          0          0          0
August 2017.......................................              100         22          0          0          0          0
August 2018.......................................              100          0          0          0          0          0
August 2019.......................................              100          0          0          0          0          0
August 2020.......................................              100          0          0          0          0          0
August 2021.......................................              100          0          0          0          0          0
August 2022.......................................              100          0          0          0          0          0
August 2023.......................................              100          0          0          0          0          0
August 2024.......................................              100          0          0          0          0          0
August 2025.......................................              100          0          0          0          0          0
August 2026.......................................              100          0          0          0          0          0
August 2027.......................................              100          0          0          0          0          0
August 2028.......................................              100          0          0          0          0          0
August 2029.......................................               90          0          0          0          0          0
August 2030.......................................               77          0          0          0          0          0
August 2031.......................................               64          0          0          0          0          0
August 2032.......................................               49          0          0          0          0          0
August 2033.......................................               33          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................               26.72       8.28       5.56       4.29       3.69       3.07
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........               26.78       8.71       5.86       4.51       3.86       3.22

-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-97



          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                                    CLASS M-10 CERTIFICATES
                                                               ------------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)
------------------------------------------------
                                                                0.00%     11.50%     17.25%     23.00%     28.75%     34.50%
                                                                -----     ------     ------     ------     ------     ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)           0.00%    50.00%     75.00%     100.00%    125.00%    150.00%
-----------------------------------------------------           -----    ------     ------     -------    -------    -------

DISTRIBUTION DATE
-----------------

Initial Percentage................................              100%       100%       100%       100%       100%       100%
August 2006.......................................              100        100        100        100        100        100
August 2007.......................................              100        100        100        100        100        100
August 2008.......................................              100        100        100        100        100         32
August 2009.......................................              100        100         69         46         29          0
August 2010.......................................              100         83         52         31          0          0
August 2011.......................................              100         69         39         21          0          0
August 2012.......................................              100         57         29          0          0          0
August 2013.......................................              100         47         22          0          0          0
August 2014.......................................              100         39          0          0          0          0
August 2015.......................................              100         32          0          0          0          0
August 2016.......................................              100         27          0          0          0          0
August 2017.......................................              100         22          0          0          0          0
August 2018.......................................              100          0          0          0          0          0
August 2019.......................................              100          0          0          0          0          0
August 2020.......................................              100          0          0          0          0          0
August 2021.......................................              100          0          0          0          0          0
August 2022.......................................              100          0          0          0          0          0
August 2023.......................................              100          0          0          0          0          0
August 2024.......................................              100          0          0          0          0          0
August 2025.......................................              100          0          0          0          0          0
August 2026.......................................              100          0          0          0          0          0
August 2027.......................................              100          0          0          0          0          0
August 2028.......................................              100          0          0          0          0          0
August 2029.......................................               90          0          0          0          0          0
August 2030.......................................               77          0          0          0          0          0
August 2031.......................................               64          0          0          0          0          0
August 2032.......................................               49          0          0          0          0          0
August 2033.......................................               33          0          0          0          0          0
August 2034.......................................                0          0          0          0          0          0
August 2035.......................................                0          0          0          0          0          0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................               26.72       8.28       5.56       4.28       3.66       3.04
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........               26.76       8.54       5.73       4.41       3.76       3.13


-----------------------
(1)      The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of the Certificate Principal
         Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)      The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-98

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement dated as of August 1, 2005, among the depositor, the master servicer and the trustee. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The trustee will be directed to appoint Wells Fargo Bank, N.A., to serve as custodian for the mortgage loans.
The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the
President, Residential Asset Securities Corporation, 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under some circumstances. See "The Pooling and Servicing
Agreement--The Trustee" in the prospectus.

THE MASTER SERVICER

         Residential Funding, an indirect wholly-owned subsidiary of GMAC
Mortgage Group, Inc. and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential
Funding Corporation" in the prospectus and "Description of the Mortgage
Pool--Residential Funding" in this prospectus supplement.

         The following table sets forth information concerning the delinquency experience, including pending foreclosures, on one- to four- family residential mortgage loans that generally complied with Residential Funding's AlterNet
Mortgage Program at the time of purchase by Residential Funding and were being master serviced by Residential Funding on December 31, 2002, December 31, 2003,
December 31, 2004 and June 30, 2005. Because the A1terNet Program is relatively new, the loss experience with respect to these mortgage loans is limited and is not sufficient to provide meaningful disclosure with respect to realized losses.

         As used in this prospectus supplement, a mortgage loan is categorized as "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July
31. If that payment remained unpaid as of the close of business on August 31, the mortgage loan would be considered to be 30 to 59 days delinquent.
Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

         The following information has been supplied by Residential Funding for inclusion in the prospectus supplement:

                                      S-99



                ALTERNET MORTGAGE PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 2002            AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                                     --------------------            --------------------             --------------------
                                      BY          BY DOLLAR          BY          BY DOLLAR           BY            BY DOLLAR
                                    NUMBER          AMOUNT         NUMBER          AMOUNT          NUMBER           AMOUNT
                                   OF LOANS        OF LOANS       OF LOANS        OF LOANS        OF LOANS         OF LOANS
                                   --------        --------       --------        --------        --------         --------
                                 (DOLLAR AMOUNTS IN THOUSANDS)  (DOLLAR AMOUNTS IN THOUSANDS)    (DOLLAR AMOUNTS IN THOUSANDS)

Total Loan Portfolio............     227,890       $21,245,572      267,340      $26,747,416       260,602       $27,021,236
     Period of Delinquency:
30 to 59 days...................       6,499           575,607       10,318          917,157        10,005           916,535
60 to 89 days...................       2,430           202,309        3,662          313,734         3,376           293,570
90 days or more.................       8,350           670,422       10,796          888,971        10,849           884,033
Foreclosures Pending............      13,489         1,223,250       14,941        1,342,756        14,441         1,301,306
Total Delinquent Loans..........      30,768        $2,671,588       39,717       $3,462,618        38,671        $3,395,443

Percent of Loan Portfolio.......      13.501%           12.575%      14.856%          12.946%       14.839%           12.566%

                                       AT JUNE 30, 2005
                                       ----------------
                                    BY           BY DOLLAR
                                  NUMBER          AMOUNT
                                 OF LOANS        OF LOANS
                                 --------        --------
                                (DOLLAR AMOUNTS IN THOUSANDS)

Total Loan Portfolio............   244,823       $25,914,614
     Period of Delinquency:
30 to 59 days...................     9,327           884,926
60 to 89 days...................     3,103           281,631
90 days or more.................     9,656           800,559
Foreclosures Pending............    12,766         1,160,587
Total Delinquent Loans..........    34,852        $3,127,704

Percent of Loan Portfolio.......    14.236%           12.069%



         The following table sets forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding as of December
31, 2002, December 31, 2003, December 31, 2004 and June 30, 2005, with respect to the mortgage loans referred to above. For purposes of the following table,
Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed
Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the
Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or
Net Loss respectively during the period indicated by the Average Portfolio
Balance during that period.

                                     S-100



               ALTERNET MORTGAGE PROGRAM FORECLOSURE EXPERIENCE(1)

                                                            AT OR FOR                    AT OR FOR                   AT OR FOR
                                                          THE YEAR ENDED              THE YEAR ENDED               THE YEAR ENDED
                                                        DECEMBER 31, 2002            DECEMBER 31, 2003           DECEMBER 31, 2004
                                                        -----------------            -----------------           -----------------
                                                        (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                                            THOUSANDS)                  THOUSANDS)                   THOUSANDS)

Total Loan Portfolio.............................            $21,245,572                  $26,747,416                 $27,021,236
Average Portfolio Balance........................            $18,695,294                  $23,815,494                 $27,486,562
Foreclosed Loans (2).............................               $298,019                     $403,857                    $337,739
Liquidated Foreclosed Loans (3)..................               $603,716                     $788,665                  $1,062,158
Foreclosed Loans Ratio...........................                 1.403%                       1.510%                      1.250%
Gross Loss (4)...................................               $260,334                     $328,137                    $427,803
Gross Loss Ratio.................................                 1.393%                       1.378%                      1.556%
Covered Loss (5).................................               $257,153                     $320,261                    $400,757
Net Loss (6).....................................                 $3,181                       $7,876                     $27,046
Net Loss Ratio...................................                 0.017%                       0.033%                      0.098%
Excess Recovery (7)..............................                    $31                         $114                        $927

                                                           AT OR FOR THE
                                                      SIX-MONTH PERIOD ENDED
                                                           JUNE 30, 2005
                                                           -------------
                                                        (DOLLAR AMOUNTS IN
                                                            THOUSANDS)

Total Loan Portfolio.............................           $25,914,614
Average Portfolio Balance........................           $26,328,529
Foreclosed Loans (2).............................              $303,865
Liquidated Foreclosed Loans (3)..................              $431,985
Foreclosed Loans Ratio...........................                1.173%
Gross Loss (4)...................................              $157,853
Gross Loss Ratio.................................                0.600%
Covered Loss (5).................................              $151,650
Net Loss (6).....................................                $6,203
Net Loss Ratio...................................                0.024%
Excess Recovery (7)..............................                  $356


---------------------------------
(1)  The tables relate only to the mortgage loans referred to above.
(2)  For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.
(3)  Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated. (4) Gross Loss is the sum of gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period
     indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described in footnote
     (5) below. Net gains from the liquidation of mortgage loans are identified in footnote (7) below.
(5)  Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.
(6)  Net Loss is determined by subtracting Covered Loss from Gross Loss. As is the case in footnote (4) above, Net Loss indicated here may reflect Excess
     Recovery (see footnote (7) below). Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.
(7)  Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to such mortgage loan. Excess recoveries are not applied to reinstate any credit enhancement, and generally are not allocated to holders of Certificates.

                                     S-101

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee consists of (a) servicing compensation payable to the master servicer for its master servicing activities, and (b) subservicing and other related compensation payable to the subservicer, including compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer. The servicing fee rate in respect of each mortgage loan will be 0.550% per annum of the outstanding principal balance of that mortgage loan (with the exception of one mortgage loan); provided, however, that the servicing fee rate for each mortgage loan in Credit Grade Category A4 will be
0.300% per annum (with the exception of 31 mortgage loans which are secured by junior liens and one mortgage loan which is secured by a first lien in Credit
Category A4 for which the servicing fee will be 0.550% per annum) for fixed rate loans and 0.425% per annum for adjustable rate mortgage loans. The primary compensation to be paid to the master servicer for its master servicing activities will be 0.05% per annum of the outstanding principal balance of each mortgage loan. The master servicer is obligated to pay specified ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement.
See "Description of the Certificates--Spread" and "--Withdrawals from the
Custodial Account" in the prospectus for information regarding other possible compensation to the master servicer and the subservicer and for information regarding expenses payable by the master servicer.

VOTING RIGHTS

         Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust may be taken by holders of certificates entitled in the aggregate to such percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the Class A Certificates and the Class M Certificates in
proportion to their then outstanding Certificate Principal Balances, 1% of all voting rights will be allocated to the holders of the Class SB Certificates and
1% of all voting rights will be allocated to holders of the Class R
Certificates. The percentage interest of an offered certificate is equal to the percentage obtained by dividing the initial Certificate Principal Balance of that certificate by the aggregate initial Certificate Principal Balance of all of the certificates of that class.

TERMINATION

         The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates" in the prospectus. The master servicer will have the option on any distribution date when the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date is less than 10% of the initial aggregate principal balance of the mortgage loans as of the cut-off date, (i) to purchase all remaining mortgage loans and other assets in the trust related thereto, thereby effecting early retirement of the certificates, or (ii) to purchase in whole, but not in part, the certificates.

         Any such purchase of the mortgage loans and other assets of the trust related thereto, shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or, if less than such unpaid principal balance, the fair market value of the related underlying mortgaged properties with respect to the mortgage loans, as to which title to such underlying mortgaged properties has been acquired, net of any unreimbursed
Advance attributable to principal, as of the date of repurchase, (b) accrued interest thereon at the Net Mortgage Rate, to, but not including, the first day of the month in which the repurchase price is distributed and (c) any Swap
Termination Payment payable to the swap counterparty then remaining unpaid or which is due as a result of the exercise of such option. The optional termination price paid by the master servicer or the holder of the Class SB
Certificates, as

                                     S-102

applicable, will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which
Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

         Distributions on the certificates in respect of any optional termination related to the mortgage loans will be paid, first, to the Class A
Certificates on a pro rata basis, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest
Accrual Period and any previously unpaid Accrued Certificate Interest, second, to the Class M Certificates in their order of payment priority, the outstanding
Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued
Certificate Interest, third, to the Class A Certificates and Class M
Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and accrued interest thereon at the applicable Pass-Through Rate, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and fourth, to the Class SB Certificates and Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to the certificates if the purchase price is based in part on the fair market value of any underlying mortgaged property and such fair market value is less than 100%
of the unpaid principal balance of the related mortgage loan.

         Any such purchase of the certificates as discussed above will be made at a price equal to 100% of the Certificate Principal Balance of each class of certificates plus one month's interest accrued thereon at the applicable Pass
Through Rate, including any unpaid Prepayment Interest Shortfalls and accrued interest thereon, and any previously accrued and unpaid interest, but not including any current Relief Act Shortfalls or Basis Risk Shortfalls, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed. Promptly upon the purchase of the certificates, the master servicer will retire the REMICs in accordance with the terms of the pooling and servicing agreement. Upon presentation and surrender of the certificates in connection with their purchase, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of their class plus one month's interest at the related Pass-Through Rate accrued thereon plus any Prepayment Interest Shortfalls and previously accrued and unpaid interest, but not including any current Relief Act Shortfalls or
Basis Risk Shortfalls, or reimbursement of the principal portion of any Realized
Losses previously allocated thereto that remain unreimbursed.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus.

         Upon issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust, excluding the swap account and the swap agreement, will qualify as three REMICs under the Internal Revenue Code.

         For federal income tax purposes:

         o        the Class R-I Certificates will constitute the sole class of
                  "residual interests" in REMIC I;

         o        the Class R-II Certificates will constitute the sole class of
                  "residual interests" in REMIC II;

                                     S-103

         o        the Class R-III Certificates will constitute the sole class of
                  "residual interests" in REMIC III: and

         o        each class of offered certificates and the Class SB
                  Certificates will represent ownership of "regular interests"
                  in a REMIC which will generally be treated as debt instruments of a REMIC, and the Class A Certificates and the Class M
                  Certificates, collectively referred to in this prospectus
                  supplement as the Carry Forward Certificates, will also
                  represent the right to receive payments in respect of the
                  Basis Risk Shortfall Carry Forward Amounts, which will not be an entitlement from any REMIC.

         See "Material Federal Income Tax Consequences--REMICs" in the
prospectus.

         Depending on the portion of the overall purchase price of a Class A
Certificate and Class M Certificate, referred to in this prospectus supplement as the Regular Certificates, attributable to the REMIC regular interest component of a Regular Certificate, such REMIC regular interest component may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the fixed-rate mortgage loans will prepay at a rate equal to 23% HEP and the adjustable-rate mortgage loans will prepay at a rate equal to 100% PPC. No representation is made that the mortgage loans will prepay at those rates or at any other rate. See "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount" in the prospectus.

         The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

         The IRS has issued the OID Regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable rate of interest such as the offered certificates. In the absence of other authority, the master servicer intends to be guided by certain principles of the OID Regulations applicable to adjustable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

CHARACTERIZATION OF THE OFFERED CERTIFICATES

         For federal income tax purposes, a beneficial owner of an offered certificate will be treated as holding an undivided interest in a REMIC regular interest corresponding to that certificate. In addition, the trustee will treat the beneficial owner of a Regular Certificate as having entered into a limited recourse notional principal contract. The REMIC regular interest corresponding to each Regular Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of each
Regular

                                     S-104

Certificate for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans at the beginning of the related due period, minus a per annum rate equal to (x) the net swap payment, if any, which would be payable to the swap counterparty pursuant to the swap agreement on such distribution date, assuming for this purpose that the notional balance of the swap agreement is not greater than the aggregate stated principal balance of the mortgage loans at the beginning of the related due period, multiplied by 360 divided by the actual number of days in the related swap accrual period, divided by (y) the aggregate stated principal balance of the mortgage loans at the beginning of the related due period, and (ii) any Swap Termination Payment will be treated as being payable solely from Excess Cash Flow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Regular Certificate may differ from the actual amount of distributions on the Regular Certificate.

         Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Regular Certificate pursuant to the notional principal contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Regular Certificate in excess of the amount payable on the Regular Certificate will be treated as having been received by the holder of that Regular Certificate and then as having been paid by such holder pursuant to the notional principal contract. Consequently, each beneficial owner of a
Regular Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income
Tax Considerations--REMICs" in the prospectus. In addition, each beneficial owner of a Regular Certificate will be required to report net income with respect to the notional principal contract component and will be permitted to recognize a net deduction with respect to the Notional Principal Contract component, subject to the discussion under "--The Notional Principal Contract
Component" below.

         It is possible that the right to receive payments in respect of the notional principal contract could be treated as a partnership among the holders of the Regular Certificates and the Class SB Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract. Holders of
Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Regular Certificate.

ALLOCATION

         A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Notional Principal Contract component--in accordance with the relative fair market values thereof. Each notional principal contract component is difficult to value, and the IRS could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

THE NOTIONAL PRINCIPAL CONTRACT COMPONENT

         The trustee will treat payments made in respect of the notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts, referred to in this prospectus supplement as the notional principal contract regulations.
Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue

                                     S-105

price, timing, character and source of income and deductions resulting from the ownership of the notional principal contract component. The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

         The portion of the overall purchase price of a Regular Certificate attributable to the notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The notional principal contract regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a
Regular Certificate.

         Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the notional principal contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the notional principal contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such Certificate and then paid by such owner pursuant to the notional principal contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the notional principal contract for such taxable year.
Although not clear, net income or a net deduction with respect to the notional principal contract should be treated as ordinary income or as an ordinary deduction.

         A beneficial owner's ability to recognize a net deduction with respect to the notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity"
(other than in connection with such individual's trade or business).
Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner's alternative minimum tax liability.

         Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the notional principal contract but may not be able to deduct that amount from income, a beneficial owner of a Regular Certificate may have income that exceeds cash distributions on the Regular Certificate in any period and over the term of the Regular Certificate. As a result, the Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract would be subject to the limitations described above.

SALE OR EXCHANGE OF OFFERED CERTIFICATES

         Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange
or

                                     S-106

other disposition as a sale, exchange or disposition of the REMIC regular interest component and the notional principal contract component. Assuming that the Regular Certificate is held as a "capital asset" within the meaning of
Section 1221 of the Code, gain or loss on the disposition of an interest in the notional principal contract component should be capital gain or loss, and gain or loss on disposition of the REMIC regular interest component should generally, subject to the limitation described in the prospectus, be capital gain or loss.

STATUS OF OFFERED CERTIFICATES

         The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as
"real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Regular Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally will not be a suitable investment for a REMIC.

PENALTY PROTECTION

         If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

         For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the prospectus.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the offered certificates will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes. See "Method of Distribution" in this prospectus supplement.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement, dated August 26, 2005, the underwriters have agreed to purchase, and the depositor has agreed to sell, the respective amounts of each class of offered certificates set forth below:

                                     S-107



                                    J.P. MORGAN            RESIDENTIAL FUNDING         GREENWICH CAPITAL
                                  SECURITIES INC.         SECURITIES CORPORATION         MARKETS, INC.
                                  ---------------         ----------------------         -------------

          Class A-1                $ 216,090,000                $ 216,090,000            $ 48,020,000
          Class A-2                $  78,705,000                $  78,705,000            $ 17,490,000
          Class A-3                $  88,065,000                $  88,065,000            $ 19,570,000
          Class A-4                $  42,120,000                $  42,120,000            $  9,360,000
          Class M-1                $  19,440,000                $  19,440,000            $  4,320,000
          Class M-2                $  17,820,000                $  17,820,000            $  3,960,000
          Class M-3                $  10,530,000                $  10,530,000            $  2,340,000
          Class M-4                $   9,450,000                $   9,450,000            $  2,100,000
          Class M-5                $   8,910,000                $   8,910,000            $  1,980,000
          Class M-6                $   8,370,000                $   8,370,000            $  1,860,000
          Class M-7                $   7,560,000                $   7,560,000            $  1,680,000
          Class M-8                $   6,750,000                $   6,750,000            $  1,500,000
          Class M-9                $   5,400,000                $   5,400,000            $  1,200,000
          Class M-10               $   5,400,000                $   5,400,000            $  1,200,000



         It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream and Euroclear on or about August 30, 2005, against payment therefor in immediately available funds.

         The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and
Exchange Commission.

         The distribution of the offered certificates by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 99.62% of the aggregate
Certificate Principal Balance of the offered certificates. The underwriters may effect these transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters for whom they act as agent. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for any class of offered certificates will develop or, if it does develop, that it will continue.
The offered certificates will not be listed on any securities exchange. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under
"Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of each class of offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source.
In addition, the

                                     S-108

depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

         Residential Funding Securities Corporation is an affiliate of the master servicer and the depositor. Residential Funding Securities Corporation is also known as GMAC RFC Securities.

                                 LEGAL OPINIONS

         Legal matters concerning the offered certificates will be passed upon for the depositor and Residential Funding Securities Corporation by Orrick,
Herrington & Sutcliffe LLP, New York, New York and for the other underwriters by
Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they be rated as indicated on page S-6 of this prospectus supplement by Standard &
Poor's and Moody's.

         The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. A securities rating addresses the likelihood of the receipt by the holders of the offered certificates of distributions on the mortgage loans. The rating takes into consideration the structural, legal and tax aspects associated with the offered certificates. The ratings on the offered certificates do not constitute statements regarding the possibility that the holders of the offered certificates might realize a lower than anticipated yield. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Relief Act Shortfalls, Basis Risk Shortfalls
or amounts received under the swap agreement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The depositor has not requested a rating on the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate any class of offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on any class of offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to that class of offered certificates by Standard & Poor's and Moody's.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA. The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

                                     S-109

         One or more classes of the offered certificates may be viewed as
"complex securities" under TB13a and TB73a, which applies to thrift institutions regulated by the OTS. See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         Because the exemptive relief afforded by the RFC exemption as currently in effect or any similar exemption that may be available will not apply to the purchase, sale or holding of the offered certificates, no Class A Certificates or Class M Certificate or any interest therein may be acquired or held by any
ERISA plan, any trustee or other person acting on behalf of any ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding
(each, a "plan investor"). Consequently, each beneficial owner of a Class A
Certificate or Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor. If any Class A Certificate or
Class M Certificate or any interest therein is acquired or held in violation of these restrictions, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class A Certificate or Class M
Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of these restrictions shall indemnify and hold harmless the depositor, the trustee, the underwriters, the master servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         The summary of ERISA considerations contained herein was written to support the promotion and marketing of the certificates, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding any United States federal tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                     S-110

                                                                         ANNEX I

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered
Residential Asset Securities Corporation, Home Equity Mortgage Asset-Backed
Pass-Through Certificates, Series 2005-KS8, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC,
Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery against-payment basis through the respective depositories of
Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S.
withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no

                                       I-1

temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between
DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser.
When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to
Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

                                      I-2

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or
Euroclear for the benefit of Clearstream participants or Euroclear participants.
The sale proceeds will be available to the DTC seller on the settlement date.
Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or
Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o        borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the
                  infra-day trade is reflected in the relevant Clearstream or
                  Euroclear accounts, in accordance with the clearing system's customary procedures;

         o        borrowing interests in global securities in the United States from a DTC participant no later than one day prior to
                  settlement, which would give sufficient time for such
                  interests to be reflected in the relevant Clearstream or
                  Euroclear accounts in order to settle the sale side of the trade; or

         o        staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear
                  participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser.
Due to time zone differences in their favor, Clearstream participants and
Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a
Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

                                      I-3

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o        each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S.
                  entity required to withhold tax complies with applicable
                  certification requirements; and

         o        the beneficial owner takes one of the following steps to
                  obtain an exemption or reduced tax rate:

         o        Exemption for Non-U.S. Persons-Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of
                  Beneficial Owner for United States Tax Withholding. If the
                  information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o        Exemption for Non-U.S. persons with effectively connected
                  income--Form W-8ECI. A Non-U.S. person, including a non-U.S.
                  corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of
                  Foreign Person's Claim for Exemption from Withholding on
                  Income Effectively Connected with the Conduct of a Trade or
                  Business in the United States.

         o        Exemption or reduced rate for Non-U.S. persons resident in treaty countries--Form W 8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can
                  obtain an exemption or reduced tax rate, depending on the
                  treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by Bond Holders or their agent.

         o        Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form
                  W-9, or Payer's Request for Taxpayer Identification Number and
                  Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security-the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed.
However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o        a citizen or resident of the United States;

         o        a corporation, partnership or other entity treated as a
                  corporation or a partnership for United

                                      I-4

                  States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o        an estate that is subject to U.S. federal income tax
                  regardless of the source of its income; or

         o        a trust if a court within the United States is able to
                  exercise primary supervision of the administration of the
                  trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of
U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                      I-5

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<MODULE>
     <NAME>     RASC050205
     <CIK>      0000932858
     <CCC>      kit#ten5
</MODULE>

                    RESIDENTIAL ASSET SECURITIES CORPORATION

                                 $1,165,800,000

          HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-KS8

                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------

JPMORGAN                                                     GMAC RFC SECURITIES

                              RBS GREENWICH CAPITAL

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IN
ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this offering, will be required to deliver a prospectus supplement and prospectus.